DAILYACCESS.COM, INC.

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

TABLE OF CONTENTS

ARTICLE I, DEFINITIONS
1.01 Account	1
1.02 Account Balance or Accrued Benefit	1
1.03 Accounting Date	1
1.04 Adoption Agreement	1
1.05 Beneficiary	1
1.06 Code	1
1.07 Compensation	1
1.08 Disability	2
1.09 Earned Income	2
1.10 Effective Date	3
1.11 Employee	3
1.12 Employer	3
1.13 ERISA	3
1.14 Highly Compensated Employee	3
1.15 Hour of Service	3
1.16 Leased Employee	4
1.17 Nonhighly Compensated Employee	5
1.18 Nontransferable Annuity	5
1.19 Paired Plans	5
1.20 Participant	5
1.21 Plan	5
1.22 Plan Administrator	5
1.23 Plan Entry Date	5
1.24 Plan Year	5
1.25 Protected Benefit	5
1.26 Related Group/Related Employer	5
1.27 Self-Employed Individual / Owner- Employee/ Shareholder-Employee.	6
1.28 Separation from Service	6
1.29 Service	6
1.30 Service with a Predecessor Employer	6
1.31 Trust	6
1.32 Trust Fund	6
1.33 Trustee	6
1.34 Vested	6
ARTICLE II, ELIGIBILITY AND PARTICIPATION
2.01 Eligibility	7
2.02 Age and Service Conditions	7
2.03 Break in Service—Participation	7
2.04 Participation upon Re-employment	8
2.05 Change in Employment Status	8
2.06 Election Not to Participate	8
ARTICLE III, EMPLOYER CONTRIBUTIONS AND FORFEITURES
3.01 Employer Contributions	9
3.02 Deferral Contributions	9
3.03 Matching Contributions	9
3.04 Employer Contribution Allocation	9
3.05 Forfeiture Allocation	11
3.06 Allocation Conditions	12
3.07 Annual Additions Limitation	13
3.08 Estimating Compensation	13
3.09 Determination Based on Actual Compensation	13
3.10 Disposition of Allocated Excess Amount	13

i

3.11 Combined Plans Annual Additions Limitation	14
3.12 Estimating Compensation	14
3.13 Determination Based on Actual Compensation	14
3.14 Ordering of Annual Addition Allocations	14
3.15 Disposition of Allocated Excess Amount Attributable to Plan	14
3.16 Other Defined Contribution Plans Limitation	14
3.17 Defined Benefit Plan Limitation	15
3.18 Definitions—Article III	15
ARTICLE IV, PARTICIPANT CONTRIBUTIONS
4.01 Participant Contributions	17
4.02 Employee Contributions	17
4.03 DECs	17
4.04 Rollover Contributions	17
4.05 Participant Contributions—Vesting	17
4.06 Participant Contributions—Distribution	17
4.07 Participant Contributions—Investment and Accounting	17
ARTICLE V, VESTING
5.01 Normal/Early Retirement Age	18
5.02 Participant Death or Disability	18
5.03 Vesting Schedule	18
5.04 Cash-out Distributions to Partially-Vested Participants/Restoration of Forfeited Account Balance	18
5.05 Accounting for Cash-Out Repayment	19
5.06 Year of Service—Vesting	19
5.07 Break in Service and Forfeiture Break in Service—Vesting	19
5.08 Included Years of Service—Vesting	20
5.09 Forfeiture Occurs	20
5.10 Rule of Parity—Vesting	20
5.11 Amendment to Vesting Schedule	20
5.12 Deferral Contributions Taken into Account	20
ARTICLE VI, DISTRIBUTIONS
6.01 Timing of Distributions	21
6.02 Required Minimum Distributions	22
6.03 Method of Distribution	24
6.04 Annuity Distributions to Participants and to Surviving Spouses	25
6.05 Waiver Election—QJSA	26
6.06 Waiver Election—QPSA	26
6.07 Distributions Under Qualified Domestic Relations Orders (QDRO)	26
6.08 Defaulted Loan—Timing of Offset	27
6.09 Hardship Distribution	27
6.10 Direct Rollover of Eligible Rollover Distributions	27
6.11 TEFRA Elections	28
ARTICLE VII, EMPLOYER ADMINISTRATIVE PROVISIONS
7.01 Information to Plan Administrator	29
7.02 No Responsibility for Others	29
7.03 Indemnity of Certain Fiduciaries	29
7.04 Employer Direction of Investment	29
7.05 Evidence	29
7.06 Plan Contributions	29
7.07 Employer Action	29
7.08 Fiduciaries Not Insurers	29
7.09 Plan Terms Binding	29

7.10 Word Usage	29
7.11 State Law	29
7.12 Prototype Plan Status	29
7.13 Employment Not Guaranteed	30
ARTICLE VIII, PARTICIPANT ADMINISTRATIVE PROVISIONS
8.01 Beneficiary Designation	31
8.02 No Beneficiary Designation/Death of Beneficiary	31
8.03 Assignment or Alienation	31
8.04 Information Available	31
8.05 Claims Procedure for Denial of Benefits	32
8.06 Participant Direction of Investment	32
ARTICLE IX, PLAN ADMINISTRATOR
9.01 Compensation and Expenses	33
9.02 Resignation and Removal	33
9.03 General Powers and Duties	33
9.04 Plan Loans	33
9.05 Funding Policy	33
9.06 Individual Accounts	33
9.07 Value of Participant’s Account Balance	34
9.08 Allocation and Distribution of Net Income, Gain or Loss	34
9.09 Individual Statement	35
9.10 Account Charged	35
9.11 Lost Participants	35
9.12 Plan Correction	36
9.13 No Responsibility for Others	36
9.14 Notice, Designation, Election, Consent and Waiver	36
ARTICLE X, TRUSTEE AND CUSTODIAN, POWERS AND DUTIES
10.01 Acceptance	37
10.02 Receipt of Contributions	37
10.03 Investment Powers	37
10.04 Records and Statements	40
10.05 Fees and Expenses from Fund	40
10.06 Parties to Litigation	40
10.07 Professional Agents	41
10.08 Distribution of Cash or Property	41
10.09 Participant or Beneficiary Incapacitated	41
10.10 Distribution Directions	41
10.11 Third Party Reliance	41
10.12 Multiple Trustees	41
10.13 Resignation and Removal	41
10.14 Successor Trustee Acceptance	42
10.15 Valuation of Trust	42
10.16 Limitation on Liability—If Investment Manager, Ancillary Trustee or Independent Fiduciary Appointed	42
10.17 Investment in Group Trust Fund	42
10.18 Appointment of Ancillary Trustee or Independent Fiduciary	42
ARTICLE XI, PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY
11.01 Insurance Benefit	44
11.02 Limitation on Life Insurance Protection	44
11.03 Definitions	45
11.04 Dividend Plan	45

11.05 Insurance Company Not a Party to Agreement	45
11.06 No Responsibility for Others	45
11.07 Duties of Insurance Company	45
ARTICLE XII, TOP-HEAVY PROVISIONS
12.01 Determination of Top-Heavy Status	46
12.02 Definitions	46
12.03 Top-Heavy Minimum Allocation	47
12.04 Determining Top-Heavy Contribution Rates	47
12.05 Plan Which Will Satisfy Top-Heavy	47
12.06 Top-Heavy Vesting	47
ARTICLE XIII, EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
13.01 Exclusive Benefit	48
13.02 Amendment by Employer	48
13.03 Amendment by Prototype Plan Sponsor	48
13.04 Plan Termination or Suspension	49
13.05 Full Vesting on Termination	49
13.06 Post Termination Procedure and Distribution	49
13.07 Merger/Direct Transfer	49
ARTICLE XIV, CODE §401(k) AND CODE §401(m) ARRANGEMENTS
14.01 Application	51
14.02 401(k) Arrangement	51
14.03 Definitions	54
14.04 Matching Contributions/ Employee Contributions	55
14.05 Deferral Deposit Timing/Employer Contribution Status	56
14.06 Special Accounting and Allocation Provisions	56
14.07 Annual Elective Deferral Limitation	57
14.08 Actual Deferral Percentage (ADP) Test	57
14.09 Actual Contribution Percentage (ACP) Test	58
14.10 Multiple Use Limitation	60
14.11 Distribution Restrictions	60
14.12 Special Allocation and Valuation Rules	61

DAILYACCESS.COM, INC.

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

BASIC PLAN DOCUMENT # 01

DailyAccess.com, Inc., in its capacity as Prototype Plan Sponsor, establishes this Prototype Plan intended to conform to and qualify under §401 and §501 of the Internal Revenue Code of 1986, as amended. An Employer establishes a Plan and Trust under this Prototype Plan by executing an Adoption Agreement. If the Employer adopts this Plan as a restated Plan in substitution for, and in amendment of, an existing plan, the provisions of this Plan, as a restated Plan, apply solely to an Employee whose employment with the Employer terminates on or after the restated Effective Date of the Plan. If an Employee’s employment with the Employer terminates prior to the restated Effective Date, that Employee is entitled to benefits under the Plan as the Plan existed on the date of the Employee’s termination of employment.

ARTICLE I

DEFINITIONS

1.01 “Account” means the separate Account(s) which the Plan Administrator or the Trustee maintains under the Plan for a Participant.

1.02 “Account Balance” or “Accrued Benefit” means the amount standing in a Participant’s Account(s) as of any date derived from Employer contributions and from Participant contributions, if any.

1.03 “Accounting Date” means the last day of the Plan Year. The Plan Administrator will allocate Employer contributions and forfeitures for a particular Plan Year as of the Accounting Date of that Plan Year, and on such other dates, if any, as the Plan Administrator determines, consistent with the Plan’s allocation conditions and other provisions.

1.04 “Adoption Agreement” means the document executed by each Employer adopting this Plan. References to Adoption Agreement within this basic plan document are to the Adoption Agreement as completed and executed by a particular Employer unless the context clearly indicates otherwise. An adopting Employer’s Adoption Agreement and this basic plan document together constitute a single Plan and Trust of the Employer. Each elective provision of the Adoption Agreement corresponds (by its parenthetical section reference) to the section of the Plan which grants the election. Each Adoption Agreement offered under this Plan is either a Nonstandardized Plan or a Standardized Plan, as identified in that Adoption Agreement. The provisions of this Plan apply in the same manner to Nonstandardized Plans and to Standardized Plans unless otherwise specified. All section references within an Adoption Agreement are Adoption Agreement section references unless the context clearly indicates otherwise.

1.05 “Beneficiary” means a person designated by a Participant or by the Plan who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed to the Beneficiary his/her Plan benefit. A Beneficiary’s right to (and the Plan Administrator’s or a Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

1.06 “Code” means the Internal Revenue Code of 1986, as amended and includes applicable Treasury regulations.

1.07 “Compensation” means a Participant’s W-2 wages, Code §3401(a) wages, or 415 compensation except, in the case of a Self-Employed Individual, Compensation means Earned Income as defined in Section 1.09. The Employer in its Adoption Agreement must specify which definition of Compensation (Section 1.07(A), (B) or (C)) applies under the Plan and any modifications thereto, for purposes of contribution allocations under Article III. Any reference in the Plan to Compensation is a reference to the definition in this Section 1.07, unless the Plan reference, or the Employer in its Adoption Agreement, modifies this definition. The Plan Administrator will take into account only Compensation actually paid during (or as permitted under the Code, paid for) the relevant period. A Compensation payment includes Compensation paid by the Employer through another person under the common paymaster provisions in Code §§3121 and 3306. Compensation, unless otherwise specified in the Adoption Agreement, does not include any form of remuneration (including severance pay and vacation pay) paid to the Participant after the Participant incurs a Separation from Service.

(A) W-2 Wages. W-2 wages means wages for federal income tax withholding purposes, as defined under Code §3401(a), plus all other payments to an Employee in the course of the Employer’s trade or business, for which the Employer must furnish the Employee a written statement under Code §§6041, 6051 and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

(B) Code §3401(a) Wages. Code §3401(a) wages means wages within the meaning of Code §3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or the location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

(C) Code §415 Compensation (current income definition). Code §415 compensation means the Employee’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c)).

Code §415 compensation does not include:

(a) Employer contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, Employer contributions on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee’s gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(c) Amounts realized from the sale, exchange or other disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter 1, Subtitle A of the Code.

(d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in Code §403(b) (whether or not the contributions are excludible from the gross income of the Employee).

(D) Elective Contributions. Compensation under Sections 1.07(A), 1.07(B) and 1.07(C) includes Elective Contributions unless the Employer in its Adoption Agreement elects to exclude Elective Contributions. “Elective Contributions” are amounts excludible from the Employee’s gross income under Code §§125, 132(f)(4), 402(e)(3), 402(h)(2), 403(b), 408(p) or 457, and contributed by the Employer, at the Employee’s election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) arrangement, a SARSEP, a tax-sheltered annuity, a SIMPLE plan or a Code §457 plan. Notwithstanding the preceding sentence, amounts described in §132(f)(4) are not Elective Contributions until Plan Years beginning on or after January 1, 2001, unless the Plan Administrator operationally has included such amounts effective as of an earlier Plan Year beginning no earlier than January 1, 1998.

(E) Compensation Dollar Limitation. For any Plan Year, the Plan Administrator in allocating contributions under Article III or in testing the Plan for nondiscrimination, cannot take into account more than $150,000 (or such larger or smaller amount as the Commissioner of Internal Revenue may prescribe) of any Participant’s Compensation. Notwithstanding the foregoing, an Employee under a 401(k) arrangement may make elective deferrals with respect to Compensation which exceeds the Plan Year Compensation limitation, provided such deferrals otherwise satisfy Code §402(g) and other applicable limitations.

(F) Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this Section 1.07, except: (1) the Employer annually may elect operationally to include or to exclude Elective Contributions, irrespective of the Employer’s election in its Adoption Agreement regarding Elective Contributions; and (2) the Plan Administrator will disregard any elections made in the “modifications to Compensation definition” section of Adoption Agreement Section 1.07. The Employer’s election described in clause (1) must be consistent and uniform with respect to all Employees and all plans of the Employer for any particular Plan Year. The Employer, irrespective of clause (2), may elect to exclude from this nondiscrimination definition of Compensation any items of Compensation excludible under Code §414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations. Furthermore, for nondiscrimination purposes, including the computation of an Employee’s actual deferral percentage (“ADP”) or actual contribution percentage (“ACP”), the Plan Administrator may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was a Participant and only for the portion of the Plan Year in which the Plan or the 401(k) arrangement was in effect.

1.08 “Disability” means the Participant, because of a physical or mental disability, will be unable to perform the duties of his/her customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Plan Administrator considers will be of long continued duration. A Participant also is disabled if he/she incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. A Participant is disabled on the date the Plan Administrator determines the Participant satisfies the definition of Disability. The Plan Administrator may require a Participant to submit to a physical examination in order to confirm Disability. The Plan Administrator will apply the provisions of this Section 1.08 in a nondiscriminatory, consistent and uniform manner. The Employer may provide an alternative definition of Disability in an Addendum to its Adoption Agreement.

1.09 “Earned Income” means net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided personal services of the Self-Employed Individual are a material income producing factor. The Plan Administrator will determine net earnings without regard to items excluded from gross income and the deductions allocable to those items. The Plan Administrator will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified plan and after the deduction allowed to the Self-Employed Individual under Code §164(f) for self-employment taxes.

1.10 “Effective Date” of this Plan is the date specified in the Adoption Agreement unless otherwise for a specified purpose provided within this basic plan document or within (as part of the Adoption Agreement) a Participation Agreement, an Addendum, or within Appendices A or B.

1.11 “Employee” means any common law employee, Self-Employed Individual, Leased Employee or other person the Code treats as an employee of the Employer for purposes of the Employer’s qualified plan. The Employer in its Adoption Agreement must elect or specify any Employee, or class of Employees, not eligible to participate in the Plan (an “excluded Employee”).

(A) Collective Bargaining Employees. If the Employer elects in its Adoption Agreement to exclude collective bargaining Employees from eligibility to participate, the exclusion applies to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, if: (1) retirement benefits were the subject of good faith bargaining; and (2) two percent or less of the employees covered by the agreement are “professionals” as defined in Treas. Reg. §1.410(b)-9, unless the collective bargaining agreement requires the Employee to be included within the Plan. The term “employee representatives” does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

(B) Nonresident Aliens. If the Employer elects in its Adoption Agreement to exclude nonresident aliens from eligibility to participate, the exclusion applies to any nonresident alien Employee who does not receive any earned income, as defined in Code §911(d)(2), from the Employer which constitutes United States source income, as defined in Code §861(a)(3).

(C) Reclassified Employees. If the Employer elects in its Adoption Agreement to exclude reclassified Employees from eligibility to participate, the exclusion applies to any person the Employer does not treat as an Employee (including, but not limited to, independent contractors, persons the Employer pays outside of its payroll system and out-sourced workers) for federal income tax withholding purposes under Code §3401(a), but for whom there is a binding determination the individual is an Employee or a Leased Employee of the Employer.

1.12 “Employer” means each employer who establishes a Plan under this Prototype Plan by executing an Adoption Agreement and includes to the extent described in Section 1.26 a Related Employer and a Participating Employer. The Employer for purposes of acting as Plan Administrator, making Plan amendments, terminating the Plan or performing other ERISA settlor functions, means the signatory Employer to the Adoption Agreement Execution Page and does not include any Related Employer or Participating Employer.

1.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and includes applicable Department of Labor regulations.

1.14 “Highly Compensated Employee” means an Employee who:

(a) during the Plan Year or during the preceding Plan Year, is a more than 5% owner of the Employer (applying the constructive ownership rules of Code §318, and applying the principles of Code §318, for an unincorporated entity); or

(b) during the preceding Plan Year had Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and, if the Employer under its Adoption Agreement Appendices A or B, makes the top-paid group election, was part of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).

For purposes of this Section 1.14, “Compensation” means Compensation as defined in Section 1.07, except any exclusions from Compensation the Employer elects in Adoption Agreement Section 1.07 do not apply, and Compensation specifically includes Elective Contributions. The Plan Administrator must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top-paid 20% group, consistent with Code §414(q) and regulations issued under that Code section. The Employer in its Adoption Agreement Appendices A or B may make a calendar year data election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Employer which reference the highly compensated employee definition in Code §414(q). For purposes of this Section 1.14, if the current Plan Year is the first year of the Plan, then the term “preceding Plan Year” means the 12-consecutive month period immediately preceding the current Plan Year.

1.15 “Hour of Service” means:

(a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this Paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

(b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator credits Hours of Service under this Paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

(c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Plan Administrator will credit no more than 501 Hours of Service under this Paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Plan Administrator credits Hours of Service under this Paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. §2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this Paragraph (c). The Plan Administrator will not credit an Hour of Service under more than one of the above Paragraphs (a), (b) or (c). A computation period for purposes of this Section 1.15 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Plan Administrator is measuring an Employee’s Hours of Service. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A) Method of Crediting Hours of Service. The Employer must elect in its Adoption Agreement the method the Plan Administrator will use in crediting an Employee with Hours of Service and the purpose for which the elected method will apply.

(B) Actual Method. Under the Actual Method as determined from records, an Employee receives credit for Hours of Service for hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

(C) Equivalency Method. Under an Equivalency Method, for each equivalency period for which the Plan Administrator would credit the Employee with at least one Hour of Service, the Plan Administrator will credit the Employee with: (i) 10 Hours of Service for a daily equivalency; (ii) 45 Hours of Service for a weekly equivalency; (iii) 95 Hours of Service for a semimonthly payroll period equivalency; and (iv) 190 Hours of Service for a monthly equivalency.

(D) Elapsed Time Method. Under the Elapsed Time Method, an Employee receives credit for Service for the aggregate of all time periods (regardless of the Employee’s actual Hours of Service) commencing with the Employee’s Employment Commencement Date, or with his/her Reemployment Commencement Date, and ending on the date a Break in Service begins. An Employee’s Employment Commencement Date or his/her Re-employment Commencement Date begins on the first day he/she performs an Hour of Service following employment or re-employment. In applying the Elapsed Time Method, the Plan Administrator will credit an Employee’s Service for any Period of Severance of less than 12-consecutive months and will express fractional periods of Service in days.

Under the Elapsed Time Method, a Break in Service is a Period of Severance of at least 12 consecutive months. A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. The continuous period begins on the date the Employee retires, quits, is discharged, or dies or if earlier, the first 12-month anniversary of the date on which the Employee otherwise is absent from Service for any other reason (including disability, vacation, leave of absence, layoff, etc.). In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date the Employee is otherwise absent from Service does not constitute a Break in Service.

(E) Maternity/Paternity Leave/Family and Medical Leave Act. Solely for purposes of determining whether an Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator must credit Hours of Service during the Employee’s unpaid absence period: (i) due to maternity or paternity leave; or (ii) as required under the Family and Medical Leave Act. An Employee is on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. The Plan Administrator credits Hours of Service under this Section 1.15(E) on the basis of the number of Hours of Service for which the Employee normally would receive credit or, if the Plan Administrator cannot determine the number of Hours of Service the Employee would receive credit for, on the basis of 8 hours per day during the absence period. The Plan Administrator will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee’s Break in Service. The Plan Administrator credits all Hours of Service described in this Section 1.15(E) to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his/her absence period begins, the Plan Administrator credits these Hours of Service to the immediately following computation period.

(F) Qualified Military Service. Hour of Service also includes any Service the Plan must credit for contributions and benefits in order to satisfy the crediting of Service requirements of Code §414(u). The provisions of this Section 1.15(F) apply beginning December 12, 1994, or if the Employer’s Plan is effective after that date, as of the Plan’s Effective Date.

1.16 “Leased Employee” means an individual (who otherwise is not an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code §144(a)(3)) on a substantially full time basis for at least one year and who performs such services under primary direction or control of the Employer within the meaning of Code §414(n)(2). Except as described in Section 1.16(A), a Leased Employee is an Employee for purposes of the Plan. If a Leased Employee is an Employee, “Compensation” includes Compensation from the leasing organization which is attributable to services performed for the Employer.

A) Safe Harbor Plan Exception. A Leased Employee is not an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer’s Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee’s compensation, without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code §415(c)(3) including Elective Contributions.

(B) Other Requirements. The Plan Administrator must apply this Section 1.16 in a manner consistent with Code §§414(n) and 414(o) and the regulations issued under those Code sections. If a Participant is a Leased Employee covered by a plan maintained by the leasing organization, the Plan Administrator will determine the allocation of Employer contributions and Participant forfeitures on behalf of the Participant under the Employer’s Plan without taking into account the Leased Employee’s allocation, if any, under the leasing organization’s plan.

1.17 “Nonhighly Compensated Employee” means any Employee who is not a Highly Compensated Employee.

1.18 “Nontransferable Annuity” means an annuity contract which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an annuity contract, the contract must be a Nontransferable Annuity.

1.19 “Paired Plans” means the Employer has adopted two Standardized Plan Adoption Agreements offered with this Prototype Plan, one Adoption Agreement being a Paired Profit Sharing Plan and one Adoption Agreement being a Paired Pension Plan. A Paired Profit Sharing Plan may include a 401(k) arrangement. A Paired Pension Plan must be a money purchase pension plan, defined benefit plan or a target benefit pension plan. Paired Plans must be the subject of a favorable opinion letter issued by the National Office of the Internal Revenue Service. If an Employer adopts paired plans, only one of the plans may provide for permitted disparity.

1.20 “Participant” means an eligible Employee who becomes a Participant in accordance with the provisions of Section 2.01. An eligible Employee means an Employee who is not an excluded Employee under Adoption Agreement Section 1.11.

1.21 “Plan” means the retirement plan established or continued by the Employer in the form of this Prototype Plan, including the Adoption Agreement under which the Employer has elected to establish this Plan. The Employer must designate the name of the Plan in its Adoption Agreement. An Employer may execute more than one Adoption Agreement offered under this Plan, each of which will constitute a separate Plan and Trust established or continued by that Employer. The Plan and the Trust created by each adopting Employer is a separate Plan and a separate Trust, independent from the plan and the trust of any other employer adopting this Prototype Plan. All section references within this basic plan document are Plan section references unless the context clearly indicates otherwise. The Plan includes any Addendum or Appendix permitted by the basic plan document or by the Employer’s Adoption Agreement and which the Employer attaches to its Adoption Agreement. An Addendum must correspond by section reference to the section of the basic plan document or Adoption Agreement permitting the Addendum.

1.22 “Plan Administrator” means the Employer unless the Employer designates another person or persons to hold the position of Plan Administrator. Any person(s) the Employer appoints as Plan Administrator may or may not be Participants in the Plan. In addition to its other duties, the Plan Administrator has full responsibility for the Plan’s compliance with the reporting and disclosure rules under ERISA.

1.23 “Plan Entry Date” means the date(s) the Employer elects in Adoption Agreement Section 2.01.

1.24 “Plan Year” means the consecutive month period the Employer specifies in its Adoption Agreement. The Employer also must specify in its Adoption Agreement the “Limitation Year” applicable to the limitations on allocations described in Article III. If the Employer maintains Paired Plans, each Plan must have the same Plan Year.

1.25 “Protected Benefit” means any accrued benefit described in Treas. Reg. §1.411(d)-4, including any optional form of benefit provided under the Plan which may not (except in accordance with such Regulations) be reduced, eliminated or made subject to Employer discretion.

1.26 “Related Group”/”Related Employer” A Related Group is a controlled group of corporations (as defined in Code §414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code §414(c)), an affiliated service group (as defined in Code §414(m)) or an arrangement otherwise described in Code §414(o). Each Employer/member of the Related Group is a Related Employer. The term “Employer” includes every Related Employer for purposes of crediting Service and Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, determining Separation from Service, applying the Coverage Test under Section 3.06(E), applying the limitations on allocations in Part 2 of Article III, applying the top-heavy rules and the minimum allocation requirements of Article XII, applying the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, applying the safe harbor 401(k) provisions of Section 14.02(D), applying the SIMPLE 401(k) provisions of Section 14.02(E) and for any other purpose the Code or the Plan require.

(A) Participating Employer. An Employer may contribute to the Plan only by being a signatory to the Execution Page of the Adoption Agreement or to a Participation Agreement to the Adoption Agreement. If a

Related Employer executes a Participation Agreement to the Adoption Agreement, the Related Employer is a Participating Employer. A Participating Employer is an Employer for all purposes of the Plan except as provided in Section 1.12.

(B) Standardized/Nonstandardized Plan. If the Employer’s Plan is a Standardized Plan, all Employees of the Employer or of any Related Employer, are eligible to participate in the Plan, irrespective of whether the Related Employer directly employing the Employee is a Participating Employer. Notwithstanding the immediately preceding sentence, individuals who become Employees of a Related Employer as a result of a transaction described in Code §410(b)(6)(C) are not eligible to participate in the Plan during the Plan Year in which such transaction occurs nor in the following Plan Year, unless the Related Employer which employs such Employees becomes during such period a Participating Employer, by executing a Participation Agreement to the Adoption Agreement. If the Plan is a Nonstandardized Plan, the Employees of a Related Employer are not eligible to participate in the Plan unless the Related Employer is a Participating Employer.

1.27 “Self-Employed Individual”/ “Owner- Employee”/”Shareholder-Employee” “Self-Employed Individual” means an individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net profits) for the taxable year from the trade or business for which the Plan is established. “Owner-Employee” means a Self-Employed Individual who is the sole proprietor in the case of a sole proprietorship. If the Employer is a partnership, or a limited liability company taxed for federal income tax purposes as a partnership, “Owner-Employee” means a Self-Employed Individual who is a partner or member and owns more than 10% of either the capital or the profits interest of the partnership or of the limited liability company. “Shareholder-Employee” means an employee or officer of an “S” corporation who owns (or is considered as owning under Code §318(a)(1)) more than 5% of the outstanding stock of the corporation on any day of the corporation’s taxable year.

1.28 “Separation from Service” means an event after which the Employee no longer has an employment relationship with the Employer maintaining this Plan or with a Related Employer.

1.29 “Service” means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.

1.30 “Service with a Predecessor Employer” If the Employer maintains the plan of a predecessor employer, service of the Employee with the predecessor employer is Service with the Employer. If the Employer does not maintain the plan of a predecessor employer, the Plan does not credit service with the predecessor employer, unless the Employer in its Adoption Agreement (or in a Participation Agreement, if applicable) elects to credit designated predecessor employer service and specifies the purposes for which the Plan will credit service with that predecessor employer.

Unless the Employer under its Adoption Agreement Section 2.01 provides for this purpose specific Plan Entry Dates, an Employee who satisfies the Plan’s eligibility condition(s) by reason of the crediting of predecessor service will enter the Plan in accordance with the provisions of Section 2.04 as if the Employee were a re-employed Employee on the first day the Plan credits predecessor service.

1.31 “Trust” means the separate Trust created under the Plan.

1.32 “Trust Fund” means all property of every kind acquired by the Plan and held by the Trust, other than incidental benefit insurance contracts.

1.33 “Trustee” means the person or persons who as Trustee execute the Adoption Agreement, or any successor in office who in writing accepts the position of Trustee. The Employer must designate in its Adoption Agreement whether the Trustee will administer the Trust as a discretionary Trustee or as a nondiscretionary Trustee. If a person acts as a discretionary Trustee, the Employer also may appoint a Custodian. See Article X. If the Prototype Plan Sponsor is a bank, savings and loan association, credit union, mutual fund, insurance company, or other institution qualified to serve as Trustee, a person other than the Prototype Plan Sponsor (or its affiliate) may not serve as Trustee or as Custodian of the Plan without the written consent of the Prototype Plan Sponsor.

1.34 “Vested” means a Participant or a Beneficiary has an unconditional claim, legally enforceable against the Plan, to the Participant’s Account Balance or Accrued Benefit.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01 ELIGIBILITY. Each eligible Employee becomes a Participant in the Plan in accordance with the eligibility provisions the Employer elects in its Adoption Agreement. If this Plan is a restated Plan, each Employee who was a Participant in the Plan on the day before the restated Effective Date continues as a Participant in the restated Plan, irrespective of whether he/she satisfies the eligibility conditions of the restated Plan, unless the Employer provides otherwise in its Adoption Agreement. If the Employer contributes to the Plan under a Davis-Bacon contract, except as the contract provides, the Employer’s Adoption Agreement elections imposing age and service eligibility conditions do not apply with respect to an Employee performing Davis-Bacon contract Service.

2.02 AGE AND SERVICE CONDITIONS. For purposes of an Employee’s participation in the Plan, the Plan: (1) may not impose an age condition exceeding age 21; and (2) takes into account all of the Employee’s Years of Service with the Employer, except as provided in Section 2.03. “Year of Service” for purposes of an Employee’s participation in the Plan, means a 12- consecutive month eligibility computation period during which the Employee completes the number of Hours of Service (not exceeding 1,000) the Employer specifies in its Adoption Agreement.

The initial eligibility computation period is the first 12-consecutive month period measured from the Employee’s Employment Commencement Date. The Plan measures succeeding 12-consecutive month eligibility computation periods in accordance with the Employer’s election in its Adoption Agreement. If the Employer elects to measure subsequent periods on a Plan Year basis, an Employee who receives credit for the required number of Hours of Service during the initial eligibility computation period and also during the first applicable Plan Year receives credit for two Years of Service under Article II. “Employment Commencement Date” means the date on which the Employee first performs an Hour of Service for the Employer.

If the Employer under Adoption Agreement Section 2.01 elects an alternative Service condition to one Year of Service or two Years of Service, the Employer must elect in the Adoption Agreement the Hour of Service and any other requirement(s), if any, after the Employee completes one Hour of Service. Under any alternative Service condition election, the Plan may not require an Employee to complete more than one Year of Service (1,000 Hours of Service in 12-consecutive months) or two Years of Service if applicable.

If the Employer in its Adoption Agreement elects to apply the Equivalency Method or the Elapsed Time Method in applying the Plan’s eligibility Service condition, the Plan Administrator will credit Service in accordance with Sections 1.15(D) and (D).

2.03 BREAK IN SERVICE—PARTICIPATION. An Employee incurs a “Break in Service” if during any applicable 12-consecutive month period he/she does not complete more than 500 Hours of Service with the Employer. The “12-consecutive month period” under this Section 2.03 is the same 12-consecutive month period for which the Plan measures a “Year of Service” under Section 2.02. If the Plan applies the Elapsed Time Method of crediting Service under Section 1.15(D), a Participant incurs a “Break in Service” if the Participant has a Period of Severance of at least 12 consecutive months.

(A) Two Year Eligibility. If the Employer under Adoption Agreement Section 2.01 elects a two Years of Service condition for eligibility purposes, an Employee who incurs a one year Break in Service prior to completing two Years of Service is a new Employee on the date he/she first performs an Hour of Service for the Employer after the Break in Service, and the Employee establishes a new Employment Commencement Date for purposes of the initial eligibility computation period under Section 2.02.

(B) One Year Hold-Out Rule. The Employer must elect in its Adoption Agreement whether to apply the one year hold-out rule under Code §410(a)(5)(C). Under this rule, a Participant will incur a suspension of participation in the Plan after incurring a one year Break in Service and the Plan disregards a Participant’s Service completed prior to a Break in Service until the Participant completes one Year of Service following the Break in Service. The Plan suspends the Participant’s participation in the Plan as of the first day of the Plan Year following the Plan Year in which the Participant incurs the Break in Service. If the Participant completes one Year of Service following his/her Break in Service, the Plan restores that Participant’s pre-Break Service (and the Participant resumes active participation in the Plan) retroactively to the first day of the computation period in which the Participant first completes one Year of Service following his/her Break in Service. The initial computation period under this Section 2.03(B) is the 12-consecutive month period measured from the date the Participant first receives credit for an Hour of Service following the one year Break in Service. The Plan measures any subsequent computation periods, if necessary, in a manner consistent with the Employer’s eligibility computation period election in Adoption Agreement Section 2.02. If the Employer elects to apply the one year hold-out rule, the Employer also must elect in its Adoption Agreement whether to limit application of the rule only to a Participant who has incurred a Separation from Service. The Plan Administrator also will apply the oneyear hold out rule, if applicable, to an Employee who satisfies the Plan’s eligibility conditions but who incurs a Separation from Service and a one year Break in Service prior to becoming a Participant.

This Section 2.03(B) does not affect a Participant’s vesting credit under Article V and, during a suspension period, the Participant’s Account continues to share fully in Trust Fund allocations under Article IX. Furthermore, the Plan Administrator in applying this Section 2.03(B) does not restore any Service disregarded under the Break in Service rule of Section 2.03(A).

(C) No Application to 401(k) Arrangement. If the Plan includes a 401(k) arrangement and the Employer in its Adoption Agreement elects to apply the Section 2.03(B) one year hold-out rule, the Plan Administrator will apply the provisions of Section 2.04 to the deferral contributions portion of the Plan without regard to Section 2.03(B).

(D) No Rule of Parity—Participation. For purposes of Plan participation, the Plan does not apply the “rule of parity” under Code §410(a)(5)(D).

2.04 PARTICIPATION UPON RE-EMPLOYMENT. A Participant who incurs a Separation from Service will re-enter the Plan as a Participant on the date of his/her re-employment with the Employer, subject to the one year hold-out rule, if applicable, under Section 2.03(B). An Employee who satisfies the Plan’s eligibility conditions but who incurs a Separation from Service prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he/she would have entered the Plan had he/she not incurred a Separation from Service or the date of his/her re-employment, subject to the one year hold-out rule, if applicable, under Section 2.03(B). Any Employee who incurs a Separation from Service prior to satisfying the Plan’s eligibility conditions becomes a Participant in accordance with Adoption Agreement Section 2.01.

2.05 CHANGE IN EMPLOYMENT STATUS. The Employer in its Adoption Agreement Section 1.11 may elect to exclude certain Employees from Plan participation (“excluded Employees”). If a Participant has not incurred a Separation from Service but becomes an excluded Employee, during the period of exclusion the excluded Employee will not share in the allocation of any Employer contributions or Participant forfeitures, and may not make deferral contributions if the Plan includes a 401(k) arrangement, with respect to Compensation paid to the excluded Employee during the period of exclusion. However, during such period of exclusion, the Participant, without regard to employment classification, continues to receive credit for vesting under Article V for each included Year of Service and the Participant’s Account continues to share fully in Trust Fund allocations under Article IX. If a Participant who becomes an excluded Employee subsequently resumes status as an eligible Employee, the Participant will participate in the Plan immediately upon resuming eligible status, subject to the one year hold-out rule, if applicable, under Section 2.03(B).

If an excluded Employee who is not a Participant becomes an eligible Employee, he/she will participate immediately in the Plan if he/she has satisfied the eligibility conditions of Adoption Agreement Section 2.01 and would have been a Participant had he/she not been an excluded Employee during his/her period of Service. Furthermore, the excluded Employee receives credit for vesting under Article V for each included vesting Year of Service notwithstanding the Employee’s excluded Employee status.

2.06 ELECTION NOT TO PARTICIPATE. If the Plan is a Standardized Plan, the Plan does not permit an otherwise eligible Employee nor any Participant to elect not to participate in the Plan (“opt-out”). If the Plan is a Nonstandardized Plan, the Employer in its Adoption Agreement must elect whether any eligible Employee may elect irrevocably to opt-out. The Employee prior to his/her Plan Entry Date must file an opt-out election in writing with the Plan Administrator on a form provided by the Plan Administrator for this purpose.

ARTICLE III

EMPLOYER CONTRIBUTIONS AND FORFEITURES

Part 1. Amount of Employer Contributions and Plan Allocations: Sections 3.01 through 3.06

3.01 EMPLOYER CONTRIBUTIONS.

(A) Amount and Types of Contribution. The Employer in its Adoption Agreement will elect the amount and type(s) of Employer Plan contribution(s). The Employer will not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants’ Maximum Permissible Amounts. Unless otherwise provided in an Addendum to its Adoption Agreement, the Employer need not have net profits to make a contribution under the Plan. If the Employer’s Plan is a money purchase pension plan and the Employer also maintains a defined benefit pension plan, notwithstanding the money purchase pension plan formula in the Employer’s Adoption Agreement, the Employer’s required contribution to its money purchase pension plan for a Plan Year is limited to the amount which the Employer may deduct under Code §404(a)(7). If the Employer under Code §404(a)(7) must reduce its money purchase pension plan contribution, the Plan Administrator will reduce each Participant’s allocation in the same ratio as the reduced total Employer contribution bears to the original (unreduced) Employer contribution.

(B) Form of Contribution/Related Employer. Subject to the consent of the Trustee, the Employer may make its contribution in property instead of cash, provided the contribution of property is not a prohibited transaction under the Code or under ERISA. Unless the Employer in its Adoption Agreement makes a contrary election, the Plan Administrator will allocate all Employer contributions and forfeitures without regard to which contributing Related Employer directly employs the affected Participants.

(C) Time of Payment of Contribution. The Employer may pay its contribution for any Plan Year in one or more installments without interest. Unless otherwise required by contract, by the Code or by ERISA, the Employer may make its contribution to the Plan for a particular Plan Year at such time(s) as the Employer in its sole discretion determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate in writing to the Trustee the Plan Year for which the Employer is making its contribution.

(D) Return of Employer Contribution. The Employer contributes to the Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction of the Employer’s contribution. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code §404. The Trustee will not return any portion of the Employer’s contribution under the provisions of this Section 3.01(D) more than one year after:

(1) The Employer made the contribution by mistake of fact; or

(2) The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01(D) for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to the contribution. The Trustee may require the Employer to furnish the Trustee whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned, is properly returnable under ERISA.

3.02 DEFERRAL CONTRIBUTIONS. If the Plan includes a 401(k) arrangement, the Employer in its Adoption Agreement must elect the Plan limitations and restrictions, if any, which apply to deferral contributions or to cash or deferred contributions, if applicable. Under Adoption Agreement Section 3.02, for purposes of applying any Plan limit the Employer has elected on deferral contributions, the Employer must elect to take into account the Employee’s entire Plan Year Compensation or to limit Compensation to the portion of the Plan Year in which the Employee actually is a Participant.

3.03 MATCHING CONTRIBUTIONS. If the Plan includes a 401(k) arrangement, the Employer in its Adoption Agreement must elect the type(s) of matching contributions, the time period applicable to any matching contribution formula, and as applicable, the amount of matching contributions and the Plan limitations and restrictions, if any, which apply to matching contributions.

3.04 EMPLOYER CONTRIBUTION ALLOCATION.

(A) Method of Allocation. The Employer in its Adoption Agreement must specify, subject to this Section 3.04, the manner of allocating Employer contributions to the Trust. For purposes of this Section 3.04, Employer contributions include as applicable, the Employer’s nonelective contributions, money purchase pension and target benefit contributions, but do not include deferral contributions or, except under Section 3.04(B), matching contributions.

(B) Compensation Taken into Account. The Employer in its Adoption Agreement Section 1.07 must specify the Compensation the Plan Administrator is to take into account in allocating an Employer contribution to a Participant’s Account. For the Plan Year in which the Employee first becomes a Participant in the Plan (or in any portion of the Plan), the Employer may elect to take into account the Employee’s entire Plan Year Compensation or to limit Compensation to the portion of the Plan Year in which the Employee actually is a Participant. For all other Plan Years, the Plan Administrator will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant. The Plan Administrator must take into account the Employee’s entire Compensation for the Plan Year to determine whether the Plan satisfies the top-heavy minimum allocation requirements of Article XII. The

Employer, in its Adoption Agreement, may elect to measure Compensation for allocating its Employer contribution for a Plan Year on the basis of a specified period other than the Plan Year.

(C) Top-Heavy Minimum Allocation. Unless the Employer in an Addendum to its Adoption Agreement elects to satisfy any top-heavy minimum allocation requirement in another plan (not maintained under this basic plan document), the Employer in this Plan must satisfy the top-heavy requirements of Article XII.

(D) Allocation Conditions. Subject to any restoration allocation required under the Plan, the Plan Administrator will allocate and credit Employer contributions to the Account of each Participant who satisfies the allocation conditions of Section 3.06.

(E) Alternative Allocation Formulas. The Plan Administrator will allocate Employer contributions for the Plan Year or other applicable period in accordance with the allocation formula the Employer elects in its Adoption Agreement. The Plan Administrator, in allocating under any allocation formula which is based in whole or in part on Compensation, only will take into account Compensation of those Participants entitled to an allocation.

The Employer in its Adoption Agreement must elect, one or more as applicable of the following allocation formulas:

(1) Nonintegrated (pro rata) allocation formula. The Plan Administrator will allocate the Employer contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(2) Two-tiered permitted disparity allocation formula. Under the first tier, the Plan Administrator will allocate the Employer contributions for a Plan Year in the same ratio that each Participant’s Compensation plus Excess Compensation (as defined in Adoption Agreement Section 3.04) for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this first tier, as a percentage of each Participant’s Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under Section 3.04(D)(4).

Under the second tier, the Plan Administrator will allocate any remaining Employer contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(3) Four-tiered permitted disparity allocation formula. Under the first tier, the Plan Administrator will allocate the Employer contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant’s Compensation. Solely for purposes of this first tier allocation, a “Participant” means, in addition to any Participant who satisfies the allocation conditions of Section 3.06 for the Plan Year, any other Participant entitled to a top-heavy minimum allocation under the Plan. Under the second tier, the Plan Administrator will allocate the Employer contributions for a Plan Year in the same ratio that each Participant’s Excess Compensation (as defined in Adoption Agreement Section 3.04) for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant’s Excess Compensation.

Under the third tier, the Plan Administrator will allocate the Employer contributions for a Plan Year in the same ratio that each Participant’s Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this third tier, as a percentage of each Participant’s Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4% or 1.3%) listed under Section 3.04(D)(4).

Under the fourth tier, the Plan Administrator will allocate any remaining Employer contributions for a Plan Year, in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(4) Maximum disparity table. For purposes of the permitted disparity allocation formulas under this Section 3.04, the applicable percentage is:

Integration level % of taxable wage base	Applicable % for 2-tiered formula	Applicable % for 4-tiered formula
100%	5.7%	2.7%
More than 80% but less than 100%	5.4%	2.4%
More than 20% (but not less than $10,001) and not more than 80%	4.3%	1.3%
20% (or $10,000, if greater) or less	5.7%	2.7%

(5) Overall permitted disparity limits.

(i) Annual overall permitted disparity limit. Notwithstanding Sections 3.04(D)(2) and (3), for any Plan Year the Plan benefits any Participant who benefits under another qualified plan or under a simplified employee pension plan (as defined in Code §408(k)) maintained by the Employer that provides for permitted disparity (or imputes disparity), the Plan Administrator will allocate Employer contributions to the Account of each Participant in the same ratio that each Participant’s Compensation bears to the total

Compensation of all Participants for the Plan Year.

(ii) Cumulative permitted disparity limit. Effective for Plan Years beginning after December 31, 1994, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. “Total cumulative permitted disparity years” means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, the Plan Administrator will treat all years ending in the same calendar year as the same year. If the Participant has not benefited under a defined benefit plan or under a target benefit plan of the Employer for any year beginning after December 31, 1993, the Participant does not have a cumulative permitted disparity limit.

For purposes of this Section 3.04(D)(5), a Participant “benefits” under the Plan for any Plan Year during which the Participant receives, or is deemed to receive, a contribution allocation in accordance with Treas. Reg. §1.410(b)-3(a).

(6) Uniform points allocation formula. The Plan Administrator will allocate the Employer contributions for a Plan Year in the same ratio that each Participant’s points (as elected in Adoption Agreement Section 3.04) bear to the total points of all Participants for the Plan Year.

(7) Incorporation of contribution formula. The Plan Administrator will allocate the Employer’s contributions for a Plan Year in accordance with the contribution formula the Employer has elected under Section 3.01.

(8) Target benefit allocation formula. The Plan Administrator will allocate the Employer contributions for a Plan Year as provided in the Employer’s target benefit Adoption Agreement.

(9) Davis-Bacon contract allocation formula. The Plan Administrator will allocate the Employer contributions for a Plan Year in accordance with the applicable Davis-Bacon contract pursuant to which the Employer has made its contributions for the Plan Year. The Employer’s contributions will take into account each Participant’s hourly rate, employment category, employment classification and such other factors the Davis-Bacon contract may specify. For purposes of the Plan, “Davis-Bacon contract” includes a contract under any state prevailing wage law.

(F) Qualified Nonelective Contributions. The Employer operationally may designate all or any portion of its nonelective contributions as a qualified nonelective contribution. The Employer, to facilitate the Plan Administrator’s correction of test failures under Sections 14.08, 14.09 and 14.10, also may make qualified nonelective contributions to the Plan irrespective of whether the Employer in its Adoption Agreement has elected to provide nonelective contributions. The Employer in its Adoption Agreement must elect whether the Plan Administrator will allocate the Employer contributions designated as a qualified nonelective contribution to all Participants or solely to Nonhighly Compensated Employee Participants. The Employer operationally must elect whether the Plan Administrator will allocate qualified nonelective contributions: (1) to eligible Participants pro rata in relation to Compensation; (2) to eligible Participants in the same amount without regard to Compensation (flat dollar); or (3) under the reverse allocation or other similar method. Under the reverse allocation method, the Plan Administrator, subject to Section 3.06, will allocate a qualified nonelective contribution first to the Nonhighly Compensated Employee Participant(s) with the lowest Compensation for the Plan Year not exceeding the Maximum Permissible Amount for each Participant, with any remaining amounts allocated to the next highest paid Nonhighly Compensated Employee Participant(s) not exceeding his/her Maximum Permissible Amount and continuing in this manner until the Plan Administrator has fully allocated the qualified nonelective contribution.

(G) Qualified Replacement Plan. The Employer may establish or maintain this Plan as a qualified replacement plan as described in Code §4980 under which the Plan may receive a transfer from a terminating qualified plan the Employer also maintains. The Plan Administrator will credit the transferred amounts to a suspense account under the Plan and thereafter the Plan Administrator will allocate the transferred amounts under this Section 3.04(G) in the same manner as the Plan Administrator allocates Employer nonelective contributions, unless the Employer specifies in an Addendum to its Adoption Agreement: (1) to apply such transferred amounts to the Plan’s administrative expenses; or (2) if the Plan includes a 401(k) arrangement, the Employer in its Addendum designates such transferred amounts as matching contributions.

3.05 FORFEITURE ALLOCATION. The amount of a Participant’s Account forfeited under the Plan is a Participant forfeiture. The Plan Administrator, subject to Section 3.06, will allocate Participant forfeitures at the time and in the manner the Employer specifies in its Adoption Agreement. The Plan Administrator will continue to hold the undistributed, non-Vested portion of the Account of a Participant who has separated from Service solely for his/her benefit until a forfeiture occurs at the time specified in Section 5.09 or if applicable, until the time specified in Section 9.11. Except as provided under Section 5.04, a Participant will not share in the allocation of a forfeiture of any portion of his/her Account. If the Plan includes a 401(k) arrangement, the Plan Administrator first will determine if a Participant’s forfeitures are attributable to nonelective or to matching contributions, and the Plan Administrator then will allocate the forfeitures in the manner the Employer has elected in its Adoption Agreement. If the Employer elects to allocate forfeitures to reduce nonelective or matching contributions and the forfeitures exceed the amount of the contribution to which the Plan Administrator will apply the forfeitures, the Plan Administrator will allocate the remaining forfeitures as an additional discretionary nonelective or discretionary matching contribution or the Plan Administrator will apply the forfeitures to the Employer’s nonelective or matching contribution in the succeeding Plan Year. A Participant’s forfeiture is attributable to matching contributions if the forfeiture is: (1) a non-Vested matching Account forfeited in accordance with Section 5.09 or, if applicable, Section 9.11; (2) a non-Vested excess aggregate contribution (adjusted for earnings) forfeited in correcting for nondiscrimination failures under Section 14.09 or Section 14.10; or (3) an “associated matching contribution,” which includes any Vested or non-Vested matching contribution (adjusted for earnings) made with respect to elective deferrals or Employee contributions the Plan Administrator distributes in correction of Code §402(g), Code §415 or nondiscrimination failures under Sections 14.07, 14.08, 14.09 or 14.10. An Employee forfeits an associated matching contribution unless the matching contribution is a Vested excess aggregate contribution distributed in accordance with Sections 14.09 or 14.10.

3.06 ALLOCATION CONDITIONS. The Plan Administrator will determine the allocation conditions which apply to Employer contributions (including matching contributions) and Participant forfeitures on the basis of the Plan Year (or on any other basis representing a reasonable division of the Plan Year) in accordance with the Employer’s elections in its Adoption Agreement. A Participant does not accrue an Employer contribution with respect to a Plan Year or other applicable period until the Participant satisfies the allocation conditions described in this Section 3.06. The Plan under a 401(k) arrangement may not impose any allocation conditions with respect to deferral contributions, safe harbor contributions or SIMPLE contributions.

(A) Hours of Service Requirement. Except as required to satisfy the top-heavy minimum allocation requirement of Article XII, the Plan Administrator will not allocate any portion of an Employer contribution for a Plan Year to any Participant’s Account if the Participant does not complete the applicable minimum Hours of Service or consecutive calendar days of employment requirement the Employer specifies in its Adoption Agreement for the relevant period. The Employer in its Standardized Adoption Agreement must elect whether to require a Participant to complete during a Plan Year 501 Hours of Service or to be employed for at least 91 consecutive calendar days under the Elapsed Time Method, to share in the allocation of Employer contributions for that Plan Year where the Participant is not employed by the Employer on the Accounting Date of that Plan Year, including the Plan Year in which the Employer terminates the Plan.

(B) “Last Day” Employment Requirement. If the Plan is a Standardized Plan, a Participant who is employed by the Employer on the Accounting Date of a Plan Year will share in the allocation of Employer contributions for that Plan Year without regard to the Participant’s Hours of Service completed during that Plan Year. If the Plan is a Nonstandardized Plan, the Employer must specify in its Adoption Agreement whether the Participant will benefit under the Plan if the Participant is not employed by the Employer on the Accounting Date of the Plan Year or other specified date. If the Plan is a Nonstandardized money purchase Plan or target benefit Plan, the Plan conditions Employer contribution allocations on a Participant’s employment with the Employer on the last day of the Plan Year for the Plan Year in which the Employer terminates the Plan.

(C) Death, Disability or Normal Retirement Age. Unless the Employer otherwise elects in its Adoption Agreement, any allocation condition elected under Adoption Agreement Section 3.06 does not apply for a Plan Year if a Participant incurs a Separation from Service during the Plan Year on account of the Participant’s death, Disability or attainment of Normal Retirement Age in the current Plan Year or on account of the Participant’s Disability or attainment of Normal Retirement Age in a prior Plan Year.

(D) Other Conditions. In allocating Employer contributions under the Plan, the Plan Administrator will not apply any other conditions except those the Employer elects in its Adoption Agreement or otherwise as the Plan may require.

(E) Suspension of Allocation Conditions Under a Nonstandardized Plan. The suspension provisions of this Section 3.06(E) do not apply unless the Employer elects in its Nonstandardized Adoption Agreement to apply them. If Section 3.06(E) applies, the Plan suspends for a Plan Year the Adoption Agreement Section 3.06 allocation conditions if the Plan fails in that Plan Year to satisfy coverage under the Ratio Percentage Test, unless in an Addendum to its Adoption Agreement, the Employer specifies the Plan Administrator will apply this Section 3.06(E) using the Average Benefit Percentage Test described in Code §410(b)(2). A Plan satisfies coverage under the Ratio Percentage Test if, on the last day of the Plan Year, the Plan’s benefiting ratio of the Nonhighly Compensated Includible Employees is at least 70% of the benefiting ratio of the Highly Compensated Includible Employees. The benefiting ratio of the Nonhighly Compensated Includible Employees is the number of Nonhighly Compensated Includible Employees benefiting under the Plan over the number of the Includible Employees who are Nonhighly Compensated Employees. “Includible” Employees are all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit or the nonresident alien exclusions under Code §410(b)(3) or by reason of the age and service requirements of Article II; and (2) those Employees who incur a Separation from Service during the Plan Year and for the Plan Year fail to complete more than 500 Hours of Service or at least 91 consecutive calendar days under the Elapsed Time Method. For purposes of coverage, an Employee is benefiting under the Plan on a particular date if, under Section 3.04 of the Plan, he/she is entitled to an Employer contribution or to a Participant forfeiture allocation for the Plan Year. If this Section 3.06(E) applies for a Plan Year, the Plan Administrator will suspend the allocation conditions for the Nonhighly Compensated Includible Employees who are Participants, beginning first with the Includible Employee(s) employed by the Employer on the last day of the Plan Year, then the Includible Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend the allocation conditions for each Includible Employee who incurred an earlier

Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies coverage for the Plan Year. If two or more Includible Employees have a Separation from Service on the same day, the Plan Administrator will suspend the allocation conditions for all such Includible Employees, irrespective of whether the Plan can satisfy coverage by accruing benefits for fewer than all such Includible Employees. If the Plan for any Plan Year suspends the allocation conditions for an Includible Employee, that Employee will share in the allocation for that Plan Year of the Employer contribution and Participant forfeitures, if any, without regard to whether he/she has satisfied the allocation conditions of this Section 3.06.

If the Plan includes Employer matching contributions subject to ACP testing, this Section 3.06(E) applies separately to the Code §401(m) portion of the Plan.

Part 2. Limitations On Allocations: Sections 3.07 through 3.18

[Note: Sections 3.07 through 3.10 apply only to Participants in this Plan who do not participate, and who have never participated, in another qualified plan, individual medical account (as defined in Code §415(l)(2)), simplified employee pension plan (as defined in Code §408(k)) or welfare benefit fund (as defined in Code §419(e)) maintained by the Employer, which provides an Annual Addition.]

3.07 ANNUAL ADDITIONS LIMITATION. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant’s Account for a Limitation Year may not exceed the Maximum Permissible Amount. If the Annual Additions the Plan Administrator otherwise would allocate under the Plan to a Participant’s Account would for the Limitation Year exceed the Maximum Permissible Amount, the Plan Administrator will not allocate the Excess Amount, but will instead take any reasonable, uniform and nondiscriminatory action the Plan Administrator determines necessary to avoid allocation of an Excess Amount. Such actions include, but are not limited to, those described in this Section 3.07. If the Plan includes a 401(k) arrangement, the Plan Administrator may apply this Section 3.07 in a manner which maximizes the allocation to a Participant of Employer contributions (exclusive of the Participant’s deferral contributions). Notwithstanding any contrary Plan provision, the Plan Administrator, for the Limitation Year, may: (1) suspend or limit a Participant’s additional Employee contributions or deferral contributions; (2) notify the Employer to reduce the Employer’s future Plan contribution(s) as necessary to avoid allocation to a Participant of an Excess Amount; or (3) suspend or limit the allocation to a Participant of any Employer contribution previously made to the Plan (exclusive of deferral contributions) or of any Participant forfeiture. If an allocation of Employer contributions previously made (excluding a Participant’s deferral contributions) or of Participant forfeitures would result in an Excess Amount to a Participant’s Account, the Plan Administrator will allocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this allocation in accordance with the Plan’s allocation method as if the Participant whose Account otherwise would receive the Excess Amount, is not eligible for an allocation of Employer contributions. If the Plan Administrator allocates to a Participant an Excess Amount, Plan Administrator must dispose of the Excess Amount in accordance with Section 3.10 (relating to certain “reasonable errors” and allocation of forfeitures) or, if Section 3.10 does not apply, the Plan Administrator will dispose of the Excess Amount under Section 9.12.

3.08 ESTIMATING COMPENSATION. Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount on the basis of the Participant’s estimated annual Compensation for such Limitation Year. The Plan Administrator must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce the allocation of any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior Limitation Years.

3.09 DETERMINATION BASED ON ACTUAL COMPENSATION. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Maximum Permissible Amount for the Limitation Year on the basis of the Participant’s actual Compensation for such Limitation Year.

3.10 DISPOSITION OF ALLOCATED EXCESS AMOUNT. If, because of a reasonable error in estimating a Participant’s actual Limitation Year Compensation, because of the allocation of forfeitures, because of a reasonable error in determining a Participant’s deferral contributions or because of any other facts and circumstances the Internal Revenue Service (“Revenue Service”) considers to constitute reasonable error, a Participant receives an allocation of an Excess Amount for a Limitation Year, the Plan Administrator will dispose of such Excess Amount as follows:

(a) The Plan Administrator first will return to the Participant any Employee contributions (adjusted for earnings) and then any Participant deferral contributions (adjusted for earnings) to the extent necessary to reduce or eliminate the Excess Amount.

(b) If, after the application of Paragraph (a), an Excess Amount still exists and the Plan covers the Participant at the end of the Limitation Year, the Plan Administrator then will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. If the Employer’s Plan is a profit sharing plan, a Participant who is a Highly Compensated Employee may elect to limit his/her Compensation for allocation purposes to the extent necessary to reduce his/her allocation for the Limitation Year to the Maximum Permissible Amount and to eliminate the Excess Amount.

(c)	If, after the application of Paragraph (a), an Excess Amount still exists and the Plan does not cover the Participant at the end of the Limitation Year, the Plan Administrator then will hold the Excess Amount unallocated in a suspense account. The Plan Administrator will apply the suspense account to reduce Employer Contributions (including the allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this Paragraph (c). Amounts held unallocated in a suspense account will not share in any allocation of Trust Fund net income, gain or loss. (d) The Plan Administrator under Paragraphs (b) or (c) will not distribute any Excess Amount(s) to Participants or to former Participants. [Note: Sections 3.11 through 3.15 apply only to Participants who, in addition to this Plan, participate in one or more M&P defined contribution plans (including Paired Plans), welfare benefit funds (as defined in Code §419(e)), individual medical accounts (as defined in Code §415(l)(2), or simplified employee pension plans (as defined in Code §408(k)) maintained by the Employer and which provide an Annual Addition during the Limitation Year (collectively “Code §415 aggregated plans”).]

3.11 COMBINED PLANS ANNUAL ADDITIONS LIMITATION. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant’s Account for a Limitation Year may not exceed the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant’s accounts for the same Limitation Year under the Code §415 aggregated plans. If the amount the Employer otherwise would allocate to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this Section 3.11 combined plans limitation, the Employer will reduce the amount of its allocation to that Participant’s Account in the manner described in Section 3.07, so the Annual Additions under all of the Code §415 aggregated plans for the Limitation Year will equal the Maximum Permissible Amount. If the Plan Administrator allocates to a Participant an amount attributed to this Plan under Section 3.14 which exceeds this Section 3.11 combined plans limitation, the Plan Administrator must dispose of the Excess Amount in accordance with Section 3.15 (relating to certain “reasonable errors” and allocation of forfeitures) or, if Section 3.15 does not apply, the Plan Administrator will dispose of the Excess Amount under Section 9.12.

3.12 ESTIMATING COMPENSATION. Prior to the determination of the Participant’s actual Compensation for the Limitation Year, the Plan Administrator may determine the Section 3.11 combined plans limitation on the basis of the Participant’s estimated annual Compensation for such Limitation Year. The Plan Administrator will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce the allocation of any Employer contribution (including the allocation of Participant forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

3.13 DETERMINATION BASED ON ACTUAL COMPENSATION. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Section 3.11 combined plans limitation on the basis of the Participant’s actual Compensation for such Limitation Year.

3.14 ORDERING OF ANNUAL ADDITION ALLOCATIONS. If, because of a reasonable error in estimating a Participant’s actual Limitation Year Compensation, because of the allocation of forfeitures, because of a reasonable error in determining a Participant’s deferral contributions or because of any other facts and circumstances the Revenue Service considers to constitute reasonable error, a Participant’s Annual Additions under this Plan and the Code §415 aggregated plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Plan Administrator will determine the Amounts last allocated by treating the Annual Additions attributable to a simplified employee pension as allocated first, followed by allocation to a welfare benefit fund or individual medical account, irrespective of the actual allocation date. If the Plan Administrator allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, unless the Employer specifies otherwise in an Addendum to its Adoption Agreement, the Excess Amount attributed to this Plan will equal the product of:

(a)	the total Excess Amount allocated as of such date, multiplied by

(b) the ratio of (i) the Annual Additions allocated to the Participant as of such date for the Limitation Year under the Plan to (ii) the total Annual Additions allocated to the Participant as of such date for the Limitation Year under this Plan and the Code §415 aggregated plans.

3.15 DISPOSITION OF ALLOCATED EXCESS AMOUNT ATTRIBUTABLE TO PLAN. The Plan Administrator will dispose of any allocated Excess Amounts described in and attributed to this Plan under Section 3.14 as provided in Section 3.10 or, as applicable under Section 9.12.

[Note: Section 3.16 applies only to Participants who, in addition to this Plan, participate in one or more qualified defined contribution plans maintained by the Employer during the Limitation Year, but which are not M&P plans described in Sections 3.11 through 3.15.]

3.16 OTHER DEFINED CONTRIBUTION PLANS LIMITATION. If a Participant is a participant in another defined contribution plan maintained by the Employer, but which plan is not an M&P plan described in Sections 3.11 through 3.15, the Plan Administrator must limit the allocation to the Participant of Annual Additions under this Plan as provided in Sections 3.11 through 3.15, as though the other defined contribution plan were an M&P plan, unless the Employer specifies otherwise in an Addendum to its Adoption Agreement.

3.17 DEFINED BENEFIT PLAN LIMITATION. If the Employer maintains a defined benefit plan, or has ever maintained a defined benefit plan which the Employer has terminated, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Participant for any Limitation Year beginning before January 1, 2000, must not exceed 1.0. The 1.0 limitation of the immediately preceding sentence does not apply for Limitation Years beginning after December 31, 1999, unless the Employer in Appendix B to its Adoption Agreement specifies a later effective date. To the extent necessary to satisfy the 1.0 limitation, if the Employer still maintains the defined benefit plan as an active plan, the Employer in its Adoption Agreement Appendix B will elect whether to reduce the Participant’s projected annual benefit under the defined benefit plan under which the Participant participates, or to reduce its contribution or allocation on behalf of the Participant to the defined contribution plan(s) under which the Participant participates. If the Employer has frozen or terminated the defined benefit plan, the Employer will reduce its contribution or allocation on behalf of the Participant to the defined contribution plan(s) under which the Participant participates. The Employer must provide in Appendix B to its Adoption Agreement the manner in which the Plan will satisfy the top-heavy requirements of Code §416 after taking into account the existence (or prior maintenance) of the defined benefit plan.

3.18 DEFINITIONS - ARTICLE III. For purposes of Article III:

(a) “Annual Additions” means the sum of the following amounts allocated to a Participant’s Account for a Limitation Year: (i) all Employer contributions (including Participant deferral contributions); (ii) all forfeitures; (iii) all Employee contributions; (iv) Excess Amounts reapplied to reduce Employer contributions under Section 3.10 or Section 3.15; (v) amounts allocated after March 31, 1984, to an individual medical account (as defined in Code §415(l)(2)) included as part of a pension or annuity plan maintained by the Employer; (vi) contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key-employee (as defined in Code §419A(d)(3)) under a welfare benefit fund (as defined in Code §419(e)) maintained by the Employer; (vii) amounts allocated under a Simplified Employee Pension Plan; and (viii) corrected excess contributions described in Code §401(k) and corrected excess aggregate contributions described in Code §401(m). Excess deferrals described in Code §402(g), which the Plan Administrator corrects by distribution by April 15 of the following calendar year, are not Annual Additions.

(b) “Compensation” for purposes of applying the limitations of Part 2 of this Article III, means Compensation as defined in Section 1.07, except, for Limitation Years beginning after December 31, 1997, Compensation includes Elective Contributions, irrespective of whether the Employer has elected to include these amounts as Compensation under Section 1.07 of its Adoption Agreement and any exclusion the Employer has elected in Section 1.07 of the Adoption Agreement does not apply.

(c) “Employer” means the Employer and any Related Employer. Solely for purposes of applying the limitations of Part 2 of this Article III, the Plan Administrator will determine Related Employer by modifying Code §§414(b) and (c) in accordance with Code §415(h).

(d) “Excess Amount” means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(e) “Limitation Year” means the period the Employer elects in its Adoption Agreement Section 1.24. All qualified plans of the Employer must use the same Limitation Year. If the Employer amends the Limitation Year to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

(f) “M&P Plan” means a prototype plan the form of which is the subject of a favorable opinion letter (or prior to Revenue Procedure 2000-20, a favorable notification or favorable opinion letter) from the Revenue Service.

(g) “Maximum Permissible Amount” means the lesser of: (i) $30,000 (or, if greater, the $30,000 amount as adjusted under Code §415(d)), or (ii) 25% of the Participant’s Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Plan Administrator will multiply the $30,000 (or adjusted) limitation by the following fraction:

Number of months in the short Limitation Year

12

The 25% limitation does not apply to any contribution for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) which otherwise is an Annual Addition. (h) “Defined contribution plan” means a retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant’s account. The Plan Administrator must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this Article III, employee contributions made to a defined benefit plan maintained by the Employer is a separate defined contribution plan. The Plan Administrator also will treat as a defined contribution plan an individual medical account (as defined in Code §415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code §419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code §419A(d)(3)).

(i) “Defined benefit plan” means a retirement plan which does not provide for individual accounts for Employer contributions. All defined benefit plans (whether or not terminated) maintained by the Employer are a single plan.

[Note: The definitions in Paragraphs (j), (k) and (l) apply only if the limitation described in Section 3.17 applies to the Plan.]

(j) “Defined benefit plan fraction” means the following fraction: Projected annual benefit of the Participant under the defined benefit plan(s) The lesser of: (i) 125% (subject to the “100% limitation” in Paragraph (l)) of the dollar limitation in effect under Code §415(b)(1)(A) for the Limitation Year, or (ii) 140% of the Participant’s average Compensation for his/her high three (3) consecutive Years of Service To determine the denominator of this fraction, the Plan Administrator will make any adjustment required under Code §415(b) and will determine a Year of Service, unless the Employer provides otherwise in an Addendum to its Adoption Agreement, as a Plan Year in which the Employee completed at least 1,000 Hours of Service. The “projected annual benefit” is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the defined benefit plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he/she continues employment until his/her normal retirement age (or current age, if later) as stated in the defined benefit plan, his/her compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his/her normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

Current Accrued Benefit. If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant’s Current Accrued Benefit. A Participant’s Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the defined benefit plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code §415 as in effect at the end of the 1986 Limitation Year.

(k) “Defined contribution plan fraction” means the following fraction: The sum, as of the close of the Limitation Year, of the Annual Additions for all Limitation Years to the Participant’s Account under the defined contribution plan(s) The sum of the lesser of the following amounts determined for the Limitation Year and for each prior Limitation Year of service with the Employer: (i) 125% (subject to the “100% limitation” in Paragraph (l)) of the dollar limitation in effect under Code §415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or (ii) 35% of the Participant’s Compensation for the Limitation Year For purposes of determining the defined contribution plan fraction, the Plan Administrator will not recompute Annual Additions in Limitation Years beginning prior to January 1, 1987, to treat all Employee contributions as Annual Additions. If the Plan satisfied Code §415 for Limitation Years beginning prior to January 1, 1987, the Plan Administrator will redetermine the defined contribution plan fraction and the defined benefit plan fraction as of the end of the 1986 Limitation Year, in accordance with this Section 3.18. If the sum of the redetermined fractions exceeds 1.0, the Plan Administrator will subtract permanently from the numerator of the defined contribution plan fraction an amount equal to the product of: (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of the defined contribution plan fraction. In making the adjustment, the Plan Administrator must disregard any accrued benefit under the defined benefit plan which is in excess of the Current Accrued Benefit. This Plan continues any transitional rules applicable to the determination of the defined contribution plan fraction under the Plan as of the end of the 1986 Limitation Year.

(l) “100% limitation” means the limitation in Code §416(h) which applies if the plan is top-heavy. If the 100% limitation applies, the Plan Administrator must determine the denominator of the defined benefit plan fraction and the denominator of the defined contribution plan fraction by substituting 100% for 125%. If this Plan is a Standardized Plan, the 100% limitation applies in all Limitation Years, unless the Employer specifies otherwise in an Addendum to its Adoption Agreement. If the Employer overrides the 100% limitation under a Standardized Plan, the Employer must specify in its Addendum the manner in which the Plan satisfies the extra minimum benefit requirement of Code §416(h) and the 100% limitation must continue to apply if the Plan’s top-heavy ratio exceeds 90%. If this Plan is a Nonstandardized Plan, the 100% limitation applies only if: (i) the Plan’s top-heavy ratio exceeds 90%; or (ii) the Plan’s top-heavy ratio is greater than 60%, and the Employer does not specify in its Adoption Agreement to provide extra minimum benefits which satisfy Code §416(h)(2).

ARTICLE IV

PARTICIPANT CONTRIBUTIONS

4.01 PARTICIPANT CONTRIBUTIONS. For purposes of this Article IV, Participant contributions means all Employee contributions described in Section 4.02, deductible Participant contributions described in Section 4.03 (“DECs”) and rollover contributions described Section 4.04.

4.02 EMPLOYEE CONTRIBUTIONS. An Employee contribution is a nondeductible contribution which a Participant makes to the Trust as permitted under this Section 4.02. A deferral contribution made by a Participant under a 401(k) arrangement is not an Employee contribution. Employee contributions must satisfy the nondiscrimination requirements of Code §401(m). See Section 14.09. An Employer must elect in its Adoption Agreement whether to permit Employee contributions. If the Employer elects to permit Employee contributions, the Employer also must specify in its Adoption Agreement any conditions or limitations which may apply to Employee contributions. If the Employer permits Employee contributions, the Employer operationally will determine if a Participant will make Employee contributions through payroll deduction or by other means. The Employer must elect in its Adoption Agreement whether the Employer will make matching contributions with respect to any Employee contributions and any conditions or limitations which may apply to those matching contributions. Any matching contribution must satisfy the nondiscrimination requirements of Code §401(m). See Section 14.09.

4.03 DECs. A DEC is a deductible Participant contribution made to the Plan for a taxable year commencing prior to 1987. If a Participant has made DECs to the Plan, the Plan Administrator must maintain a separate Account for the Participant’s DECs as adjusted for earnings, including DECs which are part of a rollover contribution described in Section 4.04. The DECs Account is part of the Participant’s Account for all purposes of the Plan, except for purposes of determining the top-heavy ratio under Article XII. The Plan Administrator may not use a Participant’s DECs Account to purchase life insurance on the Participant’s behalf.

4.04 ROLLOVER CONTRIBUTIONS. A rollover contribution is an amount of cash or property which the Code permits an eligible Employee or Participant to transfer directly or indirectly to this Plan from another qualified plan. A rollover contribution excludes Employee contributions, as adjusted for earnings. An Employer operationally and on a nondiscriminatory basis, may elect to permit or not to permit rollover contributions to this Plan or may elect to limit an eligible Employee’s right or a Participant’s right to make a rollover contribution. If an Employer permits rollover contributions, any Participant (or as applicable, any eligible Employee), with the Employer’s written consent and after filing with the Trustee the form prescribed by the Plan Administrator, may make a rollover contribution to the Trust. Before accepting a rollover contribution, the Trustee may require a Participant (or eligible Employee) to furnish satisfactory evidence the proposed transfer is in fact a “rollover contribution” which the Code permits an employee to make to a qualified plan. The Trustee, in its sole discretion, may decline to accept a rollover contribution of property which could: (1) generate unrelated business taxable income; (2) create difficulty or undue expense in storage, safekeeping or valuation; or (3) create other practical problems for the Trust. A rollover contribution is not an Annual Addition under Part 2 of Article III.

If an eligible Employee makes a rollover contribution to the Trust prior to satisfying the Plan’s eligibility conditions, the Plan Administrator and Trustee must treat the Employee as a limited Participant (as described in Rev. Rul. 96-48 or in any successor ruling). A limited Participant does not share in the Plan’s allocation of Employer contributions nor Participant forfeitures and may not make deferral contributions if the Plan includes a 401(k) arrangement until he/she actually becomes a Participant in the Plan. If a limited Participant has a Separation from Service prior to becoming a Participant in the Plan, the Trustee will distribute his/her rollover contributions Account to him/her in accordance with Article VI as if it were an Employer contributions Account.

4.05 PARTICIPANT CONTRIBUTIONS—VESTING. A Participant’s Participant contributions Account is, at all times, 100% Vested.

4.06 PARTICIPANT CONTRIBUTIONS—DISTRIBUTION. Subject to any contrary Employer election in its Adoption Agreement Appendix A, an Employee, after attaining age 70 1/2 may elect to receive distribution prior to Separation from Service (“in-service distribution”) of all or any part of his/her Participant contributions Account. The Employer in its Adoption Agreement Section 6.01 must elect the additional in-service distribution election rights, if any, a Participant has with respect to his/her Participant contributions Account. For purposes of the Employer’s Adoption Agreement elections regarding in-service distribution of Participant contributions, a Participant’s Employee contributions also includes DECs. A Participant will not incur a forfeiture of any Account under the Plan solely as a result of the distribution of his/her Participant contributions. The Trustee, following a Participant’s Separation from Service, will distribute to the Participant his/her Participant contributions Account in accordance with Article VI in the same manner as the Trustee distributes the Participant’s Employer contributions Account.

4.07 PARTICIPANT CONTRIBUTIONS—INVESTMENT AND ACCOUNTING. The Plan Administrator must maintain a separate Account in the name of each Participant to reflect his/her Participant contributions (including, if applicable, the different types of Participant contributions), as adjusted for earnings. The Trustee will invest all Participant contributions as part of the Trust Fund.

ARTICLE V

VESTING

5.01 NORMAL/EARLY RETIREMENT AGE. The Employer in its Adoption Agreement must specify the Plan’s Normal Retirement Age. An Employer in its Adoption Agreement may specify an Early Retirement Age. A Participant’s Account Balance derived from Employer contributions is 100% Vested upon and after his/her attaining Normal Retirement Age (or if applicable, Early Retirement Age) if the Participant is employed by the Employer on or after that date.

5.02 PARTICIPANT DEATH OR DISABILITY. Unless the Employer elects otherwise in its Adoption Agreement, a Participant’s Account Balance derived from Employer contributions is 100% Vested if the Participant’s Separation from Service is a result of his/her death or his/her Disability.

5.03 VESTING SCHEDULE. Except as provided in Sections 5.01 and 5.02, for each Year of Service as described in Section 5.06, a Participant’s Vested percentage of his/her Account Balance derived from Employer contributions equals the percentage under the vesting schedule the Employer has elected in its Adoption Agreement.

For purposes of Adoption Agreement Section 5.03, “6-year graded,” “3-year cliff,” “7-year graded” or “5-year cliff” means an Employee’s Vested percentage, based on each included Year of Service, under the following applicable schedule:

6-year graded	7-year graded
0-1 year / 0%	0-2 years / 0%
2 years / 20%	3 years / 20%
3 years / 40%	4 years / 40%
4 years / 60%	5 years / 60%
5 years / 80%	6 years / 80%
6 years / 100%	7 years / 100%
3-year cliff	5-year cliff
0-2 years / 0%	0-4 years / 0%
3 years / 100%	5 years / 100%

(A) “Grossed-Up” Vesting Formula. If the Trustee makes a distribution (other than a cash-out distribution described in Section 5.04) to a partially-Vested Participant, and the Participant has not incurred a Forfeiture Break in Service at the relevant time, the provisions of this Section 5.03(A) apply to the Participant’s Account Balance. At any relevant time following the distribution, the Plan Administrator will determine the Participant’s Vested Account Balance derived from Employer contributions in accordance with the following formula: P(AB + D) - D. To apply this formula, “P” is the Participant’s current vesting percentage at the relevant time, “AB” is the Participant’s Employer-derived Account Balance at the relevant time and “D” is the amount of the earlier distribution. If, under a restated Plan, the Plan has made distribution to a partially-Vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant’s remaining Account Balance. The Employer, in an Addendum to its Adoption Agreement, may elect to modify this formula to read as follows: P(AB + (R x D)) - (R x D). For purposes of this alternative formula, “R” is the ratio of “AB” to the Participant’s Employer-derived Account Balance immediately following the earlier distribution.

(B) Special Vesting Elections. The Employer in its Adoption Agreement may elect other specified vesting provisions which are consistent with Code §411 and applicable Treasury regulations.

5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/ RESTORATION OF FORFEITED ACCOUNT BALANCE. If, pursuant to Article VI, a partially-Vested Participant receives a cash-out distribution before he/she incurs a Forfeiture Break in Service, the Participant will incur an immediate forfeiture of the non-Vested portion of his/her Account Balance. If a partially-Vested Participant’s Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he/she otherwise would incur a forfeiture by reason of a cash-out distribution, the Plan Administrator will apply the cash-out forfeiture rule as if the partially-Vested Participant received a cash-out distribution on the first day of the immediately following Plan Year. A partially-Vested Participant is a Participant whose Vested percentage determined under Section 5.03 is more than 0% but is less than 100%. A cash-out distribution is a distribution to the Participant (whether involuntary or with required consent as described in Article VI), of his/her entire Vested Account Balance due to the Participant’s Separation from Service.

(A) Forfeiture Restoration and Conditions for Restoration. A partially-Vested Participant re-employed by the Employer after receiving a cash-out distribution of the Vested percentage of his/her Account Balance may repay to the Trust the entire amount of the cash-out distribution attributable to Employer contributions without any adjustment for gains and losses, unless the Participant no longer has a right to restoration under this Section 5.04(A). If a re-employed Participant repays his/her cash-out distribution, the Plan Administrator, subject to the conditions of this Section 5.04(A), must restore the Participant’s Account Balance attributable to Employer contributions to the same dollar amount as the dollar amount of his/her Account Balance on the Accounting Date, or other valuation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant’s Account Balance includes restoration of all Protected Benefits with respect to that restored Account Balance, in accordance with applicable Treasury regulations. The Plan Administrator will not restore a re-employed Participant’s Account Balance under this Section 5.04 (A) if:

(1) 5 years have elapsed since the Participant’s first re-employment date with the Employer following the cash-out distribution;

(2) The Participant is not in the Employer’s Service on the date the Participant repays his/her cash-out distribution; or

(3) The Participant has incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he/she incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Plan Administrator otherwise would restore.

(B) Time and Method of Forfeiture Restoration. If none of the conditions in Section 5.04(A) preventing restoration of the Participant’s Account Balance applies, the Plan Administrator will restore the Participant’s Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant’s Account Balance, the Plan Administrator, to the extent necessary, will allocate to the Participant’s Account:

(1) First, the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate under Section 3.05;

(2)	Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

(3) Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula. In an Addendum to its Adoption Agreement, the Employer may eliminate as a means of restoration any of the amounts described in clauses (1), (2) and (3) or may change the order of priority of these amounts. To the extent the amounts described in clauses (1), (2) and (3) are insufficient to enable the Plan Administrator to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Article III, the additional amount necessary to enable the Plan Administrator to make the required restoration. If, for a particular Plan Year, the Plan Administrator must restore the Account Balance of more than one re-employed Participant, the Plan Administrator will make the restoration allocations from the amounts described in clauses (1), (2) and (3) to each such Participant’s Account in the same proportion that a Participant’s restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. A cash-out restoration allocation is not an Annual Addition under Part 2 of Article III.

(C) Deemed Cash-out of 0% Vested Participant. Except as the Employer may provide in an Addendum to its Adoption Agreement, the deemed cash-out rule of this Section 5.04(C) applies to any 0% Vested Participant. A “0% Vested Participant” is a Participant whose Account Balance derived from Employer contributions is entirely forfeitable at the time of his/her Separation from Service. If a 0% Vested Participant’s Account is not entitled to an allocation of Employer contributions for the Plan Year in which the Participant has a Separation from Service, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a cash-out distribution on the date of the Participant’s Separation from Service. If a 0% Vested Participant’s Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which the Participant has a Separation from Service, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a cash-out distribution on the first day of the first Plan Year beginning after his/her Separation from Service. For purposes of applying the restoration provisions of this Section 5.04, the Plan Administrator will treat a reemployed 0% Vested Participant as repaying his/her cash-out “distribution” on the date of the Participant’s re-employment with the Employer.

5.05 ACCOUNTING FOR CASH-OUT REPAYMENT. As soon as is administratively practicable, the Plan Administrator will credit to the Participant’s Account the cash-out amount a Participant has repaid to the Plan. Pending the restoration of the Participant’s Account Balance, the Plan Administrator under Section 9.08(B) may direct the Trustee to place the Participant’s cash-out repayment in a temporary segregated investment Account. Unless the cash-out repayment qualifies as a Participant rollover contribution, the Plan Administrator will direct the Trustee to repay to the Participant as soon as is administratively practicable, the full amount of the Participant’s cash-out repayment if the Plan Administrator determines any of the conditions of Section 5.04(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant’s repayment.

5.06 YEAR OF SERVICE—VESTING. For purposes of determining a Participant’s vesting under Section 5.03, “Year of Service” means the 12-consecutive month vesting computation period the Employer elects in its Adoption Agreement during which an Employee completes the number of Hours of Service (not exceeding 1,000) specified in the Adoption Agreement or, if the Plan applies the Elapsed Time Method of crediting Vesting Service, the vesting computation period for which the Employee receives credit for a Year of Service under the Service crediting rules of Section 1.15(D). A Year of Service includes any Year of Service completed prior to the Effective Date of the Plan, except as provided in Section 5.08.

5.07 BREAK IN SERVICE AND FORFEITURE BREAK IN SERVICE—VESTING. For purposes of this Article V, a Participant incurs a “Break in Service” if during any vesting computation period he/she does not complete more than 500 Hours of Service or, if the Plan applies the Elapsed Time Method of crediting Service, the Participant has a Period of Severance of at least 12 consecutive months. If, pursuant to Section 5.06, the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, a Participant incurs a Break in Service in a vesting computation period in which he/she fails to complete a Year of Service. A Participant incurs a Forfeiture Break in Service when he/she incurs 5 consecutive Breaks in Service. The Plan does not apply the Break in Service (one year hold-out) rule for vesting under Code §411(a)(6)(B). Therefore, an Employee need not complete a Year of Service after a Break in Service before the Plan takes into account the Employee’s otherwise includible pre-Break Years of Service under this Article V.

5.08 INCLUDED YEARS OF SERVICE—VESTING. For purposes of determining “Years of Service” under Section 5.06, the Plan takes into account all Years of Service an Employee completes with the Employer except:

(a) For the sole purpose of determining a Participant’s Vested percentage of his/her Account Balance derived from Employer contributions which accrued for his/her benefit prior to a Forfeiture Break in Service or receipt of a cash-out distribution, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service or receives a cash-out distribution (except where the Plan Administrator restores the Participant’s Account under Section 5.04(A)).

(b)	Consistent with Code §411(a)(4), any Year of Service the Employer elects to exclude under its Adoption Agreement.

5.09 FORFEITURE OCCURS. A Participant’s forfeiture of his/her non-Vested Account Balance derived from Employer contributions occurs under the Plan on the earlier of:

(a) The last day of the vesting computation period in which the Participant first incurs a Forfeiture Break in Service; or

(b)	The date the Participant receives a cash-out distribution.

The Plan Administrator determines the percentage of a Participant’s Account Balance forfeiture, if any, under this Section 5.09 solely by reference to the vesting schedule the Employer elected in its Adoption Agreement. A Participant does not forfeit any portion of his/her Account Balance for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.11.

5.10 RULE OF PARITY—VESTING. The Employer may elect in its Adoption Agreement to apply the “rule of parity” under Code §411(a)(6)(D) for purposes of determining vesting Years of Service. Under the rule of parity, the Plan Administrator excludes a Participant’s Years of Service before a Break in Service if: (a) the number of the Participant’s consecutive Breaks in Service equals or exceeds 5; and (b) the Participant is 0% Vested in his/her Account Balance derived from Employer contributions at the time he/she has the Breaks in Service.

5.11 AMENDMENT TO VESTING SCHEDULE. The Employer under Section 13.02 may amend the Plan’s vesting schedule(s) under Section 5.03 at any time. However, the Plan Administrator will not apply the amended vesting schedule to reduce any Participant’s existing Vested percentage (determined on the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) in the Participant’s existing and future Account Balance attributable to Employer contributions, to a percentage less than the Vested percentage computed under the Plan without regard to the amendment. Furthermore, an amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new vesting schedule becomes effective.

If the Employer amends the Plan’s vesting schedule, each Participant having completed at least 3 Years of Service (as described in Section 5.06) with the Employer prior to the expiration of the election period described below, may irrevocably elect to have the Plan Administrator determine the Vested percentage of his/her Account Balance without regard to the amendment. The Participant must file his/her election with the Plan Administrator within 60 days of the latest of: (a) the Employer’s adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant’s receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with a written explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the pre-amendment vesting schedule and notice of the time within which the Participant must make an election to remain under the preamendment vesting schedule. The election described in this Section 5.11 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at any time as the vesting schedule in effect prior to the amendment. For purposes of this Section 5.11, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Vested percentage of a Participant’s Account Balance. Furthermore, any shift in the Plan’s vesting schedule under Article XII, due to a change in the Plan’s top-heavy status, is an amendment to the vesting schedule for purposes of this Section 5.11.

5.12 DEFERRAL CONTRIBUTIONS TAKEN INTO ACCOUNT. If the Plan includes a 401(k) arrangement, the vesting rules described in Article V must take into account a Participant’s deferral contributions for purposes of determining: (1) if a Participant’s distribution is of his/her entire Vested Account balance as required for a cash-out distribution under Section 5.04; (2) if a Participant repays the entire amount of a prior cash-out distribution so the Participant is entitled to restoration under Section 5.04(A); and (3) if a Participant is 0% vested under Section 5.04(C) and under Section 5.10.

ARTICLE VI

DISTRIBUTIONS

6.01 TIMING OF DISTRIBUTION. The Plan Administrator will direct the Trustee to commence distribution of a Participant’s Vested Account Balance in accordance with this Section 6.01 upon the Participant’s Separation from Service for any reason, or if the Participant exercises an in-Service distribution right under the Plan. The Trustee may make Plan distributions on any administratively practicable date during the Plan Year, consistent with the Employer’s elections in its Adoption Agreement.

(A) Distribution upon Separation from Service (other than death).

(1) Participant’s Vested Account Balance not exceeding $5,000. Upon the Participant’s Separation from Service for any reason other than death, the Plan Administrator (without any requirement of Participant or spousal consent) will direct the Trustee to distribute the Participant’s Vested Account Balance (determined in accordance with Section 6.01(A)(6)) not exceeding $5,000 in a lump sum (without regard to Section 6.04), at the time specified in the Adoption Agreement, but in no event later than the 60th day following the close of the Plan Year in which the later of the following events occur: (a) the Participant attains Normal Retirement Age; or (b) the Participant Separates from Service.

(2) Participant’s Vested Account Balance exceeds $5,000. Upon the Participant’s Separation from Service for any reason other than death, the Plan Administrator, subject to the Participant’s election to postpone distribution under this Section 6.01(A)(2) and the consent requirements of Section 6.01(A)(5), will direct the Trustee to commence distribution of the Participant’s Vested Account Balance (determined in accordance with Section 6.01(A)(6)) exceeding $5,000, at the time specified in the Adoption Agreement and in a form under Section 6.03 elected by the Participant. Any election under this Section 6.01(A)(2) is subject to the requirements of Section 6.02 and of Section 6.04.

A Participant eligible to make an election under this Section 6.01(A)(2) may elect to postpone distribution beyond the time the Employer has elected in its Adoption Agreement, to any specified date including, but not beyond the Participant’s Required Beginning Date, unless the Employer, in its Adoption Agreement, specifically limits a Participant’s right to postpone distribution of his/her Account Balance to the later of the date the Participant attains age 62 or Normal Retirement Age. The Plan Administrator will reapply the notice and consent requirements of Section 6.01(A)(4) and Section 6.01(A)(5) to any distribution postponed under this Section 6.01(A)(2). In the absence of a Participant’s consent and distribution election (as described in Section 6.01(A)(5)) or in the absence of the Participant’s election to postpone distribution prior to his/her annuity starting date, the Plan Administrator, consistent with the Employer’s elections in its Adoption Agreement, will treat the Participant as having elected to postpone his/her distribution until the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; (b) the Participant attains age 62; or (c) the Participant Separates from Service. At the applicable date, the Plan Administrator then will direct the Trustee to distribute the Participant’s Vested Account Balance in a lump sum (or, if applicable, the annuity form of distribution required under Section 6.04).

(3) Disability. If the Participant’s Separation from Service is because of his/her Disability, the Plan Administrator will direct the Trustee to pay the Participant’s Vested Account Balance in the same manner as if the Participant had incurred a Separation from Service without Disability.

(4) Distribution notice/annuity starting date. At least 30 days and not more than 90 days prior to the Participant’s annuity starting date, the Plan Administrator must provide a written notice (or a summary notice as permitted under Treasury regulations) to a Participant who is eligible to make an election under Section 6.01(A)(2) (“distribution notice”). The distribution notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant’s right to postpone distribution until the applicable date described in Section 6.01(A)(2). For all purposes of this Article VI, the term “annuity starting date” means the first day of the first period for which the Plan pays an amount as an annuity or in any other form but in no event is the “annuity starting date” earlier than a Participant’s Separation from Service.

(5) Consent requirements/Participant distribution election. A Participant must consent, in writing, following receipt of the distribution notice, to any distribution under this Section 6.01, if at the time of the distribution to the Participant, the Participant’s Vested Account Balance exceeds $5,000 and the Participant has not attained the later of Normal Retirement Age or age 62. Accounts which are distributable prior to the foregoing applicable age are “immediately distributable.” Furthermore, the Participant’s spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse’s consent. The Participant may reconsider his/her distribution election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date permitted under the Plan or under the Adoption Agreement. A Participant may elect to receive distribution at any administratively practicable time which is earlier than 30 days following the Participant’s receipt of the distribution notice, by waiving in writing the balance of the 30 days. However, if the requirements of Section 6.04 apply, the Participant may not elect to commence distribution less than 7 days following the Participant’s receipt of the distribution notice. The consent requirements of this Section 6.01(A)(5) do not apply with respect to defaulted loans described in Section 10.03(E).

(6) Determination of Vested Account Balance. For purposes of the consent requirements under this Article VI, the Plan Administrator determines a Participant’s Vested Account Balance as of the most recent valuation date immediately prior to the distribution date, and takes into account the Participant’s entire Account, including deferral contributions. The Plan Administrator in determining the Participant’s Vested Account Balance at the relevant time, will disregard a Participant’s Vested Account Balance existing on any prior date, except as the Code otherwise may require.

(7) Consent to cash-out/forfeiture. If a Participant is partially-Vested in his/her Account Balance, a Participant’s election under Section 6.01(A)(2) to receive distribution prior to the Participant’s incurring a Forfeiture Break in Service, must be in the form of a cash-out distribution as defined in Section 5.04.

(8) Return to employment. A Participant may not receive a distribution by reason of Separation from Service, or continue any installment distribution based on a prior Separation from Service, if, prior to the time the Trustee actually makes the distribution, the Participant returns to employment with the Employer.

(B) Distribution upon Death. In the event of the Participant’s Separation from Service on account of death, the Plan Administrator will direct the Trustee, in accordance with this Section 6.01(B) and subject to Section 6.02(D), to distribute to the Participant’s Beneficiary the Participant’s Vested Account Balance remaining in the Trust at the time of the Participant’s death. The Plan Administrator, subject to the requirements of Sections 6.04 and 6.02(D) or to a Beneficiary’s written election (if authorized by the next paragraph of this Section 6.01(B)), must direct the Trustee to distribute or commence distribution of the deceased Participant’s Vested Account Balance, as soon as administratively practicable following the Participant’s death or, if later, the date on which the Plan Administrator receives notification of, or otherwise confirms, the Participant’s death. If the Participant’s Vested Account Balance determined in accordance with Section 6.01(A)(6) does not exceed $5,000, the Trustee will distribute the balance in a lump sum without regard to Section 6.04. If the Participant’s Vested Account Balance exceeds $5,000, the Trustee will distribute the balance subject to Section 6.02(D).

If the Participant’s death benefit is payable in full to the Participant’s surviving spouse, the surviving spouse may elect distribution at any time and in any form (except a joint and survivor annuity) the Plan would permit a Participant to elect upon Separation from Service. The Participant, on a form prescribed by the Plan Administrator, may (subject to the requirements of Section 6.04) elect the payment method or the payment term or both, which will apply to any Beneficiary, including his/her surviving spouse. The Participant’s election may limit any Beneficiary’s right to increase the frequency or the amount of any payments. Any payment term elected by the Participant must not exceed the payment term the Code otherwise would permit the Beneficiary to elect upon the Participant’s death.

(C) In-Service Distribution. The Employer must elect in its Adoption Agreement the distribution election rights, if any, a Participant has prior to his/her Separation from Service (“in-service distribution”). Subject to any contrary Employer election in Appendix A to its Adoption Agreement, a Participant upon attaining age 70 1/2, until he/she incurs a Separation from Service, has a continuing election to receive all or any portion of his/her Account Balance, including Employer contributions and Participant contributions. If the Employer elects in its Adoption Agreement additional in-service distribution of any Employer contribution (including deferral contributions), the Employer in its Adoption Agreement must specify events or conditions, if any, applicable to such in-service distributions. For special requirements regarding hardship distributions, see Section 6.09. The Employer also must elect in its Adoption Agreement the additional in-service distribution rights, if any, a Participant has with respect to Participant contributions as defined in Section 4.01. If a Participant receives an in-service distribution as to a partially-Vested Account, and the Participant has not incurred a Forfeiture Break in Service, the Plan Administrator will apply the vesting provisions of Section 5.03(A).

A Participant must make any permitted in-service distribution election under this Section 6.01(C) in writing and on a form prescribed by the Plan Administrator which specifies the percentage or dollar amount of the distribution and the Participant’s Plan Account (Employer contributions or Participant contributions and type) to which the election applies. If the Plan permits in-service distributions, a Participant only may elect to receive one in-service distribution per Plan Year under this Section 6.01(C) unless the election form prescribed by the Plan Administrator provides for more frequent distributions. The Trustee, as directed by the Plan Administrator and subject to Sections 6.01(A)(4), 6.01(A)(5) and 6.04, will distribute the amount(s) a Participant elects in single sum, as soon as administratively practicable after the Participant files his/her in-service distribution election with the Plan Administrator. The Trustee will distribute the Participant’s remaining Account Balance in accordance with the other provisions of this Article VI.

The Trustee, prior to a Participant’s Normal Retirement Age or Disability may not make any in-service distribution to the Participant with respect to his/her Account Balance attributable to assets (including post-transfer earnings on those assets) and liabilities transferred, within the meaning of Code §414(l), to a profit sharing plan from a money purchase pension plan or from a target benefit plan qualified under Code §401(a) (other than any portion of those assets and liabilities attributable to Employee contributions).

6.02 REQUIRED MINIMUM DISTRIBUTIONS.

(A) Priority of Required Minimum Distribution. If any distribution under this Article VI (by Plan provision or by Participant election or nonelection), would commence later than the Participant’s required beginning date (“RBD”), the Plan Administrator instead must direct the Trustee to make distribution on the Participant’s RBD, subject only to the TEFRA election, if applicable, under Section 6.11. The Employer in its Adoption Agreement Appendix B may elect to apply a special effective date to the RBD definition or may elect in Appendix A to continue to apply the RBD definition in effect prior to 1997 (“pre-SBJPA RBD”). The Employer in its Adoption Agreement also may elect to require distribution earlier than the RBD.

(1) RBD—more than 5% owner. A Participant’s RBD is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2 if the Participant is a more than 5% owner (as defined in Code §416) with respect to the Plan Year ending in that calendar year. If a Participant is a more than 5% owner at the close of the relevant calendar year, the Participant may not discontinue required minimum distributions notwithstanding the Participant’s subsequent change in ownership status.

(2) RBD—non 5% owners. If the Participant is not a more than 5% owner, his/her RBD is the April 1 following the close of the calendar year in which the Participant incurs a Separation from Service or, if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. If a Participant is not a more than 5% owner, his/her pre-SBJPA RBD (if applicable) is April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

(3) Form of distribution. The Trustee will make a required minimum distribution at the Participant’s RBD in a lump sum (or, if applicable, the annuity form of distribution required under Section 6.04) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

(B) Participant Transitional Elections.

(1) Election to discontinue distributions. A Participant who: (a) is not a more than 5% owner; (b) had attained age 70 1/2 prior to 1997; (c) had commenced prior to 1997 required minimum distributions under the pre- SBJPA RBD; and (d) has not incurred a Separation from Service, has a continuing election to discontinue receiving distributions from the Plan (which previously were required minimum distributions under the Plan). A Participant who makes an election under this Section 6.02(B)(1) must establish a new annuity starting date when he/she recommences payment of his/her Account Balance under the Plan. A married Participant who is subject to Section 6.04 must obtain spousal consent: (a) to discontinue his/her distributions under this Section 6.04(B)(1) if distributions are in QJSA form; and (b) to recommence benefits in a form other than a QJSA. A Participant may not make any election under this Section 6.02(B)(1) which is inconsistent with any QDRO applicable to the Participant’s Account.

(2) Election to postpone distributions. A Participant who: (a) is not a more than 5% owner; and (b) attained age 70 1/2 after 1996 (or who attained age 70 1/2 in 1996, but who had not commenced his/her required minimum distributions in 1996) may elect under this Section 6.02(B)(2) to postpone distribution of required minimum distributions until the Participant’s RBD established under Section 6.02(A). If the Participant attained age 70 1/2 in 1996, he/she must have elected under this Section 6.02(B)(2) to postpone distributions by December 31, 1997. If the Participant attained age 70 1/2 after 1996, he/she must make the election to postpone distribution under this Section 6.01(B)(2) not later than April 1 of the calendar year following the year in which the Participant attains age 70 1/2.

(3) Election requirements. All Participant elections made under this Section 6.01(B) are subject to and must be consistent with the Employer’s RBD elections in its Adoption Agreement Appendices A and B. A Participant makes his/her election under this Section 6.02(B) in writing on a form prescribed by the Plan Administrator.

(C) Minimum Distribution Requirements for Participants. The Plan Administrator may not direct the Trustee to distribute the Participant’s Vested Account Balance, nor may the Participant elect to have the Trustee distribute his/her Vested Account Balance, under a method of payment which, as of the Participant’s RBD, does not satisfy the minimum distribution requirements under Code §401(a)(9) and the applicable Treasury regulations.

(1) Calculation of amount. The required minimum distribution for a calendar year (“distribution calendar year”) equals the Participant’s Vested Account Balance as of the latest valuation date preceding the beginning of the distribution calendar year (such valuation date being within the “valuation calendar year”) divided by the Participant’s life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his/her designated Beneficiary (as determined under Article VIII, subject to the requirements of Code §401(a)(9)). The Plan Administrator will increase the Participant’s Vested Account Balance, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, any portion of the required minimum distribution for the first distribution calendar year made after the close of that year is a distribution occurring in that first distribution calendar year.

(2) Recalculation. In computing a required minimum distribution, the Plan Administrator must use the unisex life expectancy multiples under Treas. Reg. §1.72-9. The Plan Administrator, only upon the Participant’s timely election, will compute the required minimum distribution for a distribution calendar year subsequent to the first distribution calendar year by redetermining (“recalculation” of) the Participant’s life expectancy or the Participant’s and spouse designated Beneficiary’s life expectancies as elected. However, the Plan Administrator may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant’s life expectancy. A Participant must elect recalculation under this Section 6.02(C)(2) in writing and on a form the Plan Administrator prescribes, not later than the Participant’s RBD.

(3) Minimum distribution incidental benefit (MDIB). If the Participant’s spouse is not his/her designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Plan Administrator direction) must satisfy the MDIB requirement under Code §401(a)(9) for distributions made on or after the Participant’s RBD and before the Participant’s death. To satisfy the MDIB requirement, the Plan Administrator will compute the Participant’s required minimum distribution by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant’s death, the Plan Administrator will compute the minimum distribution required by Section 6.02(D) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor.

(4) Payment due date. The required minimum distribution for the first distribution calendar year is due by the Participant’s RBD. The required minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant’s RBD occurs, is due by December 31 of that year.

(5) Nontransferable annuity. If the Participant receives distribution in the form of a Nontransferable Annuity, the distribution satisfies this Section 6.02(C) if the contract complies with the requirements of Code §401(a)(9).

(D) Minimum Distribution Requirements for Beneficiaries. The method of distribution to the Participant’s Beneficiary must satisfy Code §401(a)(9).

(1) Death after RBD. If the Participant’s death occurs after his/her RBD (or earlier, if the Participant had commenced an irrevocable annuity pursuant to Section 6.04), the Trustee must distribute the Participant’s remaining benefit to the Beneficiary at least as rapidly as under the method in effect for the Participant, determined without regard to the MDIB requirements of Section 6.02(C)(3).

(2) Death prior to RBD. If the Participant’s death occurs prior to his/her RBD (and the Participant had not commenced an irrevocable annuity pursuant to Section 6.04), the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not exceeding: (a) 5 years after the date of the Participant’s death; or (b) if the Beneficiary is a designated Beneficiary, the designated Beneficiary’s life expectancy. A designated Beneficiary is a Beneficiary designated by the Participant or determined under Section 8.02. The Plan Administrator may not direct payment of the Participant’s Vested Account Balance over a period described in clause (b) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant’s death occurred or, if later, and the designated Beneficiary is the Participant’s surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Trustee will make distribution in accordance with clause (b) of this Section 6.02(D)(2), the minimum distribution for a distribution calendar year equals the Participant’s Vested Account Balance as of the latest valuation date preceding the beginning of the distribution calendar year divided by the designated Beneficiary’s life expectancy. The Plan Administrator must use the unisex life expectancy multiples under Treas. Reg. §1.72-9 for purposes of applying this Section 6.02(D).

(3) Recalculation. The Plan Administrator, only upon the Participant’s election (under Section 6.02(C)(2)) or the Participant’s surviving spouse designated Beneficiary’s election, will recalculate the life expectancy of the Participant’s surviving spouse not more frequently than annually. However, the Plan Administrator may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Plan Administrator will apply this Section 6.02(D) by treating any amount paid to the Participant’s child, which becomes payable to the Participant’s surviving spouse upon the child’s attaining the age of majority, as paid to the Participant’s surviving spouse. A surviving spouse designated Beneficiary must elect recalculation under this §6.02(D)(3) in writing and on a form the Plan Administrator prescribes not later than the last day of the spouse’s first distribution year.

(4) Beneficiary election. If the Participant under Section 6.01(B) had not elected the payment method or payment term, the Participant’s Beneficiary must elect the method of distribution no later than the date specified above upon which the Trustee must commence distribution to the Beneficiary. If the Beneficiary fails to elect timely a distribution method, the Plan Administrator must commence distribution within the time required for a Participant who dies without a designated Beneficiary.

(E) Model Amendment. The employer in Appendix B to its Adoption Agreement may elect to apply the following IRS Model Amendment:

With respect to distributions under the Plan made on or after the effective date the Employer specifies in Appendix B to its Adoption Agreement, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, (the “2001 Proposed Regulations”), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to the Appendix B effective date are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to the Appendix B effective date are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

6.03 METHOD OF DISTRIBUTION. Subject to any contrary requirements imposed by Sections 6.01 (including 6.01(C) regarding in-service distributions), 6.02 or 6.04, a Participant or a Beneficiary may elect distribution under one, or any combination, of the following methods: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his/her designated Beneficiary. The Employer may elect in its Adoption Agreement to modify the methods of payment available under this Section 6.03. If the Employer’s Plan is a restated Plan, the Employer in its Adoption Agreement and in accordance with Treas. Reg. §1.411(d)-4, may elect to eliminate from the prior Plan certain Protected Benefits. If the Employer elects or is required to provide an annuity, the annuity must: (1) be a Nontransferable Annuity; and (2) otherwise comply with the Plan terms.

The distribution options permitted under this Section 6.03 are available only if the Participant’s Vested Account Balance, as determined under Section 6.01(A)(6), exceeds $5,000. To facilitate installment payments under this Article VI, the Plan Administrator under Section 9.08(B) may direct the Trustee to segregate all or any part of the Participant’s Account Balance in a segregated investment Account. Under an installment distribution, the Participant or the Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant’s unpaid Vested Account Balance.

Pending final accounting for a valuation date, the Plan Administrator may make a partial distribution to a Participant who has incurred a Separation from Service or to a Beneficiary.

6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND TO SURVIVING SPOUSES.

(A) Qualified Joint and Survivor Annuity (QJSA). The Plan Administrator must direct the Trustee to distribute a married or unmarried Participant’s Vested Account Balance in the form of a QJSA, unless the Participant, and spouse if the Participant is married, waive the QJSA in accordance with Section 6.05. If, as of the annuity starting date, the Participant is married (even if the Participant has not been married throughout the one year period ending on the annuity starting date), a QJSA is an immediate annuity which is purchasable with the Participant’s Vested Account Balance and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant’s surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a QJSA is an immediate life annuity for the Participant which is purchasable with the Participant’s Vested Account Balance. A life annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.

(B) Qualified Preretirement Survivor Annuity (QPSA). If a married Participant dies prior to his/her annuity starting date, the Plan Administrator will direct the Trustee to distribute a portion of the Participant’s Vested Account Balance to the Participant’s surviving spouse in the form of a QPSA, unless: (1) the Participant has a valid waiver election (as described in Section 6.06) in effect; or (2) the Participant and his/her spouse were not married throughout the one year period ending on the date of the Participant’s death. The Employer in an Addendum to its Adoption Agreement may elect not to apply the one year of marriage requirement in clause (2). A QPSA is an annuity which is purchasable with 50% of the Participant’s Vested Account Balance (determined as of the date of the Participant’s death) and which is payable for the life of the Participant’s surviving spouse. The value of the QPSA is attributable to Employer contributions and to Participant contributions in the same proportion as the Participant’s Vested Account Balance is attributable to those contributions. The portion of the Participant’s Vested Account Balance not payable as a QPSA is payable to the Participant’s Beneficiary, in accordance with the remaining provisions of this Article VI.

(C) Surviving Spouse Elections. If the Participant’s Vested Account Balance which the Trustee would apply to purchase the QPSA exceeds $5,000, the Participant’s surviving spouse may elect to have the Trustee commence payment of the QPSA at any time following the date of the Participant’s death, but not later than the mandatory distribution periods described in Section 6.02, and may elect any of the forms of payment described in Section 6.03, in lieu of the QPSA. In the absence of an election by the surviving spouse, the Plan Administrator must direct the Trustee to distribute the QPSA on the earliest administratively practicable date following the close of the Plan Year in which the latest of the following events occurs: (1) the Participant’s death; (2) the date the Plan Administrator receives notification of or otherwise confirms the Participant’s death; (3) the date the Participant would have attained Normal Retirement Age; or (4) the date the Participant would have attained age 62.

(D) Effect of Waiver. If the Participant has in effect a valid waiver election regarding the QJSA or the QPSA, the Plan Administrator must direct the Trustee to distribute the Participant’s Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.

(E) Loan Offset. The Plan Administrator will reduce the Participant’s Vested Account Balance by any security interest (pursuant to any offset rights authorized by Section 10.03(E)) held by the Plan by reason of a Participant loan, to determine the value of the Participant’s Vested Account Balance distributable in the form of a QJSA or QPSA, provided the loan satisfied the spousal consent requirement described in Section 10.03(E).

(F) Effect of QDRO. For purposes of applying this Article VI, a former spouse (in lieu of the Participant’s current spouse) is the Participant’s spouse or surviving spouse to the extent provided under a QDRO described in Section 6.07. The provisions of this Section 6.04, and of Sections 6.05 and 6.06, apply separately to the portion of the Participant’s Vested Account Balance subject to a QDRO and to the portion of the Participant’s Vested Account Balance not subject to the QDRO.

(G) Vested Account Balance Not Exceeding $5,000. The Trustee must distribute in a lump sum, a Participant’s Vested Account Balance which the Trustee otherwise under Section 6.04 would apply to provide a QJSA or QPSA benefit, where the Participant’s Vested Account Balance determined under Section 6.01(A)(6) does not exceed $5,000.

(H) Profit Sharing Plan Exception. If this Plan is a profit sharing plan, the Employer in its Adoption Agreement must elect the extent to which the preceding provisions of Section 6.04 apply. The Employer may elect to exempt from the provisions of Section 6.04, all Participants (“Exempt Participants”) except the following Participants to whom Section 6.04 must be applied: (1) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code §417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section 13.07; (2) a Participant who elects a life annuity distribution (if Section 13.02 of the Plan requires the Plan to provide a life annuity distribution option); and (3) a Participant whose benefits under a defined benefit plan maintained by the Employer are offset by benefits provided under this Plan. If the Employer elects to apply this Section 6.04 to all Participants, the preceding provisions of this Section 6.04 apply to all Participants without regard to the limitations of this Section 6.04(H). Sections 6.05 and 6.06 only apply to Participants to whom the provisions of this Section 6.04 apply.

6.05 WAIVER ELECTION—QJSA. At least 30 days and not more than 90 days before the Participant’s annuity starting date, the Plan Administrator must provide the Participant a written explanation of the terms and conditions of the QJSA, the Participant’s right to make, and the effect of, an election to waive the QJSA benefit, the rights of the Participant’s spouse regarding the waiver election and the Participant’s right to make, and the effect of, a revocation of a waiver election (“QJSA notice”). The Plan does not limit the number of times the Participant may revoke a waiver of the QJSA or make a new waiver during the election period. The Participant (and his/her spouse, if the Participant is married), may revoke an election to receive a particular form of benefit at any time until the annuity starting date.

A married Participant’s QJSA waiver election is not valid unless: (a) the Participant’s spouse (to whom the survivor annuity is payable under the QJSA), after the Participant has received the QJSA notice, has consented in writing to the waiver election, the spouse’s consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his/her representative) witnesses the spouse’s consent; (b) the spouse consents to the alternative form of payment designated by the Participant or to any change in that designated form of payment; and (c) unless the spouse is the Participant’s sole primary Beneficiary, the spouse consents to the Participant’s Beneficiary designation or to any change in the Participant’s Beneficiary designation. The spouse’s consent to a waiver of the QJSA is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to the Participant’s future payment form election or Beneficiary designation, if the spouse acknowledges the right to limit his/her consent to a specific designation but, in writing, waives that right. The Plan Administrator will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Plan Administrator establishes the Participant does not have a spouse, the Plan Administrator is not able to locate the Participant’s spouse, the Participant is legally separated or has been abandoned (within the meaning of applicable state law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the spousal consent requirement. If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.

6.06 WAIVER ELECTION—QPSA. The Plan Administrator must provide a written explanation of the QPSA to each married Participant (“QPSA notice”), within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after Section 6.04 of the Plan becomes applicable to the Participant; or (4) a reasonable period after the Plan no longer satisfies the requirements for a fully subsidized benefit. A “reasonable period” described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3) and (4) do not apply and the Plan Administrator must provide the QPSA notice within the period beginning one year before and ending one year after the Separation from Service. The QPSA notice must describe, in a manner consistent with Treasury regulations, the terms and conditions of the QPSA and of the waiver of the QPSA, comparable to the QJSA notice required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the QPSA or make a new waiver during the election period. The election period for waiver of the QPSA ends on the date of the Participant’s death.

A Participant’s QPSA waiver election is not valid unless: (a) the Participant makes the waiver election after the Participant has received the QPSA notice and no earlier than the first day of the Plan Year in which he/she attains age 35; and (b) the Participant’s spouse (to whom the QPSA is payable) satisfies or is excused from the consent requirements as described in Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse’s consent to the waiver of the QPSA is irrevocable, unless the Participant revokes the waiver election. The spouse also may execute a blanket consent as described in Section 6.05. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he/she attains age 35, the Plan Administrator will accept a waiver election as respects the Participant’s Account Balance attributable to his/her Service prior to his/her Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35.

6.07 DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS (QDRO). Notwithstanding any other provision of this Plan, the Trustee, in accordance with the direction of the Plan Administrator, must comply with the provisions of a QDRO, as defined in Code §414(p), which is issued with respect to the Plan. This Plan specifically permits distribution to an alternate payee under a QDRO at any time, irrespective of whether the Participant has attained his/her earliest retirement age (as defined under Code §414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if: (1) the QDRO specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee’s benefits under the Plan exceeds $5,000, and the QDRO requires, the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age. Nothing in this Section 6.07 gives a Participant a right to receive distribution at a time the Plan otherwise does not permit nor does Section 6.07 authorize the alternate payee to receive a form of payment the Plan does not permit.

The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of the Plan Administrator’s determination. The Plan Administrator must provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with DOL regulations. If any portion of the Participant’s Vested Account Balance is payable under the domestic relations order during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Plan Administrator must maintain a separate accounting of the amounts payable. If the Plan Administrator determines the order is a QDRO within 18 months of the date amounts first are payable following receipt of the domestic relations order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the QDRO. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the Plan Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a QDRO.

To the extent it is not inconsistent with the provisions of the QDRO, the Plan Administrator under Section 9.08(B) may direct the Trustee to segregate the QDRO amount in a segregated investment account. The Trustee will make any payments or distributions required under this Section 6.07 by separate benefit checks or other separate distribution to the alternate payee(s).

6.08 DEFAULTED LOAN—TIMING OF OFFSET. If a Participant or a Beneficiary defaults on a Plan loan, the Plan Administrator will determine the timing of the reduction (offset) of the Participant’s Vested Account Balance in accordance with this Section 6.08 and the Plan Administrator’s loan policy. If, under the loan policy a loan default also is a distributable event under the Plan, the Trustee, at the time of the loan default, will offset the Participant’s Vested Account Balance by the lesser of the amount in default (including accrued interest) or the Plan’s security interest in that Vested Account Balance. If the loan is from a money purchase pension plan or from a target benefit plan and the loan default is a distributable event under the loan policy, the Trustee will offset the Participant’s Account Balance in the manner described above, only if the Participant has incurred a Separation from Service or has attained Normal Retirement Age. If the loan is under a 401(k) arrangement, to the extent the loan is attributable to the Participant’s deferral contributions Account, qualified matching contributions Account, qualified nonelective contributions Account or safe harbor contributions Account, the Trustee will not offset the Participant’s Vested Account Balance unless the Participant has incurred a Separation from Service or unless the Participant has attained age 59 1/2.

6.09 HARDSHIP DISTRIBUTION. For purposes of this Plan, unless the Employer in its Adoption Agreement Section 6.01 elects otherwise, a hardship distribution is a distribution on account of one or more of the following immediate and heavy financial needs: (1) expenses for medical care described in Code §213(d) incurred by the Participant, by the Participant’s spouse, or by any of the Participant’s dependents, or necessary to obtain such medical care; (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant; (3) payment of post-secondary education tuition and related educational fees (including room and board), for the next 12-month period, for the Participant, for the Participant’s spouse, or for any of the Participant’s dependents (as defined in Code §152); (4) payments necessary to prevent the eviction of the Participant from his/her principal residence or the foreclosure on the mortgage of the Participant’s principal residence; or (5) any need the Revenue Service prescribes in a revenue ruling, notice or other document of general applicability which satisfies the safe harbor definition of hardship under Treas. Reg. §1.401(k)-1(d)(2)(iv)(A). See Section 14.11(A) if a hardship distribution is from a Participant’s elective deferral Account in a 401(k) arrangement. The Employer in its Adoption Agreement Section 6.01 may elect to apply Section 14.11(A) to all Plan hardship distributions. If the Plan permits a hardship distribution from more than one Account type, the Plan Administrator may determine any ordering of a Participant’s hardship distribution from the hardship distribution eligible Accounts.

6.10 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

(A) Participant Election. A Participant (including for this purpose, a former Employee) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of his/her eligible rollover distribution from the Plan paid directly to an eligible retirement plan specified by the Participant in a direct rollover election. For purposes of this Section 6.10, a Participant includes as to their respective interests, a Participant’s surviving spouse and the Participant’s spouse or former spouse who is an alternate payee under a QDRO.

(B) Rollover and Withholding Notice. At least 30 days and not more than 90 days prior to the Trustee’s distribution of an eligible rollover distribution, the Plan Administrator must provide a written notice (including a summary notice as permitted under applicable Treasury regulations) explaining to the distributee the rollover option, the applicability of mandatory 20% federal withholding to any amount not directly rolled over, and the recipient’s right to roll over within 60 days after the date of receipt of the distribution (“rollover notice”). If applicable, the rollover notice also must explain the availability of income averaging and the exclusion of net unrealized appreciation. A recipient of an eligible rollover distribution (whether he/she elects a direct rollover or elects to receive the distribution), also may elect to receive distribution at any administratively practicable time which is earlier than 30 days (but not less than 7 days if Section 6.04 applies) following receipt of the rollover notice.

(C) Default rollover. The Plan Administrator, in the case of a Participant who does not respond timely to the notice described in Section 6.10(B), may make a direct rollover of the Participant’s Account (as described in Revenue Ruling 2000-36 or in any successor guidance) in lieu of distributing the Participant’s Account.

(D) Definitions. The following definitions apply to this Section 6.10:

(1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except an eligible rollover distribution does not include: (a) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a specified period of ten years or more; (b) any Code §401(a)(9) required minimum distribution; (c) the portion of any distribution which is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); (d) any hardship distribution made after December 31, 1998, from a Participant’s deferral contributions Account (except where the Participant also satisfies a non-hardship distribution event described in Section 14.03(d)); and (e) any distribution which otherwise would be an eligible rollover distribution, but where the total distributions to the Participant during that calendar year are reasonably expected to be less than $200.

(2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), or a qualified trust described in Code §401(a), which accepts the Participant’s or alternate payee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is either an individual retirement account or individual retirement annuity.

(3) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

6.11 TEFRA ELECTIONS. Notwithstanding the provisions of Sections 6.01, 6.02 and 6.03, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984, (“TEFRA election”) the Plan Administrator must direct the Trustee to distribute the Participant’s Vested Account Balance in accordance with that election, subject however, to the survivor annuity requirements, if applicable, of Sections 6.04, 6.05 and 6.06. This Section 6.11 does not apply to a TEFRA election, and the Plan Administrator will not comply with that election, if any of the following applies: (1) the elected method of distribution would have disqualified the Plan under Code §401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Account Balance as of December 31, 1983; (3) the election does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the distribution payment period; or, (5) the Participant (or Beneficiary) modifies or revokes the election. In the event of a revocation, the Trustee must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section 6.02 if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 6.02 if the distribution designation had not been in effect. The Plan Administrator will apply this Section 6.11 to rollovers and transfers in accordance with Part J of the Code §401(a)(9) Treasury regulations.

ARTICLE VII

EMPLOYER ADMINISTRATIVE PROVISIONS

7.01 INFORMATION TO PLAN ADMINISTRATOR. The Employer must supply current information to the Plan Administrator as to the name, date of birth, date of employment, Compensation, leaves of absence, Years of Service and date of Separation from Service of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan Administrator considers necessary to administer properly the Plan. The Employer’s records as to the current information the Employer furnishes to the Plan Administrator are conclusive as to all persons.

7.02 NO RESPONSIBILITY FOR OTHERS. Except as required under ERISA, the Employer has no responsibility or obligation under the Plan to Employees, Participants or Beneficiaries for any act (unless the Employer also serves in such capacities) required of the Plan Administrator, the Trustee, the Custodian, or of any other service provider to the Plan.

7.03 INDEMNITY OF CERTAIN FIDUCIARIES. The Employer will indemnify, defend and hold harmless the Plan Administrator from and against any and all loss resulting from liability to which the Plan Administrator may be subjected by reason of any act or omission (except willful misconduct or gross negligence) in its official capacities in the administration of this Trust or Plan or both, including attorneys’ fees and all other expenses reasonably incurred in the Plan Administrator’s defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator from any liability the Plan Administrator may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Employer may execute a written agreement further delineating the indemnification agreement of this Section 7.03, provided the agreement is consistent with and does not violate ERISA. The indemnification provisions of this Section 7.03 extend to any Trustee, third party administrator, Custodian or other Plan service provider solely to the extent provided by a written agreement executed by such persons and the Employer.

7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer has the right to direct the Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if and to the extent the Trustee consents in writing to permit such direction.

7.05 EVIDENCE. Anyone including the Employer, required to give data, statements or other information relevant under the terms of the Plan (“evidence”) may do so by certificate, affidavit, document or other form which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Administrator and the Trustee are protected fully in acting and relying upon any evidence described under the immediately preceding sentence.

7.06 PLAN CONTRIBUTIONS. The Employer is solely responsible to determine the proper amount of any Employer contribution it makes to the Plan and for the timely deposit to the Trust of the Employer’s Plan contributions.

7.07 EMPLOYER ACTION. The Employer must take any action under the Plan in accordance with applicable Plan provisions and with proper authority such that the action is valid and under applicable law and is binding upon the Employer.

7.08 FIDUCIARIES NOT INSURERS. The Trustee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Employer, the Plan Administrator and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

7.09 PLAN TERMS BINDING. The Plan is binding upon the Employer, Trustee, Plan Administrator, Custodian (and all other service providers to the Plan), upon Participants, Beneficiaries and all other persons entitled to benefits, and upon the successors and assigns of the foregoing persons.

7.10 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural. Titles of Plan and Adoption Agreement sections are for reference only.

7.11 STATE LAW. The law of the state of the Employer’s principal place of business will determine all questions arising with respect to the provisions of the Plan, except to the extent superseded by ERISA or other federal law. The Employer in an Addendum to its Adoption Agreement and subject to applicable law, may elect to apply the law of another state.

7.12 PROTOTYPE PLAN STATUS. If the Plan fails initially to qualify or to maintain qualification or if the Employer makes any amendment or modification to a provision of the Plan (other than a proper completion of an elective provision under the Adoption Agreement or the attachment of an Addendum authorized by the Plan or by the Adoption Agreement), the Employer no longer may participate under this Prototype Plan. The Employer also may not participate (or continue to participate) in this Prototype Plan if the Trustee or Custodian does not have the written consent of the Prototype Plan Sponsor required under Section 1.33 to serve in the capacity of Trustee or Custodian. If the Employer is not entitled to participate under this Prototype Plan, the Plan is an individually-designed plan and the reliance procedures specified in the applicable Adoption Agreement no longer apply.

7.13 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or any amendment to the Plan or Trust, or in the creation of any Account, or with respect to the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to employment or to continued employment by the Employer, or any legal or equitable right against the Employer, the Trustee, the Plan Administrator or any employee or agent thereof, except as expressly provided by the Plan, the Trust, ERISA or other applicable law.

ARTICLE VIII

PARTICIPANT ADMINISTRATIVE PROVISIONS

8.01 BENEFICIARY DESIGNATION. A Participant from time to time may designate, in writing, any person(s) (including a trust or other entity), contingently or successively, to whom the Trustee will pay the Participant’s Vested Account Balance (including any life insurance proceeds payable to the Participant’s Account) in the event of death. A Participant also may designate the form and method of payment of his/her Account. The Plan Administrator will prescribe the form for the Participant’s written designation of Beneficiary and, upon the Participant’s filing the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant. A divorce decree, or a decree of legal separation, revokes the Participant’s designation, if any, of his/her spouse as his/her Beneficiary under the Plan unless: (1) the decree or a QDRO provides otherwise; or (2) the Employer provides otherwise in an Addendum to its Adoption Agreement. The foregoing revocation provision (if applicable) applies only with respect to a Participant whose divorce or legal separation becomes effective on or following the date the Employer executes this Plan, unless the Employer in its Adoption Agreement specifies a different effective date.

(A) Coordination with Survivor Annuity Requirements. If Section 6.04 applies to the Participant, this Section 8.01 does not impose any special spousal consent requirements on the Participant’s Beneficiary designation unless the Participant waives the QJSA or QPSA benefit. If the Participant waives the QJSA or QPSA benefit without spousal consent to the Participant’s Beneficiary designation: (1) any waiver of the QJSA or of the QPSA is not valid; and (2) if the Participant dies prior to his/her annuity starting date, the Participant’s Beneficiary designation will apply only to the portion of the death benefit which is not payable as a QPSA. Regarding clause (2), if the Participant’s surviving spouse is a primary Beneficiary under the Participant’s Beneficiary designation, the Trustee will satisfy the spouse’s interest in the Participant’s death benefit first from the portion which is payable as a QPSA.

(B) Profit Sharing Plan Exception. If the Plan is a profit sharing plan, the Beneficiary designation of a married Exempt Participant, as described in Section 6.04(H), is not valid unless the Participant’s spouse consents (in a manner described in Section 6.05) to the Beneficiary designation. The spousal consent requirement in this Section 8.01(B) does not apply if the Participant’s spouse is the Participant’s sole primary Beneficiary, or if the Exempt Participant and his/her spouse are not married throughout the one-year period ending on the date of the Participant’s death.

(C) Incapacity of Beneficiary. If, in the opinion of the Plan Administrator, a Beneficiary is not able to care for his/her affairs because of a mental condition, physical condition or by reason of age, the Plan Administrator will apply the provisions of Section 10.09.

8.02 NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases the Participant, then the Trustee will pay the Participant’s Vested Account Balance in accordance with Section 6.03 in the following order of priority (unless the Employer specifies a different order of priority in an Addendum to its Adoption Agreement), to:

(a) The Participant’s surviving spouse (without regard to the one-year marriage rule of Sections 6.04(B) and 8.01(B); and if no surviving spouse to

(b) The Participant’s children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendents); and if none to

(c) The Participant’s surviving parents, in equal shares; and if none to

(d) The Participant’s estate.

If the Beneficiary survives the Participant, but dies prior to distribution of the Participant’s entire Vested Account Balance, the Trustee will pay the remaining Vested Account Balance to the Beneficiary’s estate unless: (1) the Participant’s Beneficiary designation provides otherwise; (2) the Beneficiary has properly designated a beneficiary; or (3) the Employer provides otherwise in an Addendum to its Adoption Agreement. A Beneficiary only may designate a beneficiary for the Participant’s Account Balance remaining at the Beneficiary’s death, if the Participant has not previously designated a successive contingent beneficiary and the Beneficiary’s designation otherwise complies with the Plan terms. If the Plan is a profit sharing plan, and the Plan includes Exempt Participants, the Employer may not specify a different order of priority in an Addendum unless the Participant’s surviving spouse will be the sole primary Beneficiary in the different order of priority. The Plan Administrator will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02.

8.03 ASSIGNMENT OR ALIENATION. Except as provided in Code §414(p) relating to QDROs and in Code §401(a)(13) relating to certain voluntary, revocable assignments, judgments and settlements, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, except as provided by Code §401(a)(13) or other applicable law, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

8.04 INFORMATION AVAILABLE. Any Participant or Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, and any contract or any other instrument which relates to the establishment or administration of the Plan or Trust. The Plan Administrator will maintain all of the items listed in this Section 8.04 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or a Beneficiary, the Plan Administrator must furnish the Participant or Beneficiary with a copy of any item listed in this Section.

8.04. The Plan Administrator may make a reasonable copying charge to the requesting person.

8.05 CLAIMS PROCEDURE FOR DENIAL OF BENEFITS. A Participant or a Beneficiary may file with the Plan Administrator a written claim for benefits, if the Participant or the Beneficiary disputes the Plan Administrator’s determination regarding the Participant’s or Beneficiary’s Plan benefit. However, the Plan will distribute only such Plan benefits to Participants or Beneficiaries as the Plan Administrator in its discretion determines a Participant or Beneficiary is entitled to. The Plan Administrator will maintain a separate written document as part of (or which accompanies) the Plan’s summary plan description explaining the Plan’s claims procedure. This Section 8.05 specifically incorporates the written claims procedure as from time to time published by the Plan Administrator as a part of the Plan. If the Plan Administrator pursuant to the Plan’s written claims procedure makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, the Participant or Beneficiary to preserve the claim must file an action with respect to the denied claim not later than 180 days following the date of the Plan Administrator’s final determination.

8.06 PARTICIPANT DIRECTION OF INVESTMENT. A Participant’s direction of the investment of his/her Account is subject to the provisions of this Section 8.06. For purposes of this Section 8.06, a Participant shall also include a Beneficiary where the Beneficiary has succeeded to the Participant’s Account and the Plan affords the Beneficiary the same self-direction or loan rights as a Participant.

(A) Trustee Authorization and Procedures. A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant’s individual Account only if the Trustee consents in writing to permit such direction. If the Trustee consents to Participant direction of investment, the Trustee only will accept direction from each Participant on a written direction of investment form the Plan Administrator provides for this purpose. The Trustee, or with the Trustee’s consent, the Plan Administrator, may establish written procedures relating to Participant direction of investment under this Section 8.06, including procedures or conditions for electronic transfers or for changes in investments by Participants. The Plan Administrator will maintain, or direct the Trustee to maintain, an appropriate individual investment Account to the extent a Participant’s Account is subject to Participant self-direction.

(B) ERISA §404(c). No Plan fiduciary (including the Employer and Trustee) is liable for any loss or for any breach resulting from a Participant’s direction of the investment of any part of his/her directed Account to the extent the Participant’s exercise of his/her right to direct the investment of his/her Account satisfies the requirements of ERISA §404(c).

(C) Participant Loans. The Plan Administrator, to the extent provided in a written loan policy adopted under Section 9.04, will treat a Plan loan made to a Participant as a Participant direction of investment under this Section 8.06, even if the Plan otherwise does not permit a Participant to direct his/her Account investments. Where a loan is treated as a directed investment, the borrowing Participant’s Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant’s loan in a segregated Account (as described in Section 9.08(B)) on behalf of the borrowing Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the loan payments to the Participant’s Account under the Plan.

(D) Collectibles. If the Trustee consents to Participant direction of investment of his/her Account, any post-December 31, 1981, investment by a Participant’s directed Account in collectibles (as defined by Code §408(m)) is a deemed distribution to the Participant for Federal income tax purposes.

ARTICLE IX

PLAN ADMINISTRATOR

9.01 COMPENSATION AND EXPENSES. The Plan Administrator (and any individuals serving as Plan Administrator) will serve without compensation for services as such, but the Employer will pay all expenses of the Plan Administrator, except to the extent the Trustee properly pays for such expenses, pursuant to Article X.

9.02 RESIGNATION AND REMOVAL. If the Employer appoints one or more persons to serve as Plan Administrator, such person(s) shall serve until they resign by written notice to the Employer or until the Employer removes them by written notice. In case of a vacancy in the position of Plan Administrator, the Employer will exercise any and all of the powers, authority, duties and discretion conferred upon the Plan Administrator pending the filling of the vacancy.

9.03 GENERAL POWERS AND DUTIES. The Plan Administrator has the following general powers and duties which are in addition to those the Plan otherwise accords to the Plan Administrator:

(a) To determine the rights of eligibility of an Employee to participate in the Plan, all factual questions that arise in the course of administering the Plan, the value of a Participant’s Account Balance (based on the value of the Trust assets, as determined by the Trustee) and the Vested percentage of each Participant’s Account Balance;

(b) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of the Plan, the Code, ERISA or other applicable law;

(c) To construe and enforce the terms of the Plan and the rules and regulations the Plan Administrator adopts, including interpretation of the basic plan document, the Adoption Agreement and any document related to the Plan’s operation;

(d) To direct the Trustee regarding the crediting and distribution of the Trust Fund and to direct the Trustee to conduct interim valuations under Section 10.15;

(e) To review and render decisions regarding a claim for (or denial of a claim for) a benefit under the Plan;

(f) To furnish the Employer with information which the Employer may require for tax or other purposes;

(g) To engage the service of agents whom the Plan Administrator may deem advisable to assist it with the performance of its duties;

(h) To engage the services of an Investment Manager or Managers (as defined in ERISA §3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under such Manager’s control;

(i) To make any other determinations and undertake any other actions the Plan Administrator believes are necessary or appropriate for the administration of the Plan; and

(j) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

The Plan Administrator must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner. The Plan Administrator shall have total and complete discretion to interpret and construe the Plan and to determine all questions arising in the administration, interpretation and application of the Plan. Any determination the Plan Administrator makes under the Plan is final and binding upon any affected person.

9.04 PLAN LOANS. The Plan Administrator may, in its sole discretion, in accordance with Section 10.03(E) establish, amend or terminate from time to time, a nondiscriminatory policy which the Trustee must observe in making Plan loans, if any, to Participants and to Beneficiaries. If the Plan Administrator adopts a loan policy, the loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) the procedure for applying for a loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. A loan policy the Plan Administrator adopts under this Section 9.04 is part of the Plan, except that the Plan Administrator may amend or terminate the policy without regard to Section 13.02.

9.05 FUNDING POLICY. The Plan Administrator will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Plan Administrator must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan’s short-term and long-term financial needs for the coordination of the Plan’s investment policy with Plan financial requirements.

9.06 INDIVIDUAL ACCOUNTS. The Plan Administrator will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant’s Account Balance under the Plan.

(A) Forfeitures. If a Participant re-enters the Plan subsequent to his/her having a Forfeiture Break in Service, the Plan Administrator, or the Trustee, must maintain a separate Account for the Participant’s pre-Forfeiture Break in Service Account Balance and a separate Account for his post-Forfeiture Break in Service Account Balance, unless the Participant’s entire Account Balance under the Plan is 100% Vested.

If the Plan is subject to Participant direction of investment under Section 8.06, the Plan Administrator may maintain, or may direct the Trustee to maintain, a separate temporary forfeiture Account in the name of the Plan to account for Participant forfeitures which occur during the Plan Year. The Trustee will direct the investment of any separate temporary forfeiture Account. As of each Accounting Date, or interim valuation date, if applicable, the Plan Administrator will allocate the net income, gain or loss from the temporary forfeiture Account, if any, to the Accounts of the Participants in accordance with the provisions of Section 9.08.

(B) Net Income, Gain or Loss. The Plan Administrator will make its allocations of net income, gain or loss or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.08. The Plan Administrator may direct the Trustee under Section 9.08(B) to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations. The Plan Administrator must maintain records of its activities.

9.07 VALUE OF PARTICIPANT’S ACCOUNT BALANCE. If any or all Plan investment accounts are pooled, each Participant’s Account has an undivided interest in the assets comprising the pooled account. In a pooled account, the value of each Participant’s Account Balance consists of that proportion of the net worth (at fair market value) of the Trust Fund which the net credit balance in his/her Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant’s life. If any or all Plan investment accounts are Participant directed, the directing Participant’s Account Balance is comprised of the assets held within the Account and the value of the Account is the fair market value of such assets. For purposes of a distribution under the Plan, the value of a Participant’s Account Balance is its value as of the valuation date immediately preceding the date of the distribution.

9.08 ALLOCATION AND DISTRIBUTION OF NET INCOME, GAIN OR LOSS. This Section 9.08 applies solely to the allocation of net income, gain or loss of the Trust Fund. The Plan Administrator will allocate Employer contributions and Participant forfeitures, if any, in accordance with Article III.

A “valuation date” under this Plan is each: (1) Accounting Date; (2) valuation date the Employer elects in its Adoption Agreement Section 10.15; or (3) valuation date the Plan Administrator establishes under Section 9.03. The Employer in its Adoption Agreement Section 10.15 or the Plan Administrator may elect alternative valuation dates for the different Account types which the Plan Administrator maintains under the Plan. As of each valuation date, the Plan Administrator must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning on the day after the last valuation date and ending on the current valuation date. The Plan Administrator will allocate net income, gain or loss to the Participant Accounts in accordance with the daily valuation method, balance forward method, weighted average method, or other method the Employer elects under its Adoption Agreement. The Employer in its Adoption Agreement may elect alternative methods under which the Plan Administrator will allocate the net income, gain or loss to the different Account types which the Plan Administrator maintains under the Plan. If the Employer in its Adoption Agreement elects to apply a weighted average allocation method, the Plan Administrator will treat a weighted portion of the applicable contributions as if includible in the Participant’s Account as of the beginning of the valuation period. The weighted portion is a fraction, the numerator of which is the number of months in the valuation period, excluding each month in the valuation period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the valuation period. The Employer in its Adoption Agreement may elect to substitute a weighting period other than months for purposes of this weighted average allocation. If the Employer in its Adoption Agreement elects to apply the daily valuation method, the Plan Administrator will allocate the net income, gain or loss on each day of the Plan Year for which Plan assets are valued on an established market and the Trustee is conducting business. If the Employer in its Adoption Agreement elects to apply the balance forward method, the Plan Administrator first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under the Plan, for amounts charged during the valuation period to the Accounts in accordance with Section 9.10 (relating to distributions and to loan disbursement payments) and Section 11.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Plan Administrator then, subject to the restoration allocation requirements of the Plan, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

(A) Trust Fund (Pooled) Investment Accounts. A pooled investment account is an Account which is not a segregated investment Account or an individual investment Account.

(B) Segregated Investment Accounts. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. Pursuant to the Plan Administrator’s direction, the Trustee may establish for a Participant a segregated investment Account to prevent a distortion of Plan income, gain or loss allocations or for such other purposes as the Plan Administrator may direct. The Trustee will invest the assets of a segregated investment Account consistent with such purposes. As of each valuation date, the Plan Administrator must reduce a segregated Account for any forfeiture arising under Section 5.09 after the Plan Administrator has made all other allocations, changes or adjustments to the Account for the valuation period.

(C) Individual (Directed) Investment Accounts. An individual investment Account is an Account which is subject to Participant or Beneficiary self-direction under Section 8.06. An individual investment Account receives all income it earns and bears all expense or loss it incurs. As of each valuation date, the Plan Administrator must reduce an individual Account for any forfeiture arising from Section 5.09 after the Plan Administrator has made all other allocations, changes or adjustment to the Account for the valuation period.

(D) Code §415 Excess Amounts. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.08.

(E) Interest Adjustment. Any distribution (other than a distribution from a segregated or individual Account) made to a Participant or Beneficiary more than 90 days after the most recent valuation date may include interest on the amount of the distribution as an expense of the Trust Fund. The interest, if any, accrues from such valuation date to the date of the distribution at the rate the Employer specifies in its Adoption Agreement.

(F) Contributions Prior to Accrual. If the Employer in its Adoption Agreement elects to impose one or more allocation conditions under Section 3.06 and the Employer contributes to the Plan amounts which at the time of the contribution have not accrued under the Plan terms (“preaccrual contributions”), the Trustee will hold the preaccrual contributions in the Trust and will invest such contributions as the Trustee determines, pending accrual and allocation to Participant Accounts. When the Plan Administrator allocates to Participants who have satisfied the Plan’s allocation conditions the Employer’s pre-accrual contributions, the Plan Administrator also will allocate the net income, gain or loss thereon pro rata in relation to each Participant’s share of the pre-accrual contribution.

9.09 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his/her Account Balance in the Trust as of that date and such other information ERISA requires be furnished the Participant or the Beneficiary. No Participant, except the Plan Administrator, has the right to inspect the records reflecting the Account of any other Participant.

9.10 ACCOUNT CHARGED. The Plan Administrator will charge a Participant’s Account for all distributions made from that Account to the Participant, to his/her Beneficiary or to an alternate payee, including a disbursement payment for a Participant loan. The Plan Administrator, except as prohibited by the Code or ERISA, also will charge a Participant’s Account for any reasonable administrative expenses incurred by the Plan directly related to that Account.

9.11 LOST PARTICIPANTS. If the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable under Article VI or under Section 13.06 (a “lost Participant”), the Plan Administrator will apply the provisions of this Section 9.11.

(A) Attempt to Locate. The Plan Administrator will use one or more of the following methods to attempt to locate a lost Participant: (1) provide a distribution notice to the lost Participant at his/her last known address by certified or registered mail; (2) use of the IRS letter forwarding program under Rev. Proc. 94-22; (3) use of a commercial locator service, the internet or other general search method; or (4) use of the Social Security Administration search program.

(B) Failure to Locate. If a lost Participant remains unlocated for 6 months following the date of the Plan Administrator first attempts to locate the lost Participant using one or more of the methods described in Section 9.11(A), the Plan Administrator may forfeit the lost Participant’s Account. If the Plan Administrator will forfeit the lost Participant’s Account, the forfeiture occurs at the end of the above-described 6 month period and the Plan Administrator will allocate the forfeiture in accordance with Section 3.05. If a lost Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his/her forfeited Account, the Plan Administrator will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for net income, gains or losses occurring subsequent to the forfeiture. The Plan Administrator will make the restoration in the Plan Year in which the lost Participant makes the claim, first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, then from the amount, if any, of Trust net income or gain for the Plan Year and last from the amount or additional amount the Employer contributes to the Plan for the Plan Year. The Plan Administrator will distribute the restored Account to the lost Participant not later than 60 days after the close of the Plan Year in which the Plan Administrator restores the forfeited Account. The Plan Administrator under this Section 9.11(B) will forfeit the entire Account of the lost Participant, including deferral contributions and Participant contributions.

(C) Nonexclusivity and Uniformity. The provisions of Section 9.11 are intended to provide permissible but not exclusive means for the Plan Administrator to administer the Accounts of lost Participants. The Plan Administrator may utilize any other reasonable method to locate lost Participants and to administer the Accounts of lost Participants, including the default rollover under Section 6.10(C) and such other methods as the Revenue Service or the U.S. Department of Labor (“DOL”) may in the future specify. The Plan Administrator will apply Section 9.11 in a reasonable, uniform and nondiscriminatory manner, but may in determining a specific course of action as to a particular Account, reasonably take into account differing circumstances such as the amount of a lost Participant’s Account, the expense in attempting to locate a lost Participant, the Plan Administrator’s ability to establish and the expense of establishing a rollover IRA, and other factors. The Plan Administrator may charge to the Account of a lost Participant the reasonable expenses incurred under this Section 9.11 and which are associated with the lost Participant’s Account.

9.12 PLAN CORRECTION. The Plan Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Plan Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code §401(a) or to correct a fiduciary breach under ERISA. Without limiting the Plan Administrator’s authority under the prior sentence, the Plan Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS. The Plan Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate fiduciary or plan official in undertaking correction of a fiduciary breach, including correction under the Voluntary Fiduciary Correction Program (“VFC”) or any successor program to VFC. If the Plan includes a 401(k) arrangement, the Plan Administrator to correct an operational error may require the Trustee to distribute from the Plan elective deferrals or vested matching contributions, including earnings, where such amounts result from an operational error other than a failure of Code §415, Code §402(g), a failure of the ADP or ACP tests, or a failure of the multiple use limitation.

9.13 NO RESPONSIBILITY FOR OTHERS. Except as required under ERISA, the Plan Administrator has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act (unless the Plan Administrator also serves in such capacities) required of the Employer, the Trustee, the Custodian or of any other service provider to the Plan. The Plan Administrator is not responsible to collect any required plan contribution or to determine the correctness or deductibility or any Employer contribution. The Plan Administrator in administering the Plan is entitled to, but is not required to rely upon, information which a Participant, Beneficiary, Trustee, Custodian, the Employer, a Plan service provider or representatives thereof provide to the Plan Administrator.

9.14 NOTICE, DESIGNATION, ELECTION, CONSENT AND WAIVER. All notices under the Plan and all Participant or Beneficiary designations, elections, consents or waivers must be in writing and made in a form the Plan Administrator specifies or otherwise approves. To the extent permitted by Treasury regulations or other applicable guidance, any Plan notice, election, consent or waiver may be transmitted electronically. Any person entitled to notice under the Plan may waive the notice or shorten the notice period except as otherwise required by the Code or ERISA.

ARTICLE X

TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

10.01 ACCEPTANCE. The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

10.02 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the Plan contributions made by the Employer, but the Trustee does not have any duty to ensure that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is the Trustee obliged to ensure that funds deposited with it are deposited according to the provisions of the Plan.

10.03 INVESTMENT POWERS.

(A) Discretionary Trustee Designation. If the Employer, in its Adoption Agreement, designates the Trustee to administer the Trust as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or the direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Employer, or to Participant direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Plan Administrator. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

(a) To invest consistent with and subject to applicable law any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds (including proprietary funds), put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to open and to maintain margin accounts, to engage in short sales, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent person would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

(b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

(c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a state, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code §414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code §584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code §1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

(d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

(e) To credit and distribute the Trust Fund as directed by the Plan Administrator. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator.

(f) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

(g) To compromise, contest, arbitrate or abandon claims and demands, in the Trustee’s discretion.

(h) To have with respect to the Trust all of the rights of an individual owner, including the power to exercise any and all voting rights associated with Trust assets, to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, to tender shares and to exercise or sell stock subscriptions or conversion rights.

(i) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

(j) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

(k) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

(l) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

(m) To file all information and tax returns required of the Trustee.

(n) To furnish to the Employer and to the Plan Administrator an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer and the Plan Administrator, except as to any act or transaction concerning which the Employer of the Plan Administrator files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

(o) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except the Trustee is not obliged nor required to do so unless indemnified to its satisfaction.

(B) Nondiscretionary Trustee Designation/ Appointment of Custodian. If the Employer, in its Adoption Agreement, designates the Trustee to administer the Trust as a nondiscretionary Trustee, then the Trustee will not have any discretion or authority with regard to the investment of the Trust Fund, but must act solely as a directed trustee of the funds contributed to it. A nondiscretionary Trustee, as directed trustee of the funds held by it under the Plan, is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely as directed trustee in accordance with the written direction of the Named Fiduciary (except to the extent a Plan asset is subject to the control and the management of a properly appointed Investment Manager or subject to Employer or Participant direction of investment):

(a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds (including proprietary funds), put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized options exchange with or without holding the underlying common stock, to open and to maintain margin accounts, to engage in short sales, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Named Fiduciary deems appropriate.

(b) To retain in cash so much of the Trust Fund as the Named Fiduciary may direct in writing to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

(c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code §414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code §584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code §1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

(d) To sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Named Fiduciary directs in writing.

(e) To credit and distribute the Trust Fund as directed by the Plan Administrator. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or the direction of the Plan Administrator.

(f) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge in accordance with and at the written direction of the Named Fiduciary.

(g) To have with respect to the Trust all of the rights of an individual owner, including the power to exercise any and all voting rights associated with Trust assets, to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, to tender shares and to exercise or sell stock subscriptions or conversion rights, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary.

(h) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary. (i) To hold any securities or other property in the name of the nondiscretionary Trustee or its nominee, with depositories or agent depositories or in another form as the Named Fiduciary may direct in writing, with or without disclosing the custodial relationship.

(j) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

(k) To file all information and tax returns required of the Trustee.

(l) To furnish to the Named Fiduciary, the Employer and the Plan Administrator an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the nondiscretionary Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Named Fiduciary, the Employer and the Plan Administrator, except as to any act or transaction concerning which the Named Fiduciary, the Employer or the Plan Administrator files with the nondiscretionary Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

(m) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except the Trustee is not obliged nor required to do so unless indemnified to its satisfaction.

Appointment of Custodian. The Employer may appoint a Custodian under the Plan, the acceptance by the Custodian indicated on the execution page of the Adoption Agreement. If the Employer appoints a Custodian, the Plan must have a discretionary Trustee, as described in Section 10.03(A). A Custodian has the same powers, rights and duties as a nondiscretionary Trustee, as described in this Section 10.03(B). The Custodian accepts the terms of the Plan and Trust by executing the Adoption Agreement. Any reference in the Plan to a Trustee also is a reference to a Custodian where the context of the Plan dictates. A limitation of the Trustee’s liability by Plan provision also acts as a limitation of the Custodian’s liability. Any action taken by the Custodian at the discretionary Trustee’s direction satisfies any provision in the Plan referring to the Trustee’s taking that action.

Modification of Powers/Limited Responsibility. The Employer and the nondiscretionary Trustee (or the Custodian), in writing, may limit the powers of the Custodian or the nondiscretionary Trustee to any combination of powers listed within this Section 10.03(B). If there is a Custodian or a nondiscretionary Trustee under the Plan, then the Employer, in adopting this Plan acknowledges the Custodian or the nondiscretionary Trustee does not have any discretion with respect to the investment or the re-investment of the Trust Fund and the Custodian or the nondiscretionary Trustee is acting solely as a custodian or as a directed trustee with respect to the assets comprising the Trust Fund.

(C) Limitation of Powers of Certain Custodians. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then Paragraphs (a), (c) as it relates to common trust funds or collective investment funds, (d), (f), (g) and (h) of Section 10.03(B), Section 10.17 and Article XI do not apply to that bank and that bank only has the power and the authority to exercise the remaining powers, rights and duties under Section 10.03(B).

(D) Named Fiduciary/Limitation of Liability of Nondiscretionary Trustee or Custodian. The Named Fiduciary under the Plan has the sole responsibility for the management and the control of the Trust Fund, except with respect to a Plan asset under the control or the direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Participant or Employer direction of investment. If the Employer appoints a discretionary Trustee, the Named Fiduciary is the discretionary Trustee. If the Employer appoints a Custodian, the Named Fiduciary is the discretionary Trustee. Under a nondiscretionary Trustee designation, unless the Employer designates in writing another person or persons to serve as Named Fiduciary, the Named Fiduciary under the Plan is the president of a corporate Employer, the managing partner of a partnership Employer, the managing member of a limited liability company Employer or the sole proprietor, as appropriate. The Named Fiduciary will exercise its management and control of the Trust Fund through its written direction to the nondiscretionary Trustee or to the Custodian, whichever applies to the Plan. The nondiscretionary Trustee or the Custodian does not have any duty to review or to make recommendations regarding investments made at the written direction of the Named Fiduciary. The nondiscretionary Trustee or the Custodian must retain any investment obtained at the written direction of the Named Fiduciary until further directed in writing by the Named Fiduciary to dispose of such investment. The nondiscretionary Trustee or the Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any written direction of the Named Fiduciary. The Employer will indemnify, defend and hold the nondiscretionary Trustee or the Custodian harmless from any damages, costs or expenses, including reasonable attorneys’ fees, which the nondiscretionary Trustee or the Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee’s or Custodian’s full and timely compliance with any written direction of the Named Fiduciary.

(E) Participant Loans. This Section 10.03(E) specifically authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or to a Beneficiary in accordance with the loan policy established by the Plan Administrator, provided: (1) the loan policy satisfies the requirements of Section 9.04; (2) loans are available to all

Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for Nonhighly Compensated Employees; (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the loan provides for repayment within a specified time (however, the loan policy may suspend loan payments pursuant to Code §414(u)(4)) or otherwise in accordance with applicable Treasury Regulations); (5) the default provisions of the note permit offset of the Participant’s Vested Account Balance only at the time when the Participant has a distributable event under the Plan, but without regard to whether the Participant consents to distribution as otherwise may be required under Section 6.01(A)(5); (6) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant’s Vested Account Balance; and (7) the loan otherwise conforms to the exemption provided by Code §4975(d)(1). The loan policy may provide a Participant’s loan default is a distributable event with respect to the defaulted amount, irrespective of whether the Participant otherwise has incurred a distributable event at the time of default, except as to amounts which the Participant used to secure his/her loan which remain subject to distribution restrictions under Section 14.11 or are money purchase pension plan or target benefit plan balances which may not be distributed in-service at the time of default. If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not pledge any portion of his/her Account Balance as security for a loan unless, within the 90 day period ending on the date the pledge becomes effective, the Participant’s spouse, if any, consents (in a manner described in Section 6.05 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security.

A Participant who is an Owner-Employee (including other persons described in Code §4975(f)(6)), or who is a Shareholder-Employee may not receive a loan from the Plan, unless he/she has obtained a prohibited transaction exemption from the DOL.

(F) Investment in Qualifying Employer Securities and Qualifying Employer Real Property. The Trustee (or as applicable, Investment Manager, Employer or Participant) may invest in qualifying Employer securities or in qualifying Employer real property, as defined in and as limited by ERISA. If the Employer’s Plan is a profit sharing plan, the aggregate investments in qualifying Employer securities and in qualifying Employer real property may exceed 10% of the value of Plan assets, unless the Employer elects in its Adoption Agreement to restrict such investments to 10% (or to some other percentage which is less than 100%). Notwithstanding the foregoing, except where permitted under ERISA §407(b)(2), if the Plan includes a 401(k) arrangement, a participant’s Deferral Contributions Account accumulated in Plan Years beginning after December 31, 1998, including earnings thereon, may not be invested more than 10% in qualifying employer securities and qualifying employer real property, unless such investments are directed by the Participant or the Participant’s Beneficiary.

(G) Modifications to Trust. The Employer in its Standardized Adoption Agreement may not amend any provision of Article X (or any other provision of the Plan related to the Trust) except to specify the Trust year, the names of the Plan, the Employer, the Trustee, the Custodian, the Plan Administrator, other fiduciaries or the name of any pooled trust in which the Trust will participate. The Employer in its Nonstandardized Adoption Agreement, in addition to the foregoing amendments, may amend or override the administrative provisions of Article X (or any other provision of the Plan related to the Trust), including provisions relating to Trust investment and Trustee duties. Any such amendment: (1) must not conflict with any other provisions of the Plan (except as expressly are intended to override an existing Trust provision); (2) must not cause the Plan to violate Code §401(a); and (3) must be made in accordance with Rev. Proc. 2000-20 or any successor thereto. All Section 10.03(G) Trust modifications are subject to Section 13.02 and require the written consent or signature of the Trustee.

(H) Cofiduciary Liability. Each fiduciary under the Plan is responsible solely for his/her or its own acts or omissions. A fiduciary does not have any liability for another fiduciary’s breach of fiduciary responsibility with respect to the Plan and the Trust unless the fiduciary: (1) participates knowingly in or undertakes to conceal the breach; (2) has actual knowledge of the breach and fails to take reasonable remedial action to remedy the breach; or (3) through negligence in performing his/her or its own specific fiduciary responsibilities that give rise to fiduciary status, the fiduciary has enabled the other fiduciary to commit a breach of the latter’s fiduciary responsibility.

10.04 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Employer or Plan Administrator may specify in writing. The Trustee must furnish the Plan Administrator with whatever information relating to the Trust Fund the Plan Administrator considers necessary to perform its duties as Plan Administrator.

10.05 FEES AND EXPENSES FROM FUND. A Trustee or a Custodian will receive reasonable compensation as may be agreed upon from time to time between the Employer and the Trustee or the Custodian. No person who is receiving full pay from the Employer may receive compensation (except for reimbursement of Plan expenses) for services as Trustee or as Custodian. The Trustee will pay from the Trust Fund all fees and reasonable expenses incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan and are not “settlor expenses” as determined by the DOL unless the Employer pays such fees and expenses. Any fee or expense paid, directly or indirectly, by the Employer is not an Employer contribution to the Plan, provided the fee or the expense relates to the ordinary and necessary administration of the Trust Fund.

10.06 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, a Participant or a Beneficiary is not a necessary party or required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment entered in any such proceeding will be binding upon the Employer, the Plan Administrator, the Trustee, Custodian, Participants and Beneficiaries and upon their successors and assigns.

10.07 PROFESSIONAL AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee reasonably may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may reasonably act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

10.08 DISTRIBUTION OF CASH OR PROPERTY. The Trustee will make Plan distributions in the form of cash except where: (1) the required form of distribution is a QJSA or QPSA which has not been waived; (2) the Plan is a restated Plan and under the prior Plan, distribution in the form of property (“in-kind distribution”) is a Protected Benefit (3) the Plan Administrator adopts a written policy which provides for in-kind distribution; or (4) the Employer is terminating the Plan, and in the reasonable judgement of the Trustee, some or all Plan assets may not within a reasonable time for making final distribution of Plan assets, be liquidated to cash or may not be so liquidated without undue loss in value. The Plan Administrator’s policy under clause (3) may restrict in-kind distributions to certain types of Trust investments or specify any other reasonable and nondiscriminatory condition or restriction applicable to inkind distributions. Under clause (4), the Trustee will make Plan termination distributions to Participants and Beneficiaries in cash, in-kind or in a combination of these forms, in a reasonable and nondiscriminatory manner which may take into account the preferences of the distributees. All in-kind distributions will be made based on the current fair market value of the property, as determined by the Trustee.

10.09 PARTICIPANT OR BENEFICIARY INCAPACITATED. If, in the opinion of the Plan Administrator or of the Trustee, a Participant or Beneficiary entitled to a Plan distribution is not able to care for his/her affairs because of a mental condition, a physical condition, or by reason of age, at the direction of the Plan Administrator the Trustee may make the distribution to the Participant’s or Beneficiary’s guardian, conservator, trustee, custodian (including under a Uniform Transfers or Gifts to Minors Act) or to his/her attorney-in-fact or to other legal representative upon furnishing evidence of such status satisfactory to the Plan Administrator and to the Trustee. The Plan Administrator and the Trustee do not have any liability with respect to payments so made and neither the Plan Administrator nor the Trustee has any duty to make inquiry as to the competence of any person entitled to receive payments under the Plan.

10.10 DISTRIBUTION DIRECTIONS. The Trustee must promptly notify the Plan Administrator of any unclaimed Plan distribution and then dispose of the distribution in accordance with the Plan Administrator’s subsequent direction.

10.11 THIRD PARTY RELIANCE. A person dealing with the Trustee is not obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee’s duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan is conclusive in favor of any person relying on the certificate.

10.12 MULTIPLE TRUSTEES. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or the investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. If there is more than one Trustee, the Trustees jointly will manage and control the assets of the Trust Fund. However, the Trustees may allocate among themselves specific responsibilities or obligations or may authorize one or more of them, either individually or in concert, to exercise any or all of the powers granted to the Trustee under Article X. In addition, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.

10.13 RESIGNATION AND REMOVAL. The Trustee or the Custodian may resign its position by giving written notice to the Employer and to the Plan Administrator. The Trustee’s notice must specify the effective date of the Trustee’s resignation, which date must be at least 30 days following the date of the Trustee’s notice, unless the Employer consents in writing to shorter notice.

The Employer may remove a Trustee or a Custodian by giving written notice to the effected party. The Employer’s notice must specify the effective date of removal which date must be at least 30 days following the date of the Employer’s notice, except where the Employer reasonably determines a shorter notice period or immediate removal is necessary to protect Plan assets. In the event of the resignation or the removal of a Trustee, where no other Trustee continues to service, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee. If the Employer fails to appoint a successor Trustee as of the effective date of the Trustee resignation or removal and no other Trustee remains, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed the Employer’s acceptance of appointment as successor Trustee with the former Trustee. If state law prohibits the Employer from serving as successor Trustee, the appointed successor Trustee is the president of a corporate Employer, the managing partner of a partnership Employer, the managing member of a limited liability company Employer or the sole proprietor, as appropriate. If the Employer removes and does not replace a Custodian, the discretionary Trustee will assume possession of Plan assets held by the former Custodian.

10.14 SUCCESSOR TRUSTEE ACCEPTANCE. Each successor Trustee succeeds its predecessor Trustee by accepting in writing its appointment as successor Trustee and by filing the acceptance with the former Trustee and the Plan Administrator without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under the Plan upon its predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Plan Administrator, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without liability.

10.15 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant’s Account Balance in the Trust. The Trustee also must value the Trust Fund on such other valuation dates as directed in writing by the Plan Administrator or as the Adoption Agreement may require.

10.16 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED. The Trustee is not liable for the acts or omissions of any Investment Manager the Plan Administrator may appoint, nor is the Trustee under any obligation to invest or otherwise to manage any asset of the Trust Fund which is subject to the management of a properly appointed Investment Manager. The Plan Administrator, the Trustee and any properly appointed Investment Manager may execute a written agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager. The limitation on liability described in this Section 10.16 also applies to the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 10.18. However, if a discretionary Trustee, pursuant to the delegation described in Section 10.18, appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee’s actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA. The Employer, the discretionary Trustee and an ancillary trustee may execute a written agreement as a part of this Plan delineating any indemnification agreement among the parties.

10.17 INVESTMENT IN GROUP TRUST FUND. The Employer, by adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code §401(a). This authorization applies solely to a group trust fund exempt from taxation under Code §501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100, or any successor thereto. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. The Employer must specify in an Addendum to its Adoption Agreement the group trust fund(s) to which this authorization applies. If the Trustee is acting as a nondiscretionary Trustee, the investment in the group trust fund is available only in accordance with a proper direction, by the Named Fiduciary, in accordance with Section 10.03(B). Pursuant to Paragraph (c) of Section 10.03(A), a Trustee has the authority to invest in certain common trust funds and collective investment funds without the need for the authorizing Addendum described in this Section 10.17. Furthermore, at the Employer’s direction, the Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant’s Account Balance under the qualified plans in which he/she is a participant.

10.18 APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY. The Employer, in writing, may appoint any qualified person in any state to act as ancillary trustee with respect to a designated portion of the Trust Fund, subject to any consent required under Section 1.33. An ancillary trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA. The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the agreement appointing the ancillary trustee and to the terms of the Plan or of ERISA. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 10.03. The delegated investment powers may include the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code §584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a state and the ancillary trustee (or its affiliate, as defined in Code §1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 10.17.

The ancillary trustee may resign its position and the Employer may remove an ancillary trustee as provided in Section 10.13 regarding resignation and removal of the Trustee or Custodian. In the event of such resignation or removal, the Employer may appoint another ancillary trustee or may return the assets to the control and management of the Trustee. The Employer may delegate its responsibilities under this Section 10.18 to a discretionary Trustee under the Plan, but not to a nondiscretionary

Trustee or to a Custodian, subject to the acceptance by the discretionary Trustee of that delegation. If the DOL requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the DOL. The independent fiduciary will have the duties, responsibilities and powers prescribed by the DOL and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the DOL and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

ARTICLE XI

PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

11.01 INSURANCE BENEFIT. The Employer may elect to provide incidental life insurance benefits for insurable Participants who consent to life insurance benefits by executing the appropriate insurance company application form. The Trustee will not purchase any incidental life insurance benefit for any Participant prior to a contribution allocation to the Participant’s Account. At an insured Participant’s written direction, the Trustee will use all or any portion of the Participant’s Employee contributions, if any, to pay insurance premiums covering the Participant’s life. This Section 11.01 also authorizes (except if the Plan is a money purchase pension plan) the purchase of life insurance, for the benefit of the Participant, on the life of a family member of the Participant or on any person in whom the Participant has an insurable interest. However, if the policy is on the joint lives of the Participant and another person, the Trustee may not maintain that policy if the other person predeceases the Participant. The Employer will direct the Trustee as to the insurance company and insurance agent through which the Trustee is to purchase the insurance contracts, the amount of the coverage and the applicable dividend plan. Each application for a policy, and the policies themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Plan. The Trustee must be the named beneficiary for the Account of the insured Participant. Proceeds of insurance contracts paid to the Participant’s Account under this Article XI are subject to the distribution requirements of Article VI. The Trustee will not retain any such proceeds for the benefit of the Trust.

The Trustee will charge the premiums on any incidental benefit insurance contract covering the life of a Participant against the Account of that Participant and will treat the insurance contract as a directed investment of the Participant’s Account, even if the Plan otherwise does not permit a Participant to direct the investment of his/her own Account. The Trustee will hold all incidental benefit insurance contracts issued under the Plan as assets of the Trust created and maintained under the Plan.

(A) Incidental insurance benefits. The aggregate of life insurance premiums paid for the benefit of a Participant, at all times, may not exceed the following percentages of the aggregate of the Employer’s contributions (including Deferral Contributions and forfeitures) allocated to any Participant’s Account: (i) 49% in the case of the purchase of ordinary life insurance contracts; or (ii) 25% in the case of the purchase of term life insurance or universal life insurance contracts. If the Trustee purchases a combination of ordinary life insurance contract(s) and term life insurance or universal life insurance contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance contract(s) and the premiums paid for the term life insurance or universal life insurance contract(s) may not exceed 25% of the Employer contributions allocated to any Participant’s Account.

(B) Exception for certain profit sharing plans. If the Plan is a profit sharing plan, the incidental insurance benefits requirement does not apply to the Plan if the Plan purchases life insurance benefits only from Employer contributions accumulated in the Participant’s Account for at least two years (measured from the allocation date).

(C) Exception for other amounts. The incidental insurance benefits requirement does not apply to life insurance purchased with Employee contributions, rollover contributions, or earnings on Employer contributions.

11.02 LIMITATION ON LIFE INSURANCE PROTECTION. The Trustee will not continue any life insurance protection for any Participant beyond his/her annuity starting date as defined in Section 6.01(A)(4). If the Trustee holds any incidental benefit insurance contract(s) for the benefit of a Participant when he/she terminates his/her employment (other than by reason of death), the Trustee must proceed as follows:

(a) If the entire cash value of the contract(s) is Vested in the terminating Participant, or if the contract(s) will not have any cash value at the end of the policy year in which Separation from Service occurs, the Trustee will transfer the contract(s) to the Participant endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Trust; subject however, to restrictions as to surrender or payment of benefits as the issuing insurance company may permit and as the Plan Administrator directs;

(b) If only part of the cash value of the contract(s) is Vested in the terminating Participant, the Trustee, to the extent the Participant’s interest in the cash value of the contract(s) is not Vested, may adjust the Participant’s interest in the value of his/her Account attributable to Trust assets other than incidental benefit insurance contracts and proceed as in (a), or the Trustee must effect a loan from the issuing insurance company on the sole security of the contract(s) for an amount equal to the difference between the cash value of the contract(s) at the end of the policy year in which termination of employment occurs and the amount of the cash value that is Vested in the terminating Participant, and the Trustee must transfer the contract(s) endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Trust; subject however, to the restrictions as to surrender or payment of benefits as the issuing insurance company may permit and the Plan Administrator directs;

(c) If no part of the cash value of the contract(s) is Vested in the terminating Participant, the Trustee must surrender the contract(s) for cash proceeds as may be available.

In accordance with the written direction of the Plan Administrator, the Trustee will make any transfer of contract(s) under this Section 11.02 on the Participant’s annuity starting date (or as soon as administratively practicable after that date). The Trustee may not transfer any contract under this Section 11.02 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the joint and survivor annuity requirements, if applicable, of Article VI. In this regard, the Trustee either must convert such a contract to cash and distribute the cash instead of the contract, or before making the transfer, must require the issuing company to delete the unauthorized method of payment option from the contract.

11.03 DEFINITIONS. For purposes of this Article XI:

(a) “Policy” means an ordinary life, term life or universal life insurance contract issued by an insurer on the life of a Participant.

(b) “Issuing insurance company” is any life insurance company which has issued a policy upon application by the Trustee under the terms of this Plan.

(c) “Contract” or “Contracts” means a policy of insurance. In the event of any conflict between the provisions of this Plan and the terms of any contract or policy of insurance issued in accordance with this Article XI, the provisions of the Plan control.

(d) “Insurable Participant” means a Participant to whom an insurance company, upon an application being submitted in accordance with the Plan, will issue insurance coverage, either as a standard risk or as a risk in an extra mortality classification.

11.04 DIVIDEND PLAN. The dividend plan is premium reduction unless the Plan Administrator directs the Trustee to the contrary. The Trustee must use all dividends for a contract to purchase insurance benefits or additional insurance benefits for the Participant on whose life the insurance company has issued the contract. Furthermore, the Trustee must arrange, where possible, for all policies issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance contracts to contain guaranteed cash values with as uniform basic options as are possible to obtain. The term “dividends” includes policy dividends, refunds of premiums and other credits.

11.05 INSURANCE COMPANY NOT A PARTY TO AGREEMENT. No insurance company, solely in its capacity as an issuing insurance company, is a party to this Plan nor is the company responsible for its validity.

11.06 NO RESPONSIBILITY FOR OTHERS. Except as required by ERISA, an issuing insurance company has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act (unless the insurance company also serves in such capacities) required of the Employer, the Plan Administrator, the Trustee, the Custodian or any other service provider to the Plan. No insurance company, solely in its capacity as an issuing insurance company, need examine the terms of this Plan. For the purpose of making application to an insurance company and in the exercise of any right or option contained in any policy, the insurance company may rely upon the signature of the Trustee and is held harmless and completely discharged in acting at the direction and authorization of the Trustee. An insurance company is discharged from all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, and is not obliged to see to the distribution or further application of any moneys the insurance company so pays.

11.07 DUTIES OF INSURANCE COMPANY. Each insurance company must keep such records, make such identification of contracts, funds and accounts within funds, and supply such information as may be necessary for the proper administration of the Plan under which it is carrying insurance benefits.

Note: The provisions of this Article XI are not applicable, and the Plan may not invest in insurance contracts, if a Custodian signatory to the Adoption Agreement is a bank which does not have trust powers from its governing state banking authority.

ARTICLE XII

TOP-HEAVY PROVISIONS

12.01 DETERMINATION OF TOP-HEAVY STATUS. If this Plan is the only qualified plan maintained by the Employer, the Plan is top-heavy for a Plan Year if the top-heavy ratio as of the Determination Date exceeds 60%. The top-heavy ratio is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees.

The Plan Administrator must include in the top-heavy ratio, as part of the Account Balances, any contribution not made as of the Determination Date but includible under Code §416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Plan Administrator must calculate the top-heavy ratio by disregarding the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Account Balance (including distributions, if any, of the Account Balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Plan Administrator must calculate the top-heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code §416 and the regulations under that Code section.

If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan now terminated, this Plan is top-heavy only if it is part of the Required Aggregation Group, and the top-heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Plan Administrator will calculate the top-heavy ratio in the same manner as required by the first two paragraphs of this Section 12.01, taking into account all plans within the Aggregation Group. To the extent the Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Plan Administrator will calculate the present value of accrued benefits under defined benefit plans or the account balances under simplified employee pension plans included within the group in accordance with the terms of those plans, Code §416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-Key Employee, the Plan Administrator will determine his/her accrued benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code §411(b)(1)(C). If the Employer maintains a defined benefit plan, the Plan Administrator will use the actuarial assumptions (interest and mortality only) stated in that plan to calculate the present value of benefits from that defined benefit plan. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Plan Administrator must value the Account Balance in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code §416 and applicable Treasury regulations require for the first and for the second plan year of a defined benefit plan. The Plan Administrator will calculate the top-heavy ratio with reference to the Determination Dates that fall within the same calendar year. The top-heavy provisions of the Plan apply only for Plan Years in which Code §416 requires application of the top-heavy rules.

12.02 DEFINITIONS. For purposes of applying the top-heavy provisions of the Plan:

(a) “Compensation” means Compensation as determined under Section 3.18(b) for Code §415 purposes and includes Compensation for the entire Plan Year.

(b) “Determination Date” means for any Plan Year, the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

(c) “Determination Period” means the 5-year period ending on the Determination Date. (d) “Employer” means the Employer that adopts this Plan and any Related Employer.

(e) “Key Employee” means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, at any time during the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code §415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code §415(c)(1)(A) (relating to defined contribution plans), owns a more than 1/2% interest in the Employer and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code §318 (or the principles of that Code section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code §414(q) exclusions) of Employees, but no more than 50 officers. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code §416(i)(1) and the regulations under that Code section.

(f) “Non-Key Employee” means an Employee who does not meet the definition of Key Employee.

(g) “Participant” means any Employee otherwise eligible to participate in the Plan but who is not entitled to receive any allocation under the Plan (or would have received a lesser allocation) for the Plan Year because of his/her Compensation level or because of his/her failure: (i)

to make elective deferrals under a 401(k) arrangement; (ii) to make Employee contributions; or (iii) to complete 1,000 Hours of Service or any other service requirement the Employer specifies in its Adoption Agreement as a condition to receive an allocation except for employment on the last day of the Plan Year.

(h) “Permissive Aggregation Group” means the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the nondiscrimination requirements of Code §401(a)(4) and the coverage requirements of Code §410. The Plan Administrator will determine the Permissive Aggregation Group.

(i) “Required Aggregation Group” means: (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (including terminated plans); and (ii) any other qualified plan of the Employer which enables a plan described in clause (i) to meet the requirements of Code §401(a)(4) or of Code §410.

12.03 TOP-HEAVY MINIMUM ALLOCATION. The top-heavy minimum allocation requirement applies to the Plan only in a Plan Year for which the Plan is top-heavy. If the Plan is top-heavy in any Plan Year:

(a) Each Non-Key Employee who is a Participant (as described in Section 12.02(g)) and employed by the Employer on the last day of the Plan Year will receive a top-heavy minimum allocation for that Plan Year.

(b) The top-heavy minimum allocation is equal to the lesser of 3% of the Non-Key Employee’s Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code §401(a)(4) or the coverage rules of Code §410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top-heavy minimum allocation is 3% of the Non-Key Employee’s Compensation regardless of the contribution rate for the Key Employees.

(c) If, for a Plan Year, there are no allocations of Employer contributions or of forfeitures for any Key Employee, the Plan does not require any top-heavy minimum allocation for the Plan Year, unless a top-heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

12.04 DETERMINING TOP-HEAVY CONTRIBUTION RATES. In determining under Section 12.03(b) the highest contribution rate for any Key Employee, the Plan Administrator takes into account all Employer contributions (including deferral contributions and including matching contributions but not including Employer contributions to Social Security) and forfeitures allocated to the Participant’s Account for the Plan Year, divided by his/her Compensation for the entire Plan Year. For purposes of satisfying the Employer’s top-heavy minimum allocation requirement, the Plan Administrator disregards the elective deferrals and matching contributions allocated to a Non-Key Employee’s Account in determining the Non-Key Employee’s contribution rate. However, the Plan Administrator operationally may include in the contribution rate of a Non-Key Employee any matching contributions not necessary to satisfy the nondiscrimination requirements of Code §401(k) or of Code §401(m). To determine a Participant’s contribution rate, the Plan Administrator must treat all qualified top-heavy defined contribution plans maintained by the Employer (or by any Related Employer) as a single plan.

12.05 PLAN WHICH WILL SATISFY TOP-HEAVY. The Plan will satisfy the top-heavy minimum allocation requirement in accordance with the following requirements:

(a) If the Employer makes the top-heavy minimum allocation to this Plan, the Employer will make any necessary additional contribution to this Plan. The Plan Administrator first will allocate the Employer contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of Adoption Agreement Section 3.04. The Employer then will contribute an additional amount for the Account of any Participant entitled under Section 12.03 to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under Section 12.02, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant’s contribution rate to the top-heavy minimum allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

(b) If the Employer makes the top-heavy minimum allocation under another plan, this Plan does not provide the top-heavy minimum allocation and the Plan Administrator will allocate the annual Employer contributions (and Participant forfeitures) under the Plan solely in accordance with the allocation method selected under Adoption Agreement Section 3.04.

12.06 TOP-HEAVY VESTING. If the Plan is topheavy and the Employer in its Adoption Agreement does not elect immediate vesting, the Employer must elect a topheavy (or modified top-heavy) vesting schedule. The specified top-heavy vesting schedule applies to the Plan’s first top-heavy Plan Year and to all subsequent Plan Years, except as the Employer otherwise elects in its Adoption Agreement. If the Employer elects in its Adoption Agreement to apply the specified top-heavy vesting schedule only in Plan Years in which the Plan is top-heavy, any change in the Plan’s vesting schedule resulting from this election is subject to Section 5.11.

ARTICLE XIII

EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

13.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer does not have any beneficial interest in any asset of the Trust Fund and no part of any asset in the Trust Fund may ever revert to or be repaid to the Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust Fund, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and for defraying reasonable expenses of administering the Plan.

However, if the Commissioner of Internal Revenue, upon the Employer’s application for initial approval of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Trustee, upon written notice from the Employer, will return the Employer’s contributions (and the earnings thereon) to the Employer. The immediately preceding sentence applies only if the Employer makes the application for the determination by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Employer adopted the Plan, or by such later date as the Internal Revenue Service may prescribe. The Trustee must make the return of the Employer contribution under this Section 13.01 within one year of a final disposition of the Employer’s request for initial approval of the Plan. The Employer’s Plan and Trust will terminate upon the Trustee’s return of the Employer’s contributions.

13.02 AMENDMENT BY EMPLOYER. The Employer, consistent with this Section 13.02 and other applicable Plan provisions, has the right, at any time:

(a) To amend the elective provisions of the Adoption Agreement in any manner it deems necessary or advisable;

(b) To add overriding language in the Adoption Agreement to satisfy Code §§415 or 416 because of the required aggregation of multiple plans; and

(c) To add model amendments published by the Revenue Service (the adoption of which the Revenue Service provides will not cause the Plan to be individually designed).

(A) Amendment Formalities. The Employer must make all Plan amendments in writing by means of substituted Adoption Agreement pages or by restatement of the Adoption Agreement. The Employer (and Trustee if the Trustee’s written consent to the amendment is required under Section 10.03(G)), must execute a new Adoption Agreement Execution Page each time the Employer amends the Plan. Each amendment must specify the date as of which the amendment is either retroactively or prospectively effective. See Section 7.12 for the effect of certain amendments adopted by the Employer which will result in the Employer’s Plan losing Prototype Plan status.

(B) Impermissible Amendment/Protected Benefits. An amendment may not authorize or permit any of the Trust Fund (other than the part required to pay taxes and reasonable administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. An amendment may not cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. Furthermore, the Employer may not make any amendment which affects the rights, duties or responsibilities of the Trustee or of the Plan Administrator without the written consent of the affected Trustee or the Plan Administrator.

An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant’s Account Balance, except to the extent permitted under Code §412(c)(8), and except as provided in Treasury regulations, may not reduce or eliminate Protected Benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Protected Benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit.

The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this Section 13.02(B). If the Plan Administrator must disregard an amendment because the amendment would violate clause (1) or clause (2), the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

13.03 AMENDMENT BY PROTOTYPE PLAN SPONSOR. The Prototype Plan Sponsor (or the mass submitter, as agent of the Prototype Plan Sponsor), without the Employer’s consent, may amend the Plan and Trust, from time to time, in order to conform the Plan and Trust to any requirement for qualification of the Plan and Trust under the Internal Revenue Code. The Prototype Plan Sponsor may not amend the Plan in any manner which would modify any election made by the Employer under the Plan without the Employer’s written consent. Furthermore, the Prototype Plan Sponsor may not amend the Plan in any manner which would violate the proscriptions of Section 13.02(B). If the Prototype Plan Sponsor does not adopt the amendments made by the mass submitter, it will no longer be the sponsor of an identical or minor modifier Prototype Plan of the mass submitter.

13.04 PLAN TERMINATION OR SUSPENSION. The Employer subject to Section 13.02(B) and by proper Employer action has the right, at any time, to suspend or discontinue its contributions under the Plan and thereafter to continue to maintain the Plan (subject to such suspension or discontinuance) until the Employer terminates the Plan. The Employer subject to Section 13.02(B) and by proper Employer action has the right, at any time, to terminate this Plan and the Trust created and maintained under the Plan. The Plan will terminate upon the first to occur of the following:

(a) The date terminated by proper action of the Employer; or

(b) The dissolution or merger of the Employer, unless a successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan. Any termination of the Plan resulting from this Paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

13.05 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant’s right to his/her Account Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

13.06 POST TERMINATION PROCEDURE AND DISTRIBUTION.

(A) General Procedure. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

(1) if the Participant’s Vested Account Balance does not exceed $5,000 (or exceeds $5,000 but is not “immediately distributable” in accordance with Section 6.01(A)(5)), the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 10.08) the Participant’s Vested Account Balance to him/her in lump sum as soon as administratively practicable after the Plan terminates; and

(2) if the present value of the Participant’s Vested Account Balance exceeds $5,000 and is immediately distributable, the Participant or the Beneficiary, may elect to have the Trustee commence distribution in cash (subject to Section 10.08) of his/her Vested Account Balance in a lump sum as soon as administratively practicable after the Plan terminates. If a Participant with consent rights under this paragraph (2) does not elect an immediate lump sum distribution with spousal consent if required, to liquidate the Trust, the Plan Administrator will purchase a deferred annuity contract for each Participant which protects the Participant’s distribution rights under the Plan.

(B) Profit Sharing Plan. If the Plan is a profit sharing plan, in lieu of applying Section 13.06(A) and the distribution provisions of Article VI, the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 10.08) each Participant’s Vested Account Balance, in lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the Participant’s Vested Account Balance, the Participant’s age and whether the Participant consents to that distribution. This paragraph does not apply if: (1) the Plan at termination provides an annuity option which is a Protected Benefit and which the Employer may not eliminate by Plan amendment; or (2) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other defined contribution plan (other than an ESOP). The Employer, in an Addendum to its Adoption Agreement, may elect not to have this paragraph apply.

(C) Distribution restrictions under Code §401(k). If the Plan includes a 401(k) arrangement or if the Plan holds transferred assets described in Section 13.07 such that in either case, the distribution restrictions of Sections 14.03(d) and 14.11 apply, a Participant’s restricted balances are distributable on account of Plan termination, as described in this Section 13.06, only if: (a) the Employer does not maintain a successor plan and the Plan Administrator distributes the Participant’s entire Vested Account Balance in a lump sum; or (b) the Participant otherwise is entitled under the Plan to a distribution of his/her Vested Account Balance.

A successor plan under clause (b) is a defined contribution plan (other than an ESOP) maintained by the Employer (or by a Related Employer) at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. However, a plan is not a successor plan if less than 2% of the Employees eligible to participate in the terminating Plan are eligible to participate (beginning 12 months prior to and ending 12 months after the Plan’s termination date) in the potential successor plan.

(D) “Lost Participants.” If the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable upon Plan termination, the Plan Administrator will apply Section 9.11 except Section 9.11(B) does not apply.

(E) Continuing Trust Provisions. The Trust will continue until the Trustee in accordance with the direction of the Plan Administrator has distributed all of the benefits under the Plan. On each valuation date, the Plan Administrator will credit any part of a Participant’s Account Balance retained in the Trust with its share of the Trust net income, gains or losses. Upon termination of the Plan, the amount, if any, in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or an amendment to discontinue all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.06.

13.07 MERGER/DIRECT TRANSFER. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code

§401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement. Except as provided in Section 13.07(A), the Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan (or from the other plan to this Plan), unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the transferring plan terminated immediately before the merger or the consolidation or the transfer. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.

The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Plan Administrator and the Trustee must treat the Employee as a limited Participant as described in Section 4.04. Sections 13.07(A) and (B) are effective for elective transfers made on or following September 6, 2000. Under an elective transfer which is made pursuant to Section 13.07(A) or (B), the Protected Benefits in the transferring plan are not required to be preserved under Section 13.02(B), except as provided in Section 13.07(B).

(A) Distributable Event Elective Transfer. The Trustee may consent to, or be a party to, a merger, consolidation or transfer of assets with another qualified plan in accordance with this Section 13.07(A).

A transfer between qualified plans is a distributable event elective transfer if: (1) the Participant has a right to immediate distribution from the transferor plan; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his/her Protected Benefits (including an option to leave his/her benefit in the transferor plan, if that plan is not terminating); (4) the transferor plan satisfies applicable consent and joint and survivor annuity requirements of the Code; (5) the amount transferred, together with the amount of any contemporaneous direct rollover of the Participant’s remaining Vested Account Balance, constitutes the Participant’s entire Vested Account Balance; (6) the Participant has a 100% Vested interest in the transferred benefit in the transferee plan; and (7) if the transfer is from this Plan to a defined benefit plan, the transferee plan provides a benefit for the affected Participant equal to the benefit (expressed as an annuity payable at normal retirement age) derived solely with respect to the transferred assets.

An elective transfer under this Section 13.07(A) may occur between qualified plans of any type. Any direct transfer of assets from a defined benefit plan to this Plan which does not satisfy the requirements of this Section 13.07(A) renders the Plan individually-designed. See Section 7.12.

Commencing January 1, 2002, the Trustee may not undertake an elective transfer of a Participant’s Account under this Section 13.07(A) if the Participant is eligible to receive an immediate distribution of his/her entire Vested Account Balance which would consist entirely of an eligible rollover distribution as described in Section 6.10(D).

(B) Transaction/Employment Change Elective Transfer. The Trustee may consent to, or be a party to, a merger, consolidation or transfer of assets with another qualified defined contribution plan in accordance with this Section 13.07(B).

A transfer is a transaction or employment change transfer irrespective of whether the Participant has a right to an immediate distribution from the transferor plan provided: (1) the transfer satisfies requirements (2) and (3) of Section 13.07(A); (2) the transfer only may occur as between plans described in applicable Treasury regulations; (3) the transfer must occur in connection with a merger, asset or stock acquisition, or change in employment resulting in the participant’s loss of right to additional allocations in the transferor plan or in such other circumstances as described in applicable Treasury regulations; (4) the transfer must consist of the Participant’s entire Vested and non-Vested Account Balance within the transferor plan; and (5) the transferee plan must protect the QJSA and QPSA benefits (if any) in the transferor plan.

(C) Other Transfers. Any transfer which is not an elective transfer under Sections 13.07(A) or 13.07(B) and which includes Protected Benefits is subject to Section 13.02(B). The trustee of the transferee plan in receipt of assets which are Protected Benefits must preserve the Protected Benefits in accordance with applicable Treasury regulations. If the transferor plan contains a 401(k) arrangement with restricted balances as described in Section 14.11, such balances remain subject in the transferee plan to the distribution restrictions described in Section 14.03(d). Any transfer under this Section 13.07(C) from a defined benefit plan to this Plan must be in the form of the transfer of a paid up individual annuity contract which guarantees the payment of benefits in accordance with the transferor plan. Notwithstanding any Plan language to the contrary, if this Plan is a target benefit or money purchase pension plan, and the Trustee merges or the Employer converts by amendment the Plan into another type of defined contribution plan, the Employer operationally may elect whether to vest immediately the Participants’ Account Balances.

ARTICLE XIV

CODE SECTION 401(k) AND CODE SECTION 401(m) ARRANGEMENTS

14.01 APPLICATION. This Article XIV applies to the Plan only if the Employer is maintaining its Plan under a Code §401(k) Adoption Agreement.

14.02 401(k) ARRANGEMENT. The Employer under Article III of its Adoption Agreement will elect the terms of the 401(k) arrangement as described in Code §401(k)(2), if any, under the Plan. If the Plan is a Standardized Plan, the 401(k) arrangement must be a salary reduction arrangement. If the Plan is a Nonstandardized Plan, the 401(k) arrangement may be a salary reduction arrangement or a cash or deferred arrangement, or both.

(A) Salary Reduction Arrangement. If the Employer in its Adoption Agreement Section 3.01 elects a salary reduction arrangement, a Participant (or an Employee in anticipation of becoming a Participant) may file a salary reduction agreement with the Plan Administrator. The salary reduction agreement may not be effective earlier than the following date which occurs last: (1) the Participant’s Plan Entry Date (or, in the case of a reemployed Employee, his/her re-participation date under Article II); (2) the execution date of the Participant’s salary reduction agreement; (3) the date the Employer adopts the 401(k) arrangement by executing the Adoption Agreement; or (4) the effective date of the 401(k) arrangement, as specified in the Adoption Agreement.

A salary reduction agreement must specify the dollar amount of Compensation or percentage of Compensation the Participant wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Participant after the effective date of the salary reduction agreement. The Employer will apply a salary reduction election to the Participant’s Compensation as determined under Section 1.07 (and to increases in such Compensation) unless the Participant elects in his/her salary reduction agreement to limit the reduction to certain Compensation. The Plan Administrator in the Plan’s salary reduction agreement form, subject to the Plan terms and applicable Revenue Service guidance, will specify additional rules and restrictions applicable to a Participant’s salary reduction agreement.

(B) Cash or Deferred Arrangement. If the Employer in its Adoption Agreement Section 3.02 elects a cash or deferred arrangement, a Participant may elect to make a cash election against his/her proportionate share of the Employer’s cash or deferred contribution, in accordance with the Employer’s Adoption Agreement elections. A Participant’s proportionate share of the Employer’s cash or deferred contribution is the percentage of the total cash or deferred contribution which bears the same ratio that the Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of determining each Participant’s proportionate share of the cash or deferred contribution, a Participant’s Compensation is his/her Compensation as determined under Section 1.07, excluding any effect the proportionate share may have on the Participant’s Compensation for the Plan Year. The Plan Administrator will determine the proportionate share prior to the Employer’s actual contribution to the Trust, to provide the Participants the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his/her proportionate share the Participant has elected to receive in cash.

(C) Negative Election. The Employer in its Adoption Agreement may elect to apply prospectively to its Plan the negative election provisions of this Section 14.02(C). Under a negative election, the Employer automatically will reduce the Compensation of each Participant who is not deferring an amount at least equal to the negative election amount, by the required election amount, except those Participants who timely make a contrary election under Section 14.02(C)(1). Participants deferring an amount equal to or greater than the negative election amount are not subject to the Plan’s negative election provisions. Amounts deferred under negative election are treated as elective deferrals for all purposes under the Plan. An Employer in its Adoption Agreement must elect whether the negative election applies to all Participants as of the effective date of the negative election or only to Employees whose Plan Entry Date is on or following the effective date of the negative election.

(1) Participant’s contrary election. A Participant may at any time elect not to defer any Compensation or to defer an amount which is less than the negative election amount (“contrary election”). A Participant’s contrary election generally is effective as of the first payroll period for the month which follows the Participant’s contrary election. However, a Participant may make a contrary election which is effective: (1) for the first payroll period in which he/she becomes a Participant if the Participant makes a contrary election within a reasonable period following the Participant’s Entry Date and before the Compensation to which the election applies becomes currently available; or (2) for the first payroll period following the effective date of the Employer’s adoption of the negative election, if the Participant makes contrary election not later than the effective date of the negative election. A Participant’s contrary election continues in effect until the Participant subsequently changes his/her Salary Reduction Agreement.

(2) Negative election notice. If the Employer in its Adoption Agreement adopts the negative election provision, the Plan Administrator must provide a notice to each Eligible Employee which explains the effect of the negative election and a Participant’s right to make a contrary election, including the procedure and timing applicable to the contrary election. The Plan Administrator must provide the notice to an Eligible Employee a reasonable period prior to that Employee’s commencement of participation in the Plan subject to the negative election. A Plan Administrator also must notify annually those Participants then subject to the negative election of the existing negative election deferral percentage and the Participant’s right to make a contrary election, including the procedure and timing applicable to the contrary election.

(D) Safe Harbor 401(k) Plan. The Employer in its Adoption Agreement may elect to apply to its Plan the safe harbor provisions of this Section 14.02(D). Except as otherwise provided in this Plan, in the Code or in other applicable guidance, an Employer must elect the safe harbor plan provisions of this Section 14.02(D) and must satisfy the applicable notice requirements prior to the beginning of the Plan Year to which the safe harbor provisions apply. In addition, except as otherwise indicated, the electing Employer must apply the safe harbor provisions for the entire safe harbor Plan Year, including any short Plan Year. The provisions of this Section 14.02(D) apply to an electing Employer notwithstanding any contrary provision of the Plan and all other remaining Plan terms continue to apply to the Employer’s safe harbor plan. An Employer which elects and operationally satisfies the safe harbor provisions of this Section 14.02(D) is not subject to the nondiscrimination provisions of Section 14.08 (ADP test). An electing Employer which provides additional matching contributions as described in Section 14.02(D)(3) is subject to the nondiscrimination provisions of Section 14.09 (ACP test), unless the additional matching contributions satisfy the ACP test safe harbor described in Section 14.02(D)(3).

(1) Safe Harbor—Compensation. For purposes of this Section 14.02(D), Compensation is limited as described in Section 1.07(E) and for purposes of allocating the Employer’s safe harbor contribution and safe harbor matching contribution, the Employer must elect under its Adoption Agreement a nondiscriminatory definition of Compensation as described in Section 1.07(F). An Employer in its Adoption Agreement also may elect to limit the amount of Compensation which is subject to deferral to any reasonable definition which: (a) permits a Participant to receive the maximum matching contribution, if any, available under the Plan; or (b) limits deferrals under the Plan to a whole percentage or dollar amount.

(2) Safe Harbor Contributions/ADP test safe harbor. An Employer which elects under this Section 14.02(D) to apply the safe harbor provisions, must make a contribution to the Plan which will satisfy the ADP test safe harbor (“safe harbor contribution”). The Employer in its Adoption Agreement must elect whether the Employer will make its safe harbor contribution in the form of: (a) a safe harbor nonelective contribution; (b) a basic matching contribution; or (c) an enhanced matching contribution. A safe harbor nonelective contribution is a fixed nonelective contribution in an amount the Employer elects in its Adoption Agreement and must equal at least 3% of each Participant’s Compensation. A basic matching contribution is a fixed matching contribution equal to 100% of a Participant’s elective deferrals which do not exceed 3% of Compensation, plus 50% of elective deferrals which exceed 3%, but which do not exceed 5% of Compensation. An enhanced matching contribution is a fixed matching contribution made in accordance with any formula the Employer elects in its Adoption Agreement under which, at any rate of elective deferrals, a Participant receives a matching contribution which is at least equal to the match the Participant would receive under the basic matching contribution formula and under which the rate of match does not increase as the rate of deferrals increases. Under a basic or enhanced safe harbor match, a Highly Compensated Employee may not receive a greater rate of match than any Nonhighly Compensated Employee. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer’s safe harbor basic or enhanced matching contributions. The Plan Administrator must allocate the Employer’s safe harbor contribution without regard to the Section 3.06 allocation conditions, but the Plan Administrator will not allocate a safe harbor contribution where the allocation would exceed a Participant’s Code §§415 or 402(g) limitation or where the Participant is suspended from making deferrals under Section 14.11(A)(1). The Plan Administrator must allocate the safe harbor contribution to all Participants unless the Employer in an Addendum to its Adoption Agreement elects to limit the safe harbor allocation to Nonhighly Compensated Employees. A Participant’s Account Balance attributable to safe harbor contributions at all times 100% Vested and subject to the distribution restrictions described in Section 14.03(d). An Employer’s safe harbor contribution is not subject to nondiscrimination testing under Section 14.08 (ADP test) and if the safe harbor contribution is in the form of a basic matching contribution, it is not subject to nondiscrimination testing under Section 14.09 (ACP test). The Employer in its Adoption Agreement must elect whether to satisfy the ACP test safe harbor Section 14.02(D)(3)(a) amount limitation with respect to the Employer’s enhanced matching contributions or to test, using current year testing, its enhanced matching contributions under Section 14.09 (ACP test). An Employer electing Section 14.02(D) which in its Adoption Agreement also elects to apply permitted disparity in allocating the Employer’s nonelective contributions, may not include within the permitted disparity formula allocation, any of the Employer’s safe harbor contributions. An Employer in its Adoption Agreement may elect to make the safe harbor contribution to another defined contribution plan maintained by the Employer provided: (i) the Employer maintains its safe harbor 401(k) Plan using a Nonstandardized 401(k) Adoption Agreement; or (ii) the Employer makes its safe harbor contribution to another defined contribution plan paired with the Employer’s safe harbor 401(k) Plan.

(3) Additional Matching Contributions/ACP test safe harbor. An Employer which satisfies the ADP test safe harbor under Section 14.02(D)(2), in its Adoption Agreement may elect to make matching contributions to the Plan which are in addition to the Employer’s safe harbor contributions and which the Employer does not use to satisfy the ADP test safe harbor (“additional matching contributions”). The Employer in its Adoption Agreement must elect whether to subject the additional matching contributions to the ACP test safe harbor requirements of this Section 14.02(D)(3), or for the Plan Administrator to test, using current year testing, the additional matching contributions for nondiscrimination under Section 14.09 (ACP test). Under the ACP test safe harbor: (a) the Employer may not make matching contributions with respect to a Participant’s deferral contributions which exceed 6% of Plan Year Compensation; (b) the amount of any discretionary matching contribution allocated to any Participant in Plan Years commencing after 1999 may not exceed 4% of the Participant’s Plan Year Compensation; (c) the rate of matching contributions may not increase as the rate of deferrals increases; and (d) subject to application of any Section 3.06 allocation conditions, a Highly Compensated Employee may not receive a greater rate of match than any Nonhighly Compensated Employee. The Employer must elect in its Adoption Agreement the vesting schedule, allocation conditions and distribution provisions applicable to the Employer’s additional matching contributions described in this Section 14.02(D)(3). If the Employer in its Adoption Agreement has elected to permit Employee contributions under the Plan: (i) any Employee contributions do not satisfy the ACP test safe harbor and the Plan Administrator must test the Employee contributions under Section 14.09 (ACP test) using current year testing; and (ii) if the Employer in its Adoption Agreement elects to match the Employee contributions, the Plan Administrator in applying the 6% amount limit in clause (a) must aggregate a Participant’s deferral contribution and Employee contributions which are subject to the 6% limit.

(4) Safe Harbor notice. The Plan Administrator annually must provide a safe harbor notice to each Participant a reasonable period prior to each Plan Year for which the Employer in its Adoption Agreement has elected to apply the safe harbor provisions. For this purpose, the Plan Administrator is deemed to provide timely notice if the Plan Administrator provides the safe harbor notice at least 30 days and not more than 90 days prior to the beginning of the safe harbor Plan Year. The safe harbor notice must provide comprehensive information regarding the Participants’ rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant. If an Employee becomes eligible to participate in the Plan after the Plan Administrator has provided the annual safe harbor notice, the Plan Administrator must provide the safe harbor notice no later than the Employee’s Plan Entry Date. A Participant may make or modify a salary reduction agreement under the Employer’s safe harbor 401(k) Plan for 30 days following receipt of the safe harbor notice, or if greater, for the period the Plan Administrator specifies in the salary reduction agreement.

(5) Mid-year changes in safe harbor status. The Employer may amend its 401(k) Plan during any Plan Year to become a safe harbor plan under this Section 14.02(D) for that Plan Year, provided: (a) the Plan then is using current year testing; (b) the Employer amends the Plan to add the safe harbor provisions not later than 30 days prior to the end of the Plan Year and to apply the safe harbor provisions for the entire Plan Year; (c) the Employer elects to satisfy the safe harbor contribution requirement using the safe harbor nonelective contribution; and (d) the Plan Administrator provides a notice to Participants prior to the beginning of the Plan Year for which the safe harbor amendment may become effective, that the Employer later may amend the Plan to a safe harbor plan for that Plan Year using the safe harbor nonelective contribution and if the Employer so amends the Plan, the Plan Administrator will provide a supplemental notice to Participants at least 30 days prior to the end of that Plan Year informing Participants of the amendment. The Plan Administrator then must timely provide any supplemental notice required under this Section 14.02(D)(5). Except as otherwise specified, the Participant notices described in this Section 14.02(D)(5) also must satisfy the requirements applicable to safe harbor notices under Section 14.02(D)(4). The Employer may amend its safe harbor 401(k) Plan during a Plan Year to reduce or eliminate prospectively, any safe harbor contribution which is a basic matching or enhanced matching contribution (under Section 14.02(D)(2)) provided: (i) the Plan Administrator provides a notice to the Participants which explains the effect of the amendment, specifies the amendment’s effective date and informs Participants they will have a reasonable opportunity to modify their salary reduction agreements, and if applicable, Employee contributions; (ii) Participants have a reasonable opportunity and period prior to the effective date of the amendment to modify their salary reduction agreements, and if applicable, Employee contributions; and (iii) the amendment is not effective earlier than the later of: (a) 30 days after the Plan Administrator gives notice of the amendment; or (b) the date the Employer adopts the amendment. An Employer which amends its safe harbor Plan to eliminate or reduce the safe harbor matching contribution under this Section 14.02(D)(5), or which terminates the Plan under Section 13.04 effective during the Plan Year, must continue to apply all of the safe harbor requirements of this Section 14.02(D) until the amendment or termination becomes effective and also must apply for the entire Plan Year, using current year testing, the nondiscrimination test under Section 14.08 (ADP test), and if applicable, the nondiscrimination test under Section 14.09 (ACP test). An Employer maintaining a profit sharing plan, stock bonus plan or pre-ERISA money purchase pension plan may during a Plan Year amend prospectively its Plan to become a safe harbor 401(k) plan provided: (a) the Employer’s Plan is not a successor plan as described in Notice 98-1 or any subsequent applicable guidance; (b) the 401(k) arrangement is in effect for at least 3 months during the Plan Year; (c) the Plan Administrator provides the safe harbor notice described in Section 14.02(D)(4) a reasonable time prior to and not later than the effective date of the amendment; and (d) the Plan satisfies commencing on the effective date of the amendment, all of the safe harbor requirements of this Section 14.02(D).

(E) SIMPLE 401(k) Plan. The Employer in its Standardized Code §401(k) Adoption Agreement may elect to apply prospectively to its Plan the SIMPLE 401(k) provisions of this Section 14.02(E) if: (1) the Plan Year is the calendar year; (2) the Employer (including Related Employers under Section 1.26) has no more than 100 Employees who received Compensation of at least $5,000 in the immediately preceding calendar year; and (3) the Employer does not maintain any other plan as described in Code §219(g)(5), with respect to which contributions were made or benefits were accrued for Service by an eligible Employee in the Plan Year to which the SIMPLE 401(k) provisions apply. If an electing Employer fails for any subsequent calendar year to satisfy all of the foregoing requirements, including where the Employer is involved in an acquisition, disposition or similar transaction under which the Employer satisfies Code §410(b)(6)(C)(1), the Employer remains eligible to maintain the SIMPLE 401(k) Plan for two additional calendar years following the last year in which the Employer satisfied the requirements. The provisions of this Section 14.02(E) apply to an electing Employer notwithstanding any contrary provision in the Plan.

(1) SIMPLE—Compensation. For purposes of this Section 14.02(E), Compensation is limited as described in Section 1.07(E) and: (a) in the case of an Employee, means W-2 wages but increased by the Employee’s elective deferrals under a 401(k) arrangement, SIMPLE IRA, SARSEP or 403(b) annuity; and (b) in the case of a Self Employed Individual, means Earned Income determined without regard to contributions made to this Plan.

(2) Participant deferral contributions. Each eligible Employee may enter into a salary reduction agreement to make deferral contributions into the SIMPLE 401(k) Plan in an amount not exceeding $6,000 per calendar year, or such other amount as in effect under Code §408(p)(2)(E). A Participant may elect to make deferral contributions or modify a salary reduction agreement at any time in accordance with the Plan Administrator’s SIMPLE 401(k) salary reduction agreement form, but must be provided at least 60 days prior to the beginning of each SIMPLE Plan Year or commencement of participation for this purpose. A Participant also may at any time terminate prospectively, his/her salary reduction agreement applicable to the Employer’s SIMPLE 401(k) Plan.

(3) Employer SIMPLE 401(k) contributions. An Employer which elects under this Section 14.02(E) to apply the SIMPLE 401(k) provisions, annually must make a SIMPLE 401(k) contribution to the Plan as described in this Section 14.02(E)(3). The Employer operationally must elect whether the Employer will contribute: (1) a matching contribution equal to each Participant’s deferral contributions but not exceeding 3% of Plan Year Compensation or such lower percentage as the Employer may elect under Code §408(p)(2)(C)(ii)(II); or (2) a nonelective contribution equal to 2% of Plan Year Compensation for each Participant whose Compensation is at least $5,000. The Employer in its Adoption Agreement may not elect to apply any Section 3.06 allocation conditions to the Plan Administrator’s allocation of Employer SIMPLE contributions.

(4) SIMPLE 401(k) notice. The Plan Administrator must provide notice to each Participant a reasonable period of time before the 60th day prior to the beginning of each SIMPLE 401(k) Plan Year, describing the Participant’s deferral election rights and the Employer’s matching or nonelective contributions which the Employer will make for the Plan Year described in the notice.

(5) Application of remaining Plan provisions. All contributions to the SIMPLE 401(k) Plan are Annual Additions subject to the limitations set forth in Article III. No contributions other than those described in this Section 14.02(E) or rollover contributions described in Section 4.04 may be made to the SIMPLE 401(k) Plan. All contributions to the SIMPLE 401(k) Plan are 100% Vested at all times and in the event of a conversion of a non SIMPLE Plan into a SIMPLE 401(k) Plan, all Account Balances in existence on the first day of the Plan Year to which the SIMPLE 401(k) provisions apply, become 100% Vested. A SIMPLE 401(k) Plan is not subject to nondiscrimination testing under Section 14.08 (ADP test) or Section 14.09 (ACP test) of the Plan and is not subject to the top heavy provisions of Article XII. Except as otherwise described in this Section 14.03(E), if an Employer has elected in its Adoption Agreement to apply the SIMPLE 401(k) provisions of this Section 14.03(E), the Plan Administrator will apply the remaining Plan provisions to Employer’s Plan.

(F) Election not to participate. A Participant’s or Employee’s election not to participate, pursuant to Section 2.06, includes his/her right to enter into a salary reduction agreement or to share in the allocation of a cash or deferred contribution.

14.03 DEFINITIONS. For purposes of this Article XIV:

(a) “Compensation” means, except as otherwise provided in this Article XIV, Compensation as defined for nondiscrimination purposes in Section 1.07(F).

(b) “Current year testing” means for purposes of the ADP test described in Section 14.08 and the ACP test described in Section 14.09, the use of data from the testing year in determining the ADP or ADP for the Nonhighly Compensated Group.

(c) “Deferral contributions” are salary reduction contributions and cash or deferred contributions the Employer contributes to the Trust on behalf of an eligible Employee, irrespective of whether, in the case of cash or deferred contributions, the contribution is at the election of the Employee. For salary reduction contributions, the terms “deferral contributions” and “elective deferrals” have the same meaning.

(d) “Distribution restrictions” means the Employee may not receive a distribution of the restricted balances described in Section 14.11 (nor earnings on those contributions) except in the event of: (1) the Participant’s death, Disability, Separation from Service (which for purposes of this Section 14.03(d), means as the Plan Administrator determines under applicable Revenue Service guidance, including the “same desk” rule and Revenue Ruling 2000-27 with respect to certain asset sale transactions) or attainment of age 59 1/2, (2) financial hardship satisfying Section 14.11(A), (3) Plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale by a corporate Employer of substantially all of the assets (within the meaning of Code §409(d)(2)) used in a trade or business of the Employer, to another corporation, but only to an Employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporate Employer of its interest in a subsidiary (within the meaning of Code §409(d)(3)), but only to an Employee who continues employment with the subsidiary. A distribution described in clauses (3), (4) or (5) must be a lump sum distribution, and otherwise must satisfy Code §401(k)(10).

(e) “Elective deferrals” are all salary reduction contributions and that portion of any cash or deferred contribution which the Employer contributes to the Plan at the election of an eligible Employee. Any portion of a cash or deferred contribution contributed to the Trust because of the Employee’s failure to make a cash election is an elective deferral. However, any portion of a cash or deferred contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as an Employee contribution at the time of deferral or contribution. Elective deferrals are 100% vested at all times.

(f) “Eligible Employee” means, for purposes of the ADP test described in Section 14.08, an Employee who is eligible to enter into a salary reduction agreement for all or any portion of the Plan Year, irrespective of whether he/she actually enters into such an agreement, and a Participant who is eligible for an allocation of the Employer’s cash or deferred contribution for the Plan Year. For purposes of the ACP test described in Section 14.09, an eligible Employee is a Participant who is eligible to receive an allocation of matching contributions (or would be eligible if he/she made the type of contributions necessary to receive an allocation of matching contributions) and a Participant who is eligible to make Employee contributions, irrespective of whether he/she actually makes Employee contributions. An Employee continues to be an eligible Employee during a period the Plan suspends the Employee’s right to make elective deferrals or Employee contributions following a hardship distribution.

(g) “Employee contributions” are nondeductible contributions made by a Participant and designated, at the time of contribution, as an Employee contribution. Elective deferrals and deferral contributions are not Employee contributions. Employee contributions are subject to Article IV.

(h) “Highly Compensated Employee” means an eligible Employee who satisfies the definition in Section 1.14 of the Plan.

(i) “Highly Compensated Group” means the group of eligible Employees who are Highly Compensated Employees for the Plan Year.

(j) “Matching contributions” are contributions made by the Employer on account of elective deferrals under a 401(k) arrangement or on account of Employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or Employee contributions.

(k) “Nonelective contributions” are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

(l) “Nonhighly Compensated Employee” means an eligible Employee who is not a Highly Compensated Employee.

(m) “Nonhighly Compensated Group” means the group of eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

(n) “Prior year testing” means for purposes of the ADP test described in Section 14.08 and the ACP test described in Section 14.09, the use of data from the Plan Year immediately prior to the testing year in determining the ADP or ACP for the Nonhighly Compensated Group.

(o) “Qualified matching contributions” are matching contributions which are 100% Vested at all times and which are subject to the distribution restrictions described in Section 14.03(d). Matching contributions are not 100% Vested at all times if the Employee has a 100% Vested interest because of his/her Years of Service taken into account under a vesting schedule. Any matching contributions allocated to a Participant’s qualified matching contributions Account under the Plan automatically satisfy and are subject to the definition of qualified matching contributions.

(p) “Qualified nonelective contributions” are nonelective contributions which are 100% Vested at all times and which are subject to the distribution restrictions described in Section 14.03(d). Nonelective contributions are not 100% Vested at all times if the Employee has a 100% Vested interest because of his/her Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant’s qualified nonelective contributions Account under the Plan automatically satisfy and are subject to the definition of qualified nonelective contributions.

(q) “Regular matching contributions” are matching contributions which are not qualified matching contributions.

(r) “Safe harbor contributions” are Employer nonelective or matching contributions which the Plan Administrator applies to satisfy the ADP test safe harbor under Code §401(k)(12)(B) or (C) and which are 100% Vested at all times and subject to the distribution restrictions described in Section 14.03(d). Safe harbor contributions are not 100% Vested at all times if the Employee has a 100% Vested interest because of his/her Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant’s safe harbor contributions Account, automatically satisfy and are subject to the definition of safe harbor contributions.

(s) “Salary reduction agreement” is a written election by a Participant to make salary reduction contributions as described in Section 14.02(A).

(t) “Salary reduction contributions” mean Employer contributions elected by a Participant to be made from the Participant’s Compensation pursuant to a salary reduction agreement and which the Plan Administrator must allocate to the electing Participant’s Account.

(u) “Testing year” means for purposes of the ADP test described in Section 14.08 and the ACP test described in Section 14.09, the Plan Year for which the ADP or ACP test is being performed.

14.04 MATCHING CONTRIBUTIONS/ EMPLOYEE CONTRIBUTIONS. The Employer in Adoption Agreement Section 3.01 may elect to provide matching contributions. The Employer in Adoption Agreement Section 4.02 also may elect to permit a Participant to make Employee contributions.

14.05 DEFERRAL DEPOSIT TIMING/EMPLOYER CONTRIBUTION STATUS. The Employer must make salary reduction contributions to the Trust after withholding the corresponding Compensation from the Participant at the earliest date on which the contributions can reasonably be segregated from the Employer’s general assets. Furthermore, the Employer must make to the Trust salary reduction contributions, cash or deferred contributions, matching contributions (including qualified matching contributions), qualified nonelective contributions, safe harbor contributions and SIMPLE contributions no later than the time prescribed by the Code or ERISA. Salary reduction contributions and cash or deferred contributions are Employer contributions for all purposes under this Plan, except to the extent the Code prohibits the use of these contributions to satisfy the qualification requirements of the Code.

14.06 SPECIAL ACCOUNTING AND ALLOCATION PROVISIONS. To make allocations under the Plan, the Plan Administrator must establish for each Participant, consistent with the Employer’s elections under its Adoption Agreement, a deferral contributions Account, a nonelective contributions Account, a qualified matching contributions Account, a regular matching contributions Account, a qualified nonelective contributions Account, a safe harbor contributions Account and a SIMPLE contributions account.

(A) Deferral contributions. The Plan Administrator will allocate to each Participant’s deferral contributions Account the amount of deferral contributions the Employer makes to the Trust on behalf of the Participant. The Plan Administrator will make this allocation as of the last day of each Plan Year or more frequently as it may determine to be appropriate and consistent with the Plan terms, including those providing for allocation of net income, gain or loss.

(B) Matching contributions. The Plan Administrator will allocate the Employer’s matching contributions as of the last day of each Plan Year or more frequently as the Plan Administrator may determine to be appropriate and consistent with the Plan terms, including those providing for allocation of net income, gain or loss. The Plan Administrator may not allocate any fixed or discretionary matching contributions with respect to deferral contributions that are excess deferrals under Section 14.07. For this purpose: (a) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a matching contribution; and (b) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last elective deferrals made for a calendar year. The Plan Administrator may not allocate a matching contribution to a Participant’s Account to the extent the matching contribution exceeds the Participant’s Annual Additions limitation in Part 2 of Article III. The provisions of Section 3.05 govern the treatment of any matching contribution the Plan Administrator allocates contrary to this Section 14.06(B), and the Plan Administrator will compute a Participant’s ACP under Section 14.09 by disregarding the forfeiture.

(1) Fixed match. To the extent the Employer makes matching contributions under a fixed matching contribution formula set forth in the Employer’s Adoption Agreement, the Plan Administrator will allocate the matching contribution to the Account of the Participant on whose behalf the Employer makes that contribution. A fixed matching contribution formula is a formula under which the Employer contributes a specified percentage or dollar amount on behalf of a Participant based on that Participant’s deferral contributions or Employee contributions eligible for a match. The Employer may contribute on a Participant’s behalf under a specific matching contribution formula only if the Participant satisfies the allocation conditions for matching contributions, if any, the Employer elects in Adoption Agreement Section 3.06. The Employer in its Adoption Agreement may elect whether the Plan Administrator will allocate a fixed matching contribution as a qualified matching contribution or as a regular matching contribution.

(2) Discretionary match. To the extent the Employer makes matching contributions under a discretionary formula, the Plan Administrator will allocate the discretionary matching contributions to the Account of each Participant who satisfies the allocation conditions, if any, for matching contributions the Employer elects in Adoption Agreement Section 3.06. The allocation of discretionary matching contributions to a Participant’s Account is in the same proportion that each Participant’s deferral contributions bear to the total deferral contributions of all Participants. If the discretionary formula is a tiered formula, the Plan Administrator will make this allocation separately with respect to each tier of deferral contributions, allocating in such manner the amount of the matching contributions made with respect to that tier. The Employer operationally may direct the Plan Administrator to allocate any discretionary match as a regular matching contribution or as a qualified matching contribution.

(3) Match on deferrals and Employee contributions. If the matching contribution formula applies both to deferral contributions and to Employee contributions, the matching contributions apply first to deferral contributions.

(C) Qualified nonelective contributions. If the Employer operationally designates a nonelective contribution to be a qualified nonelective contribution for the Plan Year, the Plan Administrator will allocate that qualified nonelective contribution to the qualified nonelective contributions Account of each Participant eligible for an allocation of that designated contribution, as the Employer elects in Adoption Agreement Section 3.04.

(D) Nonelective contributions. If the Employer makes a nonelective contribution for the Plan Year which the Employer does not designate as a qualified nonelective contribution, the Plan Administrator will allocate the nonelective contribution in accordance with Adoption Agreement Section 3.04. For purposes of the nondiscrimination tests described in Sections 14.08 (ADP test), 14.09 (ACP test) and 14.10 (multiple use limitation), the Plan Administrator may treat nonelective contributions allocated under this Section 14.06(D) as qualified nonelective contributions, if the contributions otherwise satisfy the definition of qualified nonelective contributions. The Employer, to facilitate the Plan Administrator’s correction of test failures under Sections 14.08, 14.09 and 14.10, also may make qualified nonelective contributions to the Plan irrespective of whether the Employer in its Adoption Agreement has elected to provide nonelective contributions.

(E) Safe harbor contributions. If the Employer elects under Section 14.02(D) to apply the safe harbor provisions to the Plan, the Employer will allocate the safe harbor contributions to the safe harbor contributions Account of each Participant unless the Employer in an Addendum to its Adoption Agreement elects to limit safe harbor allocations to Nonhighly Compensated Employees.

(F) SIMPLE 401(k) Plan contributions. If the Employer elects under Section 14.02(E) to apply the SIMPLE 401(k) provisions to the Plan, the Employer will allocate the SIMPLE contributions to the SIMPLE contributions Account of Participants eligible to receive an allocation of the Employer’s SIMPLE contribution (including Participants who make deferral contributions), as specified in Section 14.02(E).

14.07 ANNUAL ELECTIVE DEFERRAL LIMITATION.

(A) Annual Elective Deferral Limitation. An Employee’s elective deferrals for a calendar year may not exceed the Code §402(g) limitation (“402(g) limitation”). The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to a salary reduction agreement or pursuant to a cash or deferral election, the Employer determines the Employee’s elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will suspend the Employee’s salary reduction agreement, if any, until the following January 1 and pay in cash the portion of a deferral election which would result in the Employee’s elective deferrals for the calendar year exceeding the 402(g) limitation. If the Plan Administrator determines an Employee’s elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Plan Administrator will distribute the amount in excess of the 402(g) limitation (the “excess deferral”), as adjusted for allocable income under Section 14.07(C), no later than April 15 of the following calendar year. If the Plan Administrator distributes the excess deferral by the appropriate April 15, the excess deferral is not an Annual Addition under Article III, and the Plan Administrator may make the distribution irrespective of any other provision under this Plan or under the Code. The Plan Administrator will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 14.08), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year. Elective deferrals distributed to an Employee as excess Annual Additions in accordance with Article III are not taken into account under the Employee’s 402(g) limitation.

(B) More than One Plan. If an Employee participates in another plan subject to the 402(g) limitation under which he/she makes elective deferrals pursuant to a 401(k) arrangement, elective deferrals under a SARSEP, elective contributions under a SIMPLE IRA or salary reduction contributions to a tax-sheltered annuity (irrespective of whether the Employer maintains the other plan), the Employee may provide to the Plan Administrator a written claim for excess deferrals made to the Plan for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee’s elective deferrals under this Plan which are excess deferrals. If the Plan Administrator receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in Section 14.07(A).

(C) Allocable Income. For purposes of making a distribution of excess deferrals pursuant to this Section 14.07, allocable income means net income or net loss allocable to the excess deferrals for the calendar year (but not beyond the calendar year) in which the Employee made the excess deferral, determined in a manner which is uniform, nondiscriminatory and reasonably reflective of the manner used by the Plan Administrator to allocate income to Participants’ Accounts.

14.08 ACTUAL DEFERRAL PERCENTAGE (ADP) TEST. For each Plan Year, the Plan Administrator must determine whether the Plan’s 401(k) arrangement satisfies either of the following ADP tests:

(i) The ADP for the Highly Compensated Group does not exceed 1.25 times the ADP of the Nonhighly Compensated Group; or

(ii) The ADP for the Highly Compensated Group does not exceed the ADP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the ADP for the Highly Compensated Group is not more than twice the ADP for the Nonhighly Compensated Group.

(A) Calculation of ADP. The ADP for a group is the average of the separate deferral percentages calculated for each eligible Employee who is a member of that group. An eligible Employee’s deferral percentage for a Plan Year is the ratio of the eligible Employee’s deferral contributions for the Plan Year to the Employee’s Compensation for the Plan Year. In determining the ADP, the Plan Administrator must include any Highly Compensated Employee’s excess deferrals, as described in Section 14.07(A), to this Plan or to any other Plan of the Employer and the Plan Administrator will disregard any Nonhighly Compensated Employee’s excess deferrals. The Plan Administrator operationally may include in the ADP test, qualified nonelective contributions and qualified matching contributions the Plan Administrator does not use in the ACP test. The Plan Administrator, under prior year testing, may include qualified nonelective contributions or qualified matching contributions in determining the Nonhighly Compensated Employee ADP only if the Employer makes such contribution to the Plan by the end of the testing year and the Plan Administrator allocates the contribution to the prior Plan Year. In determining whether the Plan’s 401(k)

arrangement satisfies either ADP test, the Plan Administrator will use prior year testing, unless the Employer in Adoption Agreement Appendices A or B elects to use current year testing. An Employer may not change from current year testing to prior year testing except as provided in the Code or in other applicable guidance. For the first Plan Year the Employer permits elective deferrals and the Plan is not a successor plan (as provided in the Code or in other applicable guidance), under prior year testing, the prior year ADP for the Nonhighly Compensated Group is 3% unless the Employer in an Addendum to its Adoption Agreement elects to use the actual first year ADP for the Nonhighly Compensated Group.

(B) Special aggregation rule for Highly Compensated Employees. To determine the deferral percentage of any Highly Compensated Employee, the Plan Administrator must take into account any elective deferrals made by the Highly Compensated Employee under any other 401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the 401(k) arrangements have different plan years, the Plan Administrator will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

(C) Aggregation of certain 401(k) arrangements. If the Employer treats two or more plans as a single plan for coverage or nondiscrimination purposes, the Employer must combine the 401(k) arrangements under such plans to determine whether the plans satisfy the ADP test. This aggregation rule applies to the ADP determination for all eligible Employees, irrespective of whether an eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. An Employer may aggregate 401(k) arrangements under this Section 14.08(C) only if the plans have the same plan years and use the same testing method. An Employer may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan). If the Employer aggregating 401(k) arrangements under this Section 14.08(C) is using prior year testing, the Plan Administrator must adjust the Nonhighly Compensated Group ADP for the prior year as provided in the Code or in other applicable guidance.

(D) Characterization of excess contributions. If, pursuant to this Section 14.08, the Plan Administrator has elected to include qualified matching contributions in the ADP test, the excess contributions are attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. The Plan Administrator will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as determined in Section 14.07), if any, previously distributed to that Employee for the Employee’s taxable year ending in that Plan Year.

(E) Distribution of excess contributions. If the Plan Administrator determines the Plan fails to satisfy the ADP test for a Plan Year, the Trustee, as directed by the Plan Administrator, must distribute the excess contributions, as adjusted for allocable income under Section 14.08(F), during the next Plan Year. However, the Employer may incur an excise tax with respect to the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail the ADP test. The Plan Administrator will determine the total amount of the excess contributions to the Plan by starting with the Highly Compensated Employee(s) who has the greatest deferral percentage, reducing his/her deferral percentage (but not below the next highest deferral percentage), then, if necessary, reducing the deferral percentage of the Highly Compensated Employee(s) at the next highest deferral percentage level, including the deferral percentage of the Highly Compensated Employee(s) whose deferral percentage the Plan Administrator already has reduced (but not below the next highest deferral percentage), and continuing in this manner until the ADP for the Highly Compensated Group satisfies the ADP test.

After the Plan Administrator has determined the total excess contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute to each Highly Compensated Employee his/her respective share of the excess contributions. The Plan Administrator will determine each Highly Compensated Employee’s share of excess contributions by starting with the Highly Compensated Employee(s) who has the highest dollar amount of elective deferrals, reducing his/her elective deferrals (but not below the next highest dollar amount of elective deferrals), then, if necessary, reducing the elective deferrals of the Highly Compensated Employee(s) at the next highest dollar amount of elective deferrals including the elective deferrals of the Highly Compensated Employee(s) whose elective deferrals the Plan Administrator already has reduced (but not below the next highest dollar amount of elective deferrals), and continuing in this manner until the Trustee has distributed all excess contributions.

(F) Allocable income. To determine the amount of the corrective distribution required under this Section 14.08, the Plan Administrator must calculate the allocable income for the Plan Year (but not beyond the Plan Year) in which the excess contributions arose. “Allocable income” means net income or net loss. To calculate allocable income for the Plan Year, the Plan Administrator will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate income to Participants’ Accounts.

14.09 ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST. For each Plan Year, the Plan Administrator must determine whether the annual Employer matching contributions (other than qualified matching contributions used in the ADP test under Section 14.08), if any, and the Employee contributions, if any, satisfy either of the following ACP tests:

(i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or

(ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

(A) Calculation of ACP. The ACP for a group is the average of the separate contribution percentages calculated for each eligible Employee who is a member of that group. An eligible Employee’s contribution percentage for a Plan Year is the ratio of the eligible Employee’s aggregate contributions for the Plan Year to the Employee’s Compensation for the Plan Year. “Aggregate contributions” are Employer matching contributions (other than qualified matching contributions used in the ADP test under Section 14.08) and Employee contributions (as defined in Section 14.03). The Plan Administrator operationally may include in the ACP test, qualified nonelective contributions and elective deferrals not used in the ADP test. The Plan Administrator, under prior year testing, may include qualified nonelective contributions or qualified matching contributions in determining the Nonhighly Compensated Employee ACP only if the Employer makes such contribution to the Plan by the end of the testing year and the Plan Administrator allocates the contribution to the prior Plan Year. In determining whether the Plan satisfies either ACP test, the Plan Administrator will use prior year testing, unless the Employer in Appendix A to its Adoption Agreement elects to use the current year testing. An Employer may not change from current year testing to prior year testing except as provided in the Code or in other applicable guidance. For the first Plan Year the Plan permits matching contributions or Employee contributions and the Plan is not a successor plan (as defined in the Code or in other applicable guidance), under prior year testing, the prior year ACP for the Nonhighly Compensated Group is 3% unless the Employer in an Addendum to its Adoption Agreement elects to use the actual first year ACP for the Nonhighly Compensated Group.

(B) Special aggregation rule for Highly Compensated Employees. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any Employee contributions made on his/her behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Plan Administrator will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

(C) Aggregation of certain 401(m) arrangements. If the Employer treats two or more plans as a single for coverage or nondiscrimination purposes, the Employer must combine the 401(m) arrangements under such plans to determine whether the plans satisfy the ACP test. This aggregation rule applies to the ACP determination for all eligible Employees, irrespective of whether an eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. An Employer may aggregate 401(m) arrangements under this Section 14.09(C) if where the plans have the same plan year and use the same testing method. An Employer may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan). If the Employer aggregating 401(m) arrangements under this Section 14.09(C) is using prior year testing, the Plan Administrator must adjust the Nonhighly Compensated Group ACP for the prior year as provided in the Code or in other applicable guidance.

(D) Distribution of excess aggregate contributions. The Plan Administrator will determine excess aggregate contributions after determining excess deferrals under Section 14.07 and excess contributions under Section 14.08. If the Plan Administrator determines the Plan fails to satisfy the ACP test for a Plan Year, the Trustee, as directed by the Plan Administrator, must distribute the Vested excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer may incur an excise tax with respect to the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess aggregate contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail the ACP test. The Plan Administrator will determine the total amount of the excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his/her contribution percentage (but not below the next highest contribution percentage), then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level, including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Plan Administrator already has reduced (but not below the next highest contribution percentage), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test.

After the Plan Administrator has determined the total excess aggregate contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute (to the extent Vested) to each Highly Compensated Employee his/her respective share of the excess aggregate contributions. The Plan Administrator will determine each Highly Compensated Employee’s share of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the highest dollar amount of aggregate contributions, reducing the amount of his/her aggregate contributions (but not below the next highest dollar amount of the aggregate contributions), then, if necessary, reducing the amount of aggregate contributions of the Highly Compensated Employee(s) at the next highest dollar amount of aggregate contributions, including the aggregate contributions of the Highly Compensated Employee(s) whose aggregate contributions the Plan Administrator already has reduced (but not below the next highest dollar amount of aggregate contributions), and continuing in this manner until the Trustee has distributed all excess aggregate contributions.

(E) Allocable income. To determine the amount of the corrective distribution required under this Section 14.09, the Plan Administrator must calculate the allocable income for the Plan Year (but not beyond the Plan Year) in which the excess aggregate contributions arose. “Allocable income” means net income or net loss. The Plan Administrator will determine allocable income in the same manner as described in Section 14.08(F) for excess contributions.

(F) Characterization of excess aggregate contributions. The Plan Administrator will treat a Highly Compensated Employee’s allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his/her Employee contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test described in Section 14.08; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Plan Administrator has included in the ACP test; and (4) last to qualified nonelective contributions used in the ACP test. To the extent the Highly Compensated Employee’s excess aggregate contributions are attributable to matching contributions, and he/she is not 100% Vested in his/her Account Balance attributable to matching contributions, the Plan Administrator will distribute only the Vested portion and forfeit the nonVested portion. The Vested portion of the Highly Compensated Employee’s excess aggregate contributions attributable to Employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his/her Vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution).

14.10 MULTIPLE USE LIMITATION. If at least one Highly Compensated Employee is includible in the ADP test under Section 14.08 and in the ACP test under Section 14.09, the sum of the Highly Compensated Group’s ADP and ACP may not exceed the multiple use limitation. The multiple use limitation is the sum of (i) and (ii):

(i) 125% of the greater of: (a) the ADP of the Nonhighly Compensated Group for the prior Plan Year; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the prior Plan Year of the 401(k) arrangement.

(ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b). The Plan Administrator, in lieu of determining the multiple use limitation as the sum of (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv):

(iii)125% of the lesser of: (a) the ADP of the Nonhighly Compensated Group for the prior Plan Year; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the prior Plan Year of the 401(k) arrangement.

(iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

If the Employer has elected in its Adoption Agreement to use current year testing, the multiple use limitation is calculated using the Nonhighly Compensated Group’s current Plan Year data. The Plan Administrator will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 14.08 and the ACP test under Section 14.09 and using the deemed maximum corrected ADP and ACP percentages in the event the Plan failed either or both tests. If, after applying this Section 14.10, the Plan Administrator determines the Plan has failed to satisfy the multiple use limitation, the Plan Administrator will correct the failure by treating the excess amount as excess contributions under Section 14.08 or as excess aggregate contributions under Section 14.09, as the Plan Administrator determines in its sole discretion. This Section 14.10 does not apply unless, prior to application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.

14.11 DISTRIBUTION RESTRICTIONS. The Employer in Adoption Agreement Section 6.01 must elect the distribution events permitted under the Plan. The distribution events applicable to the Participant’s deferral contributions Account, qualified nonelective contributions Account, qualified matching contributions Account and safe harbor contributions Account (collectively, “restricted balances”) must satisfy the distribution restrictions described in Section 14.03(d).

(A) Hardship Distributions from Deferral Contributions Account. The Employer must elect in Adoption Agreement Section 6.01 whether a Participant may receive hardship distribution (as defined in Section 6.09) from his/her deferral contributions Account prior to the Participant’s Separation from Service. A hardship distribution from the deferral contributions Account also must satisfy the requirements of this Section 14.11(A). A hardship distribution option may not apply to a Participant’s qualified nonelective contributions Account, qualified matching contributions Account, nor to his/her safe harbor contributions Account except as provided in Paragraph (2).

(1) Restrictions. The following restrictions apply to a Participant who receives a hardship distribution from his/her deferral contributions Account: (a) the Participant may not make elective deferrals or Employee contributions to the Plan for the 12-month period following the date of his/her hardship distribution; (b) the distribution may not exceed the amount of the Participant’s immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant must limit elective deferrals under this Plan and under any other qualified plan maintained by the Employer, for the Participant’s taxable year immediately following the taxable year of the hardship distribution, to the 402(g) limitation (as described in Section 14.07), reduced by the amount of the Participant’s elective deferrals made in the taxable year of the hardship distribution. The suspension of elective deferrals and Employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan). The Plan Administrator, absent actual contrary knowledge, may rely on a Participant’s written representation that the distribution is on account of hardship (as defined in Section 6.09) and also satisfies clause (b). In addition, clause (c) regarding loans does not apply if the loan to the Participant would increase the Participant’s hardship need.

(2) Earnings. A hardship distribution may not include earnings on an Employee’s elective deferrals credited after December 31, 1988. Qualified matching contributions and qualified nonelective contributions, and any earnings on such contributions, credited as of December 31, 1988, are subject to withdrawal for a hardship distribution only if the Employer in an Addendum to its Adoption Agreement elects to permit such withdrawals. The Addendum may modify the December 31, 1988, date for purposes of determining credited amounts, provided the date is not later than the end of the last Plan Year ending before July 1, 1989.

(B) Distributions after Separation from Service. Following the Participant’s Separation from Service, the distribution events applicable to the Participant apply equally to all of the Participant’s Accounts.

14.12 SPECIAL ALLOCATION AND VALUATION RULES. If the 401(k) arrangement provides for salary reduction contributions, if the Plan accepts Employee contributions, or if the Plan allocates matching contributions as of any date other than the last day of the Plan Year, the Employer in Adoption Agreement Sections 9.08 and 10.15 must elect the method the Plan Administrator will apply to allocate net income, gain or loss to such contributions made during the Plan Year and any alternative valuation dates for the different Account types which the Plan Administrator maintains under the Plan.

The Columbia Bank

The Columbia Bank 401(k) Plan & Trust

DAILYACCESS.COM, INC.

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

NONSTANDARDIZED 401(k) PROFIT SHARING PLAN

Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

ADOPTION AGREEMENT #005

NONSTANDARDIZED 401(k) PROFIT SHARING PLAN

The undersigned, The Columbia Bank (“Employer”), by executing this Adoption Agreement, elects to establish a retirement plan and trust (“Plan”) under the DailyAccess.Com, Inc. Defined Contribution Prototype Plan and Trust (basic plan document # 01). The Employer, subject to the Employer’s Adoption Agreement elections, adopts fully the Prototype Plan and Trust provisions. This Adoption Agreement, the basic plan document and any attached appendices or addenda, constitute the Employer’s entire plan and trust document. All section references within this Adoption Agreement are Adoption Agreement section references unless the Adoption Agreement or the context indicate otherwise. All article references are basic plan document and Adoption Agreement references as applicable. Numbers in parenthesis which follow headings are references to basic plan document sections. The Employer makes the following elections granted under the corresponding provisions of the basic plan document.

ARTICLE I

DEFINITIONS

1.	PLAN (1.21). The name of the Plan as adopted by the Employer is The Columbia Bank 401(k) Plan & Trust.

2.	TRUSTEE (1.33). The Trustee executing this Adoption Agreement is: (Choose (a) or (b))

☒	(a) A discretionary Trustee. See Plan Section 10.03[A].

☐	(b) A nondiscretionary Trustee. See Plan Section 10.03[B].

3.	EMPLOYEE (1.11). The following Employees are not eligible to participate in the Plan: (Choose (a) or one or more of (b) through (f) as applicable)

☐	(a) No exclusions.

☐	(b) Collective bargaining Employees.

☐	(c) Nonresident aliens.

☒	(d) Leased Employees.

☒	(e) Classifications: A part-time employee who is not classified as a regular part-time employee is excluded until the first day of the payroll period after the later of (i) the employee is credited with a Year of Service for eligibility purposes or (ii) March 1, 2000. All employees of Fulton Financial Corporation, Fulton Financial Advisors, N.A., and Fulton Services, LLC (collectively, the “Fulton Entities”) are excluded from eligibility to participate in the Plan with the sole exception of those employees of the Fulton Entities whose employment was or is transferred, on or after February 1, 2006, directly from Columbia Bancorp, The Columbia Bank, or McAlpine Enterprises, Inc. to any of the Fulton Entities.

☐	(f) Exclusions by types of contributions. The following classification(s) of Employees are not eligible for the specified contributions:

Employee classification:

Contribution type:

4.	COMPENSATION (1.07). The Employer makes the following election(s) regarding the definition of Compensation for purposes of the contribution allocation formula under Article III: (Choose one of (a), (b) or (c))

☒	(a) W-2 wages increased by Elective Contributions.

☐	(b) Code §3401(a) federal income tax withholding wages increased by Elective Contributions.

☐	(c) 415 compensation.

[Note: Each of the Compensation definitions in (a), (b) and (c) includes Elective Contributions. See Plan Section 1.07(D). To exclude Elective Contributions, the Employer must elect (g).]

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

Compensation taken into account. For the Plan Year in which an Employee first becomes a Participant, the Plan Administrator will determine the allocation of Employer contributions (excluding deferral contributions) by taking into account: (Choose one of (d) or (e))

☐	(d) Plan Year. The Employee’s Compensation for the entire Plan Year.

☒	(e) Compensation while a Participant. The Employee’s Compensation only for the portion of the Plan Year in which the Employee actually is a Participant.

Modifications to Compensation definition. The Employer elects to modify the Compensation definition elected in (a), (b) or (c) as follows. (Choose one or more of (f) through (l) as applicable. If Employer elects to allocate its nonelective contribution under Plan Section 3.04 using permitted disparity, (i), (j), or (k) do not apply):

☐	(f) Fringe benefits. The Plan excludes all reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

☐	(g) Elective Contributions. The Plan excludes a Participant’s Elective Contributions. See Plan Section 1.07(D).

☐	(h) Exclusion. The Plan excludes Compensation in excess of:

☐	(i) Bonuses. The Plan excludes bonuses.

☐	(j) Overtime. The Plan excludes overtime.

☐	(k) Commissions. The Plan excludes commissions.

☐	(l) Other: .

5.	PLAN YEAR/LIMITATION YEAR (1.24). Plan Year and Limitation Year mean the 12-consecutive month period (except for a short Plan Year) ending every: (Choose one of (a) or (b). Choose (c) if applicable)

☒	(a) December 31.

☐	(b) Other: .

☐	(c) Short Plan Year: commencing on: and ending on: .

6.	EFFECTIVE DATE (1.10). The Employer’s adoption of the Plan is a: (Choose one of (a) or (b))

☐	(a) New Plan. The Effective Date of the Plan is: .

☒	(b) Restated Plan. The restated Effective Date is: February 1, 2006.

This Plan is an amendment and restatement of an existing retirement plan(s) originally established effective as of:

January 1, 1989.

7.	HOUR OF SERVICE/ELAPSED TIME METHOD (1.15). The crediting method for Hours of Service is: (Choose one or more of (a) through (d) as applicable)

☒	(a) Actual Method. See Plan Section 1.15(B).

☐	(b) Equivalency Method. The Equivalency Method is: .

[Note: Insert “daily,” “weekly,” “semi-monthly payroll periods” or “monthly”.] See Plan Section 1.15(C).

☐	(c) Combination method. In lieu of the Equivalency Method specified in (b), the Actual Method applies for purposes of: .

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

☒	(d) Elapsed Time Method. In lieu of crediting Hours of Service, the Elapsed Time Method applies for purposes of crediting Service for: (Choose one or more of (1) and (2) as applicable)

☐	(1) Eligibility under Article II.

☒	(2) Vesting under Article V.

8.	PREDECESSOR EMPLOYER SERVICE (1.30). In addition to the predecessor service the Plan must credit by reason of Section 1.30 of the Plan, the Plan credits as Service under this Plan service with the following predecessor employer(s): Suburban Bancshares; Suburban Bank of Maryland; McAlpine Enterprises, Inc.; Fulton Financial Corporation; Fulton Financial Advisors, N.A. and Fulton Services, LLC. [Note: If the Plan does not credit any additional predecessor service under this Section 1.30, insert “N/A” in the blank line. The Employer also may elect to credit predecessor service with specified Participating Employers only. See the Participation Agreement.] Service with the designated predecessor employer(s) applies: (Choose one or more of (a) through (c) as applicable)

☒	(a) Eligibility. For eligibility under Article II. See Plan Section 1.30 for time of Plan entry.

☒	(b) Vesting. For vesting under Article V.

☐	(c) Exceptions. Except for the following Service: .

ARTICLE II

ELIGIBILITY REQUIREMENTS

9.	ELIGIBILITY (2.01).

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (Choose one or more of (a) through (e) as applicable) [Note: If the Employer does not elect (c), the Employer’s elections under (a) and (b) apply to all types of contributions. The Employer as to deferral contributions may not elect (b)(2) and may not elect more than 12 months in (b)(4) and (b)(5).]

☐	(a) Age. Attainment of age (not to exceed age 21).

☒	(b) Service. Service requirement. (Choose one of (1) through (5))

☒	(1) One Year of Service.

☐	(2) Two Years of Service, without an intervening Break in Service. See Plan Section 2.03(A).

☐	(3) One Hour of Service (immediate completion of Service requirement). The Employee satisfies the Service requirement on his/her Employment Commencement Date.

☐	(4) months (not exceeding 24).

☐	(5) An Employee must complete Hours of Service within the time period following the Employee’s Employment Commencement Date. If an Employee does not complete the stated Hours of Service during the specified time period (if any), the Employee is subject to the One Year of Service requirement. [Note: The number of hours may not exceed 1,000 and the time period may not exceed 24 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert “N/A” in the second blank line.]

☒	(c) Alternative 401(k)/401(m) eligibility conditions. In lieu of the elections in (a) and (b), the Employer elects the following eligibility conditions for the following types of contributions: (Choose (1) or (2) or both if the Employer wishes to impose less restrictive eligibility conditions for deferral/Employee contributions or for matching contributions)

(1)	☒ Deferral/Employee contributions: (Choose one of a. through d. Choose e. if applicable)

a.	☐ One Year of Service

b.	☒ One Hour of Service (immediate completion of Service requirement)

c.	☐ months (not exceeding 12)

d.	☐ An Employee must complete Hours of Service within the time period following an Employee’s Employment Commencement Date. If an Employee does not complete the stated

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Hours of Service during the specified time period (if any), the Employee is subject to the One Year of Service requirement. [Note: The number of hours may not exceed 1,000 and the time period may not exceed 12 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert “N/A” in the second blank line.]

e.	☐ Age (not exceeding age 21)

(2)	☒ Matching contributions: (Choose one of f. through i. Choose j. if applicable)

f.	☒ One Year of Service

g.	☐ One Hour of Service (immediate completion of Service requirement)

h.	☐ months (not exceeding 24)

i.	☐ An Employee must complete Hours of Service within the time period following an Employee’s Employment Commencement Date. If an Employee does not complete the stated Hours of Service during the specified time period (if any), the Employee is subject to the One Year of Service requirement. [Note: The number of hours may not exceed 1,000 and the time period may not exceed 24 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert “N/A” in the second blank line.]

j.	☐ Age (not exceeding age 21)

☐	(d) Dual eligibility. The eligibility conditions of this Section 2.01 apply solely to an Employee employed by the Employer after . If the Employee was employed by the Employer by the specified date, the Employee will become a Participant on the latest of: (i) the Effective Date; (ii) the restated Effective Date; (iii) the Employee’s Employment Commencement Date; or (iv) on the date the Employee attains age (not exceeding age 21).

Plan Entry Date. “Plan Entry Date” means the Effective Date and:

☐	(e) Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

☐	(f) The first day of the Plan Year.

☐	(g) Employment Commencement Date (immediate eligibility).

☒	(h) The first day of each: Payroll Period (e.g., “Plan Year quarter”).

☐	(i) The following Plan Entry Dates: .

Time of participation. An Employee will become a Participant, unless excluded under Section 1.11, on the Plan Entry Date (if employed on that date):

☒	(j) Immediately following or coincident with

☐	(k) Immediately preceding or coincident with

☐	(l) Nearest

the date the Employee completes the eligibility conditions described in this Section 2.01. [Note: Unless otherwise excluded under Section 1.11, an Employee must become a Participant by the earlier of: (1) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code §410(a); or (2) 6 months after the date the Employee completes those requirements.]

10.	YEAR OF SERVICE - ELIGIBILITY (2.02). (Choose (a) and (b) as applicable) [Note: If the Employer does not elect a Year of Service condition or elects the Elapsed Time Method, the Employer should not complete (a) or (b).]

☒	(a) Year of Service. An Employee must complete 1000 Hour(s) of Service during an eligibility computation period to receive credit for a Year of Service under Article II: [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000.]

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☒	(b) Eligibility computation period. After the initial eligibility computation period described in Plan Section 2.02, the Plan measures the eligibility computation period as: (Choose one of (1) or (2))

☒	(1) The Plan Year beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date.

☐	(2) The 12-consecutive month period beginning with each anniversary of the Employee’s Employment Commencement Date.

11.	PARTICIPATION - BREAK IN SERVICE (2.03). The one year hold-out rule described in Plan Section 2.03(B): (Choose one of (a), (b) or (c))

☒	(a) Not applicable. Does not apply to the Plan.

☐	(b) Applicable. Applies to the Plan and to all Participants.

☐	(c) Limited application. Applies to the Plan, but only to a Participant who has incurred a Separation from Service.

12.	ELECTION NOT TO PARTICIPATE (2.06). The Plan: (Choose one of (a) or (b))

☒	(a) Election not permitted. Does not permit an eligible Employee to elect not to participate.

☐	(b) Irrevocable election. Permits an Employee to elect not to participate if the Employee makes a one-time irrevocable election prior to the Employee’s Plan Entry Date.

ARTICLE III

EMPLOYER CONTRIBUTIONS, DEFERRAL CONTRIBUTIONS AND FORFEITURES

13.	AMOUNT AND TYPE (3.01). The amount and type(s) of the Employer’s contribution to the Trust for a Plan Year or other specified period will equal: (Choose one or more of (a) through (e) as applicable)

☒	(a) Deferral contributions (401(k) arrangement). The dollar or percentage amount by which each Participant has elected to reduce his/her Compensation, as provided in the Participant’s salary reduction agreement and in accordance with Section 3.02.

☒	(b) Matching contributions (other than safe harbor matching contributions under Section 3.01(d)). The matching contributions made in accordance with Section 3.03.

☒	(c) Nonelective contributions (profit sharing). The following nonelective contribution: (Choose (1) or (2) or both as applicable) [Note: The Employer may designate as a qualified nonelective contribution, all or any portion of its nonelective contribution. See Plan Section 3.04(F).]

☒	(1) Discretionary. An amount the Employer in its sole discretion may determine.

☐	(2) Fixed. The following amount:

☐	(d) 401(k) safe harbor contributions. The following 401(k) safe harbor contributions described in Plan Section 14.02(D): (Choose one of (1), (2) or (3). Choose (4), if applicable)

☐	(1) Safe harbor nonelective contribution. The safe harbor nonelective contribution equals % of a Participant’s Compensation [Note: the amount in the blank must be at least 3%.].

☐	(2) Basic safe harbor matching contribution. A matching contribution equal to 100% of each Participant’s deferral contributions not exceeding 3% of the Participant’s Compensation, plus 50% of each Participant’s deferral contributions in excess of 3% but not in excess of 5% of the Participant’s Compensation. For this purpose, “Compensation” means Compensation for: . [Note: The Employer must complete the blank line with the applicable time period for computing the Employer’s basic safe harbor match, such as “each payroll period,” “each month,” “each Plan Year quarter” or “the Plan Year”.]

☐	(3) Enhanced safe harbor matching contribution. (Choose one of a. or b.)

☐	a. Uniform percentage. An amount equal to % of each Participant’s deferral contributions not exceeding % of the Participant’s Compensation. For this purpose, “Compensation” means Compensation for:

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[See the Note in (d)(2).]

☐	b. Tiered formula. An amount equal to the specified matching percentage for the corresponding level of each Participant’s deferral contribution percentage. For this purpose, “Compensation” means Compensation for: .

[See the Note in (d)(2).]

Deferral Contribution Percentage	Matching Percentage

%	%

%	%

%	%

[Note: The matching percentage may not increase as the deferral contribution percentage increases and the enhanced matching formula otherwise must satisfy the requirements of Code §§401(k)(12)(B)(ii) and (iii). If the Employer wishes to avoid ACP testing on its enhanced safe harbor matching contribution, the Employer also must limit deferral contributions taken into account (the “Deferral Contribution Percentage”) for the matching contribution to 6% of Plan Year Compensation.]

☐	(4) Another plan. The Employer will satisfy the 401(k) safe harbor contribution in the following plan: .

☐	(e) Frozen Plan. This Plan is a frozen Plan effective: .
For any period following the specified date, the Employer will not contribute to the Plan, a Participant may not contribute and an otherwise eligible Employee will not become a Participant in the Plan.

14.	DEFERRAL CONTRIBUTIONS (3.02). The following limitations and terms apply to an Employee’s deferral contributions. (If the Employer elects Section 3.01(a), the Employer must elect (a). Choose (b) or (c) as applicable)

☒	(a) Limitation on amount. An Employee’s deferral contributions are subject to the following limitation(s) in addition to those imposed by the Code: (Choose (1), (2) or (3) as applicable)

☒	(1) Maximum deferral amount: Maximum allowed by law.

☒	(2) Minimum deferral amount: 1% of compensation.

☐	(3) No limitations.

For the Plan Year in which an Employee first becomes a Participant, the Plan Administrator will apply any percentage limitation the Employer elects in (1) or (2) to the Employee’s Compensation: (Choose one of (4) or (5) unless the Employer elects (3))

☐	(4) Only for the portion of the Plan Year in which the Employee actually is a Participant.

☒	(5) For the entire Plan Year.

☐	(b) Negative deferral election. The Employer will withhold % from the Participant’s Compensation unless the Participant elects a lesser percentage (including zero) under his/her salary reduction agreement. See Plan Section 14.02(C). The negative election will apply to: (Choose one of (1) or (2))

☐	(1) All Participants who have not deferred at least the automatic deferral amount as of: .

☐	(2) Each Employee whose Plan Entry Date is on or following the negative election effective date.

☐	(c) Cash or deferred contributions. For each Plan Year for which the Employer makes a designated cash or deferred contribution under Plan Section 14.02(B), a Participant may elect to receive directly in cash not more than the following portion (or, if less, the 402(g) limitation) of his/her proportionate share of that cash or deferred contribution: (Choose one of (1) or (2))

☐	(1)	All or any portion.	☐ (2)	%.

Modification/revocation of salary reduction agreement. A Participant prospectively may modify or revoke a salary reduction agreement, or may file a new salary reduction agreement following a prior revocation, at least once per Plan Year or during any election period specified by the basic plan document or required by the Internal Revenue Service. The Plan Administrator also may provide for more frequent elections in the Plan’s salary reduction agreement form.

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15.	MATCHING CONTRIBUTIONS (INCLUDING ADDITIONAL SAFE HARBOR MATCH UNDER PLAN SECTION 14.02(D)(3)) (3.03). The Employer matching contribution is: (If the Employer elects Section 3.01(b), the Employer must elect one or more of (a), (b) or (c) as applicable. Choose (d) if applicable)

☐	(a) Fixed formula. An amount equal to % of each Participant’s deferral contributions.

☒	(b) Discretionary formula. An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of the Participant’s deferral contributions. The Employer, in its sole discretion, may designate as a qualified matching contribution, all or any portion of its discretionary matching contribution. The portion of the Employer’s discretionary matching contribution for a Plan Year not designated as a qualified matching contribution is a regular matching contribution.

☐	(c) Multiple level formula. An amount equal to the following percentages for each level of the Participant’s deferral contributions. [Note: The matching percentage only will apply to deferral contributions in excess of the previous level and not in excess of the stated deferral contribution percentage.]

Deferral Contributions	Matching Percentage
______	%
______	%
______	%

☐	(d) Related Employers. If two or more Related Employers contribute to this Plan, the Plan Administrator will allocate matching contributions and matching contribution forfeitures only to the Participants directly employed by the contributing Employer. The matching contribution formula for the other Related Employer(s) is: [Note: If the Employer does not elect (d), the Plan Administrator will allocate all matching contributions and matching forfeitures without regard to which contributing Related Employer directly employs the Participant.]

Time period for matching contributions. The Employer will determine its matching contribution based on deferral contributions made during each: (Choose one of (e) through (h))

☐	(e) Plan Year.

☐	(f) Plan Year quarter.

☒	(g) Payroll period.

☐	(h) Alternative time period: . [Note: Any alternative time period the Employer elects in (h) must be the same for all Participants and may not exceed the Plan Year.]

Deferral contributions taken into account. In determining a Participant’s deferral contributions taken into account for the above-specified time period under the matching contribution formula, the following limitations apply: (Choose one of (i), (j) or (k))

☐	(i) All deferral contributions. The Plan Administrator will take into account all deferral contributions.

☐	(j) Specific limitation. The Plan Administrator will disregard deferral contributions exceeding % of the Participant’s Compensation. [Note: To avoid the ACP test in a safe harbor 401(k) plan, the Employer must limit deferrals and Employee contributions which are subject to match to 6% of Plan Year Compensation.]

☒	(k) Discretionary. The Plan Administrator will take into account the deferral contributions as a percentage of the Participant’s Compensation as the Employer determines.

Other matching contribution requirements. The matching contribution formula is subject to the following additional requirements: (Choose (l) or (m) or both if applicable)

☐	(l) Matching contribution limits. A Participant’s matching contributions may not exceed: (Choose one of (1) or (2))

☐	(1) . [Note: The Employer may elect (1) to place an overall dollar or percentage limit on matching contributions.]

☐	(2) 4% of a Participant’s Compensation for the Plan Year under the discretionary matching contribution formula. [Note: The Employer must elect (2) if it elects a discretionary matching formula with the safe harbor 401(k) contribution formula and wishes to avoid the ACP test.]

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☐	(m) Qualified matching contributions. The Plan Administrator will allocate as qualified matching contributions, the matching contributions specified in Adoption Agreement Section: . The Plan Administrator will allocate all other matching contributions as regular matching contributions. [Note: If the Employer elects two matching formulas, the Employer may use (m) to designate one of the formulas as a qualified matching contribution.]

16.	CONTRIBUTION ALLOCATION (3.04).

Employer nonelective contributions (3.04(A)). The Plan Administrator will allocate the Employer’s nonelective contribution under the following contribution allocation formula: (Choose one of (a) or (b). Choose (c) if applicable)

☒	(a) Nonintegrated (pro rata) allocation formula.

☐	(b) Permitted disparity. The following permitted disparity formula and definitions apply to the Plan: (Choose one of (1) or (2). Also choose (3))

☐	(1) Two-tiered allocation formula.

☐	(2) Four-tiered allocation formula.

☐	(3) For purposes of Section 3.04(b), “Excess Compensation” means Compensation in excess of: (Choose one of a. or b.)

☐	a. % of the taxable wage base in effect on the first day of the Plan Year, rounded to the next highest $ (not exceeding the taxable wage base).

☐	b. The following integration level: .
[Note: The integration level cannot exceed the taxable wage base in effect for the Plan Year for which this Adoption Agreement first is effective.]

☐	(c) Incorporation of contribution formula. The Plan Administrator will allocate the Employer’s nonelective contribution under Section(s) 3.01(c)(2), (d)(1) or (e) in accordance with the contribution formula adopted by the Employer under that Section.

Qualified nonelective contributions. (3.04(F)). The Plan Administrator will allocate the Employer’s qualified nonelective contributions to: (Choose one of (d) or (e))

☒	(d) Nonhighly Compensated Employees only.

☐	(e) All Participants.

Related Employers. (Choose (f) if applicable)

☐	(f) Allocate only to directly employed Participants. If two or more Related Employers adopt this Plan, the Plan Administrator will allocate all nonelective contributions and forfeitures attributable to nonelective contributions only to the Participants directly employed by the contributing Employer. If a Participant receives Compensation from more than one contributing Employer, the Plan Administrator will determine the allocations under this Section 3.04 by prorating the Participant’s Compensation between or among the participating Related Employers. [Note: If the Employer does not elect this option, the Plan Administrator will allocate all nonelective contributions and forfeitures without regard to which contributing Related Employer directly employs the Participant. The Employer may not elect this option under a safe harbor 401(k) Plan.]

17.	FORFEITURE ALLOCATION (3.05). The Plan Administrator will allocate a Participant forfeiture: (Choose one or more of (a), (b) or (c) as applicable) [Note: Even if the Employer elects immediate vesting, the Employer should complete Section 3.05. See Plan Section 9.11.]

☒	(a) Matching contribution forfeitures. To the extent attributable to matching contributions: (Choose one of (1) through (4))

☒	(1) As a discretionary matching contribution.

☐	(2) To reduce matching contributions.

☐	(3) As a discretionary nonelective contribution.

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☐	(4) To reduce nonelective contributions.

☒	(b) Nonelective contribution forfeitures. To the extent attributable to Employer nonelective contributions: (Choose one of (1) through (4))

☐	(1) As a discretionary nonelective contribution.

☐	(2) To reduce nonelective contributions.

☒	(3) As a discretionary matching contribution.

☐	(4) To reduce matching contributions.

☐	(c) Reduce administrative expenses. First to reduce the Plan’s ordinary and necessary administrative expenses for the Plan Year and then allocate any remaining forfeitures in the manner described in Sections 3.05(a) or (b), as applicable.

Timing of forfeiture allocation. The Plan Administrator will allocate forfeitures under Section 3.05 in the Plan Year: (Choose one of (d) or (e))

☒	(d) In which the forfeiture occurs.

☐	(e) Immediately following the Plan Year in which the forfeiture occurs.

18.	ALLOCATION CONDITIONS (3.06).

Allocation conditions. The Plan does not apply any allocation conditions to deferral contributions, 401(k) safe harbor contributions (under Section 3.01(d)) or to Davis-Bacon contributions (except as the Davis-Bacon contract provides). To receive an allocation of matching contributions, nonelective contributions, qualified nonelective contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s): (Choose one or more of (a) through (h) as applicable)

☒	(a) Hours of Service condition. The Participant must complete at least the specified number of Hours of Service (not exceeding 1,000) during the Plan Year: 1000.

☒	(b) Employment condition. The Participant must be employed by the Employer on the last day of the Plan Year (designate time period).

☐	(c) No allocation conditions.

☐	(d) Termination of Service/501 Hours of Service coverage rule. The Participant either must be employed by the Employer on the last day of the Plan Year or must complete at least 501 Hours of Service during the Plan Year. If the Plan uses the Elapsed Time Method of crediting Service, the Participant must complete at least 91 consecutive calendar days of employment with the Employer during the Plan Year.

☐	(e) Special allocation conditions for matching contributions. The Participant must complete at least Hours of Service during the (designate time period) for the matching contributions made for that time period.

☒	(f) Death, Disability or Normal Retirement Age. Any condition specified in Section 3.06 (a) and (b) applies if the Participant incurs a Separation from Service during the Plan Year on account of: normal or late retirement, disability or death (e.g., death, Disability or Normal Retirement Age).

☒	(g) Suspension of allocation conditions for coverage. The suspension of allocation conditions of Plan Section 3.06(E) applies to the Plan.

☒	(h) Limited allocation conditions. The Plan does not impose an allocation condition for the following types of contributions: Employer Matching only (this exception does not apply to forfeitures allocated as employer match). [Note: Any election to limit the Plan’s allocation conditions to certain contributions must be the same for all Participants, be definitely determinable and not discriminate in favor of Highly Compensated Employees.]

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ARTICLE IV

PARTICIPANT CONTRIBUTIONS

19.	EMPLOYEE (AFTER TAX) CONTRIBUTIONS (4.02). The following elections apply to Employee contributions. (Choose one of (a) or (b). Choose (c) if applicable)

☒	(a) Not permitted. The Plan does not permit Employee contributions.

☐	(b) Permitted. The Plan permits Employee contributions subject to the following limitations: .

[Note: Any designated limitation(s) must be the same for all Participants, be definitely determinable and not discriminate in favor of Highly Compensated Employees.]

☐	(c) Matching contribution. For each Plan Year, the Employer’s matching contribution made with respect to Employee contributions is: .

ARTICLE V

VESTING REQUIREMENTS

20.	NORMAL/EARLY RETIREMENT AGE (5.01). A Participant attains Normal Retirement Age (or Early Retirement Age, if applicable) under the Plan on the following date: (Choose one of (a) or (b). Choose (c) if applicable)

☒	(a) Specific age. The date the Participant attains age 65. [Note: The age may not exceed age 65.]

☐	(b) Age/participation. The later of the date the Participant attains years of age or the anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [Note: The age may not exceed age 65 and the anniversary may not exceed the 5th.]

☐	(c) Early Retirement Age. Early Retirement Age is the later of: (i) the date a Participant attains age or (ii) the date a Participant reaches his/her anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan.

21.	PARTICIPANT’S DEATH OR DISABILITY (5.02). The 100% vesting rule under Plan Section 5.02 does not apply to: (Choose (a) or (b) or both as applicable)

☐	(a) Death.

☐	(b) Disability.

22.	VESTING SCHEDULE (5.03). A Participant has a 100% Vested interest at all times in his/her deferral contributions, qualified nonelective contributions, qualified matching contributions and 401(k) safe harbor contributions. The following vesting schedule applies to Employer regular matching contributions and to Employer nonelective contributions: (Choose (a) or choose one or more of (b) through (f) as applicable)

☐	(a) Immediate vesting. 100% Vested at all times. [Note: The Employer must elect (a) if the Service condition under Section 2.01 exceeds One Year of Service or more than twelve months.]

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☒	(b) Top-heavy vesting schedules. [Note: The Employer must choose one of (b)(1), (2) or (3) if it does not elect (a).]

☐	(1) 6-year graded as specified in the Plan. ☒ (3) Modified top-heavy schedule

☐	(2) 3-year cliff as specified in the Plan.

Years of Service	Vested Percentage

Less than 1	a. 0%

1	b. 20%

2	c. 40%

3	d. 60%

4	e. 80%

5	f. 100%

6 or more	100%

☐	(c) Non-top-heavy vesting schedules. [Note: The Employer may elect one of (c)(1), (2) or (3) in addition to (b).]

☐	(1) 7-year graded as specified in the Plan. ☐ (3) Modified non-top-heavy schedule

☐	(2) 5-year cliff as specified in the Plan.

Years of Service	Vested Percentage

Less than 1	a. %

1	b. %

2	c. %

3	d. %

4	e. %

5	f. %

6	g. %

7 or more	100%

If the Employer does not elect (c), the vesting schedule elected in (b) applies to all Plan Years. [Note: The modified top-heavy schedule of (b)(3) must satisfy Code §416. If the Employer elects (c)(3), the modified non-top-heavy schedule must satisfy Code §411(a)(2).]

☐	(d) Separate vesting election for regular matching contributions. In lieu of the election under (a), (b) or (c), the following vesting schedule applies to a Participant’s regular matching contributions: (Choose one of (1) or (2))

☐	(1) 100% Vested at all times.

☐	(2) Regular matching vesting schedule: .
[Note: The vesting schedule completed under (d)(2) must comply with Code §411(a)(4).]

☐	(e) Application of top-heavy schedule. The non-top-heavy schedule elected under (c) applies in all Plan Years in which the Plan is not a top-heavy plan. [Note: If the Employer does not elect (e), the top-heavy vesting schedule will apply for the first Plan Year in which the Plan is top-heavy and then in all subsequent Plan Years.]

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☒	(f) Special vesting provisions: All accounts shall become 100% vested upon a change in control of the sponsoring employer. A “Change in Control,” as used in this Agreement, shall be deemed to have occurred when:

(i) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the voting equity stock of the Corporation, or any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) other than the Corporation is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Common Stock of the Bank; or

(ii) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) gains control of the election of a majority of the Board of Directors of the Corporation, or any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) other than the Corporation gains control of the election of a majority of the Board of Directors of the Bank; or

(iii) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) gains control of the management or policies of either of the Companies; or

(iv) either of the Companies consolidates with, or merges with or into, another entity (including a corporation, bank, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or another such entity consolidates with, or merges with or into, such Company, in any such event pursuant to a transaction in which the issued and outstanding shares of the voting equity stock of such Company are converted into or exchanged for cash, securities or other property; or

(v) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of either Company (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of such Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Company then in office.

[Note: Any special vesting provision must satisfy Code §411(a). Any special vesting provision must be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code §401(a)(4).]

23.	YEAR OF SERVICE—VESTING (5.06). (Choose (a) and (b)) [Note: If the Employer elects the Elapsed Time Method or elects immediate vesting, the Employer should not complete (a) or (b).]

☐	(a) Year of Service. An Employee must complete at least Hours of Service during a vesting computation period to receive credit for a Year of Service under Article V. [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000.]

☐	(b) Vesting computation period. The Plan measures a Year of Service on the basis of the following 12-consecutive month period: (Choose one of (1) or (2))

☐	(1) Plan Year.

☐	(2) Employment year (anniversary of Employment Commencement Date).

24.	EXCLUDED YEARS OF SERVICE—VESTING (5.08). The Plan excludes the following Years of Service for purposes of vesting: (Choose (a) or choose one or more of (b) through (f) as applicable)

☒	(a) None. None other than as specified in Plan Section 5.08(a).

☐	(b) Age 18. Any Year of Service before the Year of Service during which the Participant attained the age of 18.

☐	(c) Prior to Plan establishment. Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

☐	(d) Parity Break in Service. Any Year of Service excluded under the rule of parity. See Plan Section 5.10.

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☐	(e) Prior Plan terms. Any Year of Service disregarded under the terms of the Plan as in effect prior to this restated Plan.

☐	(f) Additional exclusions. Any Year of Service before: .

[Note: Any exclusion specified under (f) must comply with Code §411(a)(4). Any exclusion must be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code §401(a)(4). If the Employer elects immediate vesting, the Employer should not complete Section 5.08.]

ARTICLE VI

DISTRIBUTION OF ACCOUNT BALANCE

25.	TIME OF PAYMENT OF ACCOUNT BALANCE (6.01). The following time of distribution elections apply to the Plan:

Separation from Service/Vested Account Balance not exceeding $5,000. Subject to the limitations of Plan Section 6.01(A)(1), the Trustee will distribute in a lump sum (regardless of the Employer’s election under Section 6.04) a separated Participant’s Vested Account Balance not exceeding $5,000: (Choose one of (a) or (b))

☒	(a) Immediate. As soon as administratively practicable following the Participant’s Separation from Service.

☐	(b) Designated distribution. As soon as administratively practicable in the:

following the Participant’s Separation from Service. [Note: The designated distribution time must be the same for all Participants, be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code §401(a)(4).]

Separation from Service/Vested Account Balance exceeding $5,000. A separated Participant whose Vested Account Balance exceeds $5,000 may elect to commence distribution of his/her Vested Account Balance no earlier than: (Choose one of (c) or (d). Choose (e) if applicable)

☒	(c) Immediate. As soon as administratively practicable following the Participant’s Separation from Service.

☐	(d) Designated distribution. As soon as administratively practicable in the:

following the Participant’s Separation from Service. [Note: The designated distribution time must be the same for all Participants, be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code §401(a)(4).]

☐	(e) Limitation on Participant’s right to delay distribution. A Participant may not elect to delay commencement of distribution of his/her Vested Account Balance beyond the later of attainment of age 62 or Normal Retirement Age. [Note: If the Employer does not elect (j), the Plan permits a Participant who has Separated from Service to delay distribution until his/her required beginning date. See Plan Section 6.01(A)(2).]

Participant elections prior to Separation from Service. A Participant, prior to Separation from Service may elect any of the following distribution options in accordance with Plan Section 6.01(C). (Choose (f) or choose one or more of (g) through (j) as applicable) [Note: If the Employer elects any in-service distribution option, a Participant may elect to receive one in-service distribution per Plan Year unless the Plan’s in-service distribution form provides for more frequent in-service distributions.]

☐	(f) None. A Participant does not have any distribution option prior to Separation from Service, except as may be provided under Plan Section 6.01(C).

☒	(g) Deferral contributions. Distribution of all or any portion (as permitted by the Plan) of a Participant’s Account Balance attributable to deferral contributions if: (Choose one or more of (1), (2) or (3) as applicable)

☒	(1) Hardship (safe harbor hardship rule). The Participant has incurred a hardship in accordance with Plan Sections 6.09 and 14.11(A).

☒	(2) Age. The Participant has attained age 59 1/2. (Must be at least age 59 1/2.)

☐	(3) Disability. The Participant has incurred a Disability.

☒	(h) Qualified nonelective contributions/qualified matching contributions/safe harbor contributions. Distribution of all or any portion of a Participant’s Account Balance attributable to qualified nonelective contributions, to qualified matching contributions, or to 401(k) safe harbor contributions if: (Choose (1) or (2) or both as applicable)

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

☒	(1) Age. The Participant has attained age 59 1/2. (Must be at least age 59 1/2.)

☐	(2) Disability. The Participant has incurred a Disability.

☒	(i) Nonelective contributions/regular matching contributions. Distribution of all or any portion of a Participant’s Vested Account Balance attributable to nonelective contributions or to regular matching contributions if: (Choose one or more of (1) through (5))

☒	(1) Age/Service conditions. (Choose one or more of a. through d. as applicable)

☒	a. Age. The Participant has attained age 59 1/2.

☐	b. Two-year allocations. The Plan Administrator has allocated the contributions to be distributed, for a period of not less than Plan Years before the distribution date. [Note: The minimum number of years is 2.]

☐	c. Five years of participation. The Participant has participated in the Plan for at least Plan Years. [Note: The minimum number of years is 5.]

☐	d. Vested. The Participant is % Vested in his/her Account Balance. See Plan Section 5.03(A). [Note: If an Employer makes more than one election under Section 6.01(n)(1), a Participant must satisfy all conditions before the Participant is eligible for the distribution.]

☐	(2) Hardship. The Participant has incurred a hardship in accordance with Plan Section 6.09.

☒	(3) Hardship (safe harbor hardship rule). The Participant has incurred a hardship in accordance with Plan Sections 6.09 and 14.11(A).

☐	(4) Disability. The Participant has incurred a Disability.

☒	(5) Designated condition. The Participant has satisfied the following condition(s): 100% vesting required for hardship.
[Note: Any designated condition(s) must be the same for all Participants, be definitely determinable and not discriminate in favor of Highly Compensated Employees.]

☒	(j) Participant contributions. Distribution of all or any portion of a Participant’s Account Balance attributable to the following Participant contributions described in Plan Section 4.01: (Choose one of (1), (2) or (3))

☐	(1) All Participant contributions.

☐	(2) Employee contributions only.

☒	(3) Rollover contributions only.

Participant loan default/offset. See Section 6.08 of the Plan.

26.	DISTRIBUTION METHOD (6.03). A separated Participant whose Vested Account Balance exceeds $5,000 may elect distribution under one of the following method(s) of distribution described in Plan Section 6.03: (Choose one or more of (a) through (d) as applicable)

☒	(a) Lump sum.

☐	(b) Installments.

☒	(c) Installments for required minimum distributions only.

☐	(d) Annuity distribution option(s): Joint and 50%, 75% or 100% survivor annuity.
[Note: Any optional method of distribution may not be subject to Employer, Plan Administrator or Trustee discretion.]

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

27.	JOINT AND SURVIVOR ANNUITY REQUIREMENTS (6.04). The joint and survivor annuity distribution requirements of Plan Section 6.04: (Choose one of (a) or (b))

☒	(a) Profit sharing plan exception. Do not apply to a Participant, unless the Participant is a Participant described in Section 6.04(H) of the Plan.

☐	(b) Applicable. Apply to all Participants.

ARTICLE IX

PLAN ADMINISTRATOR—DUTIES WITH RESPECT TO PARTICIPANTS’ ACCOUNTS

28.	ALLOCATION OF NET INCOME, GAIN OR LOSS (9.08). For each type of contribution provided under the Plan, the Plan allocates net income, gain or loss using the following method: (Choose one or more of (a) through (c) as applicable)

☒	(a) Daily valuation method. Allocate on each business day of the Plan Year during which Plan assets for which there is an established market are valued and the Trustee is conducting business.

☐	(b) Individual account method. Allocate using the individual account method. See Plan Section 9.08.

☐	(c) Specified method. Allocate pursuant to the following method: .
[Note: The specified method must be a definite predetermined formula which is not based on Compensation, which satisfies the nondiscrimination requirements of Treas. Reg. §1.401(a)(4) and which is applied uniformly to all Participants.]

ARTICLE X

TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

29.	INVESTMENT POWERS (10.03). The following additional investment options or limitations apply under Plan Section 10.03: Employer matching and nonelective contributions made prior to January 1, 1995 may be, subject to the terms of ERISA, invested in stock of The Columbia Bank without imposition of the limits noted in 10.03.

30.	VALUATION OF TRUST (10.15). In addition to the last day of the Plan Year, the Trustee must value the Trust Fund on the following valuation date(s): (Choose one of (a) or (b))

☒	(a) Daily valuation dates. Each business day of the Plan Year on which Plan assets for which there is an established market are valued and the Trustee is conducting business.

☐	(b) Specified dates: .

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

Execution Page

The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) has signified its acceptance, on:                                              .

Name of Employer: The Columbia Bank

Employer’s EIN: 52-1645572

Signed:

[Name/Title]

Name(s) of Trustee:

John A. Scaldara, Jr.

John M. Bond, Jr.

_______

Trust EIN (Optional):

_______

Signed:

[Name/Title]

Signed:

[Name/Title]

Signed:

[Name/Title]

Name of Custodian (Optional):

Signed:

[Name/Title]

31. Plan Number. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: 001.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer’s Plan. The Employer only may use this Adoption Agreement in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one.

Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement Section(s)              effective             , by substitute Adoption Agreement page number(s)             .

Prototype Plan Sponsor. The Prototype Plan Sponsor identified on the first page of the basic plan document will notify all adopting employers of any amendment of this Prototype Plan or of any abandonment or discontinuance by the Prototype Plan Sponsor of its maintenance of this Prototype Plan. For inquiries regarding the adoption of the Prototype Plan, the Prototype Plan Sponsor’s intended meaning of any Plan provisions or the effect of the opinion letter issued to the Prototype Plan Sponsor, please contact the Prototype Plan Sponsor at the following address and telephone number:

Compliance Department

DailyAccess Corporation

3101 International Drive

Mobile, AL 36606

(251) 665-1800

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

Reliance on Sponsor Opinion Letter. The Prototype Plan Sponsor has obtained from the IRS an opinion letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the opinion letter, Code §401. An adopting Employer may rely on the Prototype Sponsor’s IRS opinion letter only to the extent provided in Announcement 2001-77, 2001-30 I.R.B. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter and in Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the Internal Revenue Service.

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

PARTICIPATION AGREEMENT

☐ Check here if not applicable and do not complete this page.

The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.21 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Prototype Plan as made by the Signatory Employer to the Execution Page of the Adoption Agreement, except as otherwise provided in this Participation Agreement.

32.	EFFECTIVE DATE (1.10). The Effective Date of the Plan for the Participating Employer is: January 1, 1989.

33.	NEW PLAN/RESTATEMENT. The Participating Employer’s adoption of this Plan constitutes: (Choose one of (a) or (b))

☐	(a) The adoption of a new plan by the Participating Employer.

☒	(b) The adoption of an amendment and restatement of a plan currently maintained by the Participating Employer, identified as: The Columbia Bank 401(k) Plan & Trust, and having an original effective date of: January 1, 1989.

34.	PREDECESSOR EMPLOYER SERVICE (1.30). In addition to the predecessor service credited by reason of Section 1.30 of the Plan, the Plan credits as Service under this Plan, service with this Participating Employer: (Choose one or more of (a) through (d) as applicable) [Note: If the Plan does not credit any additional predecessor service under Section 1.30 for this Participating Employer, do not complete this election.]

☒	(a) Eligibility. For eligibility under Article II. See Plan Section 1.30 for time of Plan entry.

☒	(b) Vesting. For vesting under Article V.

☐	(c) Contribution allocation. For contribution allocations under Article III.

☐	(d) Exceptions. Except for the following Service: .

Name of Plan:	Name of Participating Employer:

The Columbia Bank 401(k) Plan & Trust	McAlpine Enterprises, Inc.

Signed:
[Name/Title]

[Date]

Participating Employer’s EIN: 52-1645572

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

Name of Signatory Employer: The Columbia Bank

Date Accepted:

Signed:

Name(s) of Trustee: John A. Scaldara, Jr. and John M. Bond, Jr.

Date Accepted:

Signed:

Signed:

Signed:

[Note: Each Participating Employer must execute a separate Participation Agreement. If the Plan does not have a Participating Employer, the Signatory Employer may delete this page from the Adoption Agreement.]

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

PARTICIPATION AGREEMENT

☐  Check here if not applicable and do not complete this page.

The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.21 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Prototype Plan as made by the Signatory Employer to the Execution Page of the Adoption Agreement, except as otherwise provided in this Participation Agreement.

32.	EFFECTIVE DATE (1.10). The Effective Date of the Plan for the Participating Employer is: February 1, 2006.

33.	NEW PLAN/RESTATEMENT. The Participating Employer’s adoption of this Plan constitutes: (Choose one of (a) or (b))

☒	(a) The adoption of a new plan by the Participating Employer.

☐	(b) The adoption of an amendment and restatement of a plan currently maintained by the Participating Employer, identified as: , and having an original effective date of: .

34.	PREDECESSOR EMPLOYER SERVICE (1.30). In addition to the predecessor service credited by reason of Section 1.30 of the Plan, the Plan credits as Service under this Plan, service with this Participating Employer: (Choose one or more of (a) through (d) as applicable) [Note: If the Plan does not credit any additional predecessor service under Section 1.30 for this Participating Employer, do not complete this election.]

☒	(a) Eligibility. For eligibility under Article II. See Plan Section 1.30 for time of Plan entry.

☒	(b) Vesting. For vesting under Article V.

☐	(c) Contribution allocation. For contribution allocations under Article III.

☐	(d) Exceptions. Except for the following Service: .

Name of Plan:	Name of Participating Employer:

The Columbia Bank 401(k) Plan & Trust	Fulton Financial Corporation

Signed:
[Name/Title]

[Date]

Participating Employer’s EIN: 23-2195389

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

Name of Signatory Employer: The Columbia Bank

Date Accepted:

Signed:

Name(s) of Trustee: John A. Scaldara, Jr. and John M. Bond, Jr.

Date Accepted:

Signed:

Signed:

Signed:

[Note: Each Participating Employer must execute a separate Participation Agreement. If the Plan does not have a Participating Employer, the Signatory Employer may delete this page from the Adoption Agreement.]

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

PARTICIPATION AGREEMENT

☐    Check here if not applicable and do not complete this page.

The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.21 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Prototype Plan as made by the Signatory Employer to the Execution Page of the Adoption Agreement, except as otherwise provided in this Participation Agreement.

32.	EFFECTIVE DATE (1.10). The Effective Date of the Plan for the Participating Employer is: February 1, 2006.

33.	NEW PLAN/RESTATEMENT. The Participating Employer’s adoption of this Plan constitutes: (Choose one of (a) or (b))

☒	(a) The adoption of a new plan by the Participating Employer.

☐	(b) The adoption of an amendment and restatement of a plan currently maintained by the Participating Employer, identified as: , and having an original effective date of: .

34.	PREDECESSOR EMPLOYER SERVICE (1.30). In addition to the predecessor service credited by reason of Section 1.30 of the Plan, the Plan credits as Service under this Plan, service with this Participating Employer: (Choose one or more of (a) through (d) as applicable) [Note: If the Plan does not credit any additional predecessor service under Section 1.30 for this Participating Employer, do not complete this election.]

☒	(a) Eligibility. For eligibility under Article II. See Plan Section 1.30 for time of Plan entry.

☒	(b) Vesting. For vesting under Article V.

☐	(c) Contribution allocation. For contribution allocations under Article III.

☐	(d) Exceptions. Except for the following Service: .

Name of Plan:	Name of Participating Employer:

The Columbia Bank 401(k) Plan & Trust	Fulton Financial Advisors, N.A.

Signed:
[Name/Title]

__________________________________________

[Date]

Participating Employer’s EIN: 23-3032473

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

Name of Signatory Employer: The Columbia Bank

Date Accepted:

Signed:

Name(s) of Trustee: John A. Scaldara, Jr. and John M. Bond, Jr.

Date Accepted:

Signed:

Signed:

Signed:

[Note: Each Participating Employer must execute a separate Participation Agreement. If the Plan does not have a Participating Employer, the Signatory Employer may delete this page from the Adoption Agreement.]

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

PARTICIPATION AGREEMENT

☐  Check here if not applicable and do not complete this page.

The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.21 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Prototype Plan as made by the Signatory Employer to the Execution Page of the Adoption Agreement, except as otherwise provided in this Participation Agreement.

32.	EFFECTIVE DATE (1.10). The Effective Date of the Plan for the Participating Employer is: February 1, 2006.

33.	NEW PLAN/RESTATEMENT. The Participating Employer’s adoption of this Plan constitutes: (Choose one of (a) or (b))

☒	(a) The adoption of a new plan by the Participating Employer.

☐	(b) The adoption of an amendment and restatement of a plan currently maintained by the Participating Employer, identified as: , and having an original effective date of: .

34.	PREDECESSOR EMPLOYER SERVICE (1.30). In addition to the predecessor service credited by reason of Section 1.30 of the Plan, the Plan credits as Service under this Plan, service with this Participating Employer: (Choose one or more of (a) through (d) as applicable) [Note: If the Plan does not credit any additional predecessor service under Section 1.30 for this Participating Employer, do not complete this election.]

☒	(a) Eligibility. For eligibility under Article II. See Plan Section 1.30 for time of Plan entry.

☒	(b) Vesting. For vesting under Article V.

☐	(c) Contribution allocation. For contribution allocations under Article III.

☐	(d) Exceptions. Except for the following Service: .

Name of Plan:	Name of Participating Employer:

The Columbia Bank 401(k) Plan & Trust	Fulton Services, LLC

Signed:
[Name/Title]

[Date]

Participating Employer’s EIN: 23-3102461

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

Name of Signatory Employer: The Columbia Bank

Date Accepted:

Signed:

Name(s) of Trustee: John A. Scaldara, Jr. and John M. Bond, Jr.

Date Accepted:

Signed:

Signed:

Signed:

[Note: Each Participating Employer must execute a separate Participation Agreement. If the Plan does not have a Participating Employer, the Signatory Employer may delete this page from the Adoption Agreement.]

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

APPENDIX A

TESTING ELECTIONS/EFFECTIVE DATE ADDENDUM

35.	The following testing elections and special effective dates apply: (Choose one or more of (a) through (n) as applicable)

☐	(a) Highly Compensated Employee (1.14). For Plan Years beginning after , the Employer makes the following election(s) regarding the definition of Highly Compensated Employee:

(1)	☐ Top paid group election.

(2)	☐ Calendar year data election (fiscal year plan).

☒	(b) 401(k) current year testing. The Employer will apply the current year testing method in applying the ADP and ACP tests effective for Plan Years beginning after 2002. [Note: For Plan Years beginning on or after the Employer’s execution of its “GUST” restatement, the Employer must use the same testing method within the same Plan Year for both the ADP and ACP tests.]

☐	(c) Compensation. The Compensation definition under Section 1.07 will apply for Plan Years beginning after: .

☐	(d) Election not to participate. The election not to participate under Section 2.06 is effective: .

☐	(e) 401(k) safe harbor. The 401(k) safe harbor provisions under Section 3.01(d) are effective: .

☐	(f) Negative election. The negative election provision under Section 3.02(b) is effective: .

☐	(g) Contribution/allocation formula. The specified contribution(s) and allocation method(s) under Sections 3.01 and 3.04 are effective: .

☐	(h) Allocation conditions. The allocation conditions of Section 3.06 are effective: .

☐	(i) Benefit payment elections. The distribution elections of Section(s) are effective: .

☐	(j) Election to continue pre-SBJPA required beginning date. A Participant may not elect to defer commencement of the distribution of his/her Vested Account Balance beyond the April 1 following the calendar year in which the Participant attains age 70 1/2. See Plan Section 6.02(A).

☒	(k) Elimination of age 70 1/2 in-service distributions. The Plan eliminates a Participant’s (other than a more than 5% owner) right to receive in-service distributions on April 1 of the calendar year following the year in which the Participant attains age 70 1/2 for Plan Years beginning after: December 31, 1996.

☐	(l) Allocation of earnings. The earnings allocation provisions under Section 9.08 are effective: .

☐	(m) Elimination of optional forms of benefit. The Employer elects prospectively to eliminate the following optional forms of benefit: (Choose one or more of (1), (2) and (3) as applicable)

☐	(1) QJSA and QPSA benefits as described in Plan Sections 6.04, 6.05 and 6.06 effective: May 1, 2003.

☐	(2) Installment distributions as described in Section 6.03 effective: May 1, 2003.

☐	(3) Other optional forms of benefit (Any election to eliminate must be consistent with Treas. Reg §1.411(d)-4): .

☒	(n) Special effective date(s): Due to a Change in Control (Columbia Bancorp acquired by Fulton Financial Corporation), the 100% vesting provision of Section 5.03(f) was invoked for plan participants as of February 1, 2006. Consequently, the vesting schedule of Section 5.03(b) shall only apply to participants entering the Plan after February 1, 2006.

For periods prior to the above-specified special effective date(s), the Plan terms in effect prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special effective date may not result in the delay of a Plan provision beyond the permissible effective date under any applicable law.

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

APPENDIX B

GUST Remedial Amendment Period Elections

36.	The following GUST restatement elections apply: (Choose one or more of (a) through (j) as applicable)

☐	(a) Highly Compensated Employee elections. The Employer makes the following remedial amendment period elections with respect to the Highly Compensated Employee definition:

(1)	1997:	☐	Top paid group election.	☐	Calendar year election.
		☐	Calendar year data election.
(2)	1998:	☐	Top paid group election.	☐	Calendar year data election.
(3)	1999:	☐	Top paid group election.	☐	Calendar year data election.
(4)	2000:	☐	Top paid group election.	☐	Calendar year data election.
(5)	2001:	☐	Top paid group election.	☐	Calendar year data election.
(6)	2002:	☐	Top paid group election.	☐	Calendar year data election.

☒	(b) 401(k) testing methods. The Employer makes the following remedial amendment period elections with respect to the ADP test and the ACP test: [Note: The Employer may use a different testing method for the ADP and ACP tests through the end of the Plan Year in which the Employer executes its GUST restated Plan.]

ADP test						ACP test
(1)	1997:	☐	prior year	☒	current year	1997:	☐	prior year	☒	current year
(2)	1998:	☐	prior year	☒	current year	1998:	☐	prior year	☒	current year
(3)	1999:	☐	prior year	☒	current year	1999:	☐	prior year	☒	current year
(4)	2000:	☒	prior year	☐	current year	2000:	☒	prior year	☐	current year
(5)	2001:	☐	prior year	☒	current year	2001:	☐	prior year	☒	current year
(6)	2002:	☐	prior year	☒	current year	2002:	☐	prior year	☒	current year

☐	(c) Delayed application of SBJPA required beginning date. The Employer elects to delay the effective date for the required beginning date provision of Plan Section 6.02 until Plan Years beginning after: .

☒	(d) Model Amendment for required minimum distributions. The Employer adopts the IRS Model Amendment in Plan Section 6.02(E) effective January 1, 2002. [Note: The date must not be earlier than January 1, 2001.]

Defined Benefit Limitation

☐	(e) Code §415(e) repeal. The repeal of the Code §415(e) limitation is effective for Limitation Years beginning after . [Note: If the Employer does not make an election under (e), the repeal is effective for Limitation Years beginning after December 31, 1999.]

Code §415(e) limitation. To the extent necessary to satisfy the limitation under Plan Section 3.17 for Limitation Years beginning prior to the repeal of Code §415(e), the Employer will reduce: (Choose one of (f) or (g))

☐	(f) The Participant’s projected annual benefit under the defined benefit plan.

☐	(g) The Employer’s contribution or allocation on behalf of the Participant to the defined contribution plan and then, if necessary, the Participant’s projected annual benefit under the defined benefit plan.

Coordination with top-heavy minimum allocation. The Plan Administrator will apply the top-heavy minimum allocation provisions of Article XII with the following modifications: (Choose (h) or choose (i) or (j) or both as applicable)

☒	(h) No modifications.

☐	(i) For Non-Key Employees participating only in this Plan, the top-heavy minimum allocation is the minimum allocation determined by substituting % (not less than 4%) for “3%,” except: (Choose one of (1) or (2))

☐	(1) No exceptions.

☐	(2) Plan Years in which the top-heavy ratio exceeds 90%.

☐	(j) For Non-Key Employees also participating in the defined benefit plan, the top-heavy minimum is: (Choose one of (1) or (2))

☐	(1) 5% of Compensation irrespective of the contribution rate of any Key Employee: (Choose one of a. or b.).

☐	a. No exceptions.

☐	b. Substituting “7 1/2%” for “5%” if the top-heavy ratio does not exceed 90%.

☐	(2) 0%. [Note: The defined benefit plan must satisfy the top-heavy minimum benefit requirement for these Non-Key Employees.]

Actuarial assumptions for top-heavy calculation. To determine the top-heavy ratio, the Plan Administrator will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan:             .

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

CHECKLIST OF EMPLOYER INFORMATION

AND EMPLOYER ADMINISTRATIVE ELECTIONS

Commencing with the 2006 Plan Year

The Prototype Plan permits the Employer to make certain administrative elections not reflected in the Adoption Agreement. This form lists those administrative elections and provides a means of recording the Employer’s elections. This checklist is not part of the Plan document.

37.	Employer Information.

The Columbia Bank

7168 Columbia Gateway Drive

Columbia, MD 21046

(410) 465-4800

38.	Form of Business.

(a)	☒	Corporation	(b)	☐	S Corporation
(c)	☐	Limited Liability Company	(d)	☐	Sole Proprietorship
(e)	☐	Partnership	(f)	☐	_____

39.	Section 1.07(F)—Nondiscriminatory definition of Compensation. When testing nondiscrimination under the Plan, the Plan permits the Employer to make elections regarding the definition of Compensation. [Note: This election solely is for purposes of nondiscrimination testing. The election does not affect the Employer’s elections under Section 1.07 which apply for purposes of allocating Employer contributions and Participant forfeitures.]

(a)	☒ The Plan will “gross up” Compensation for Elective Contributions.

(b)	☐ The Plan will exclude Elective Contributions.

40.	Section 4.04—Rollover contributions.

(a)	☒ The Plan accepts rollover contributions.

(b)	☐ The Plan does not accept rollover contributions.

41.	Section 8.06—Participant direction of investment/404(c). The Plan authorizes Participant direction of investment with Trustee consent. If the Trustee permits Participant direction of investment, the Employer and the Trustee should adopt a policy which establishes the applicable conditions and limitations, including whether they intend the Plan to comply with ERISA §404(c).

(a)	☐ The Plan permits Participant direction of investment and is a 404(c) plan.

(b)	☒ The Plan will permit Participant direction of investment with the following exceptions: The Trustee, rather than Participants or the Named Fiduciary, shall have the discretion and authority to exercise any election as to the form of consideration into which shares of qualifying Employer securities shall be converted in the event of a merger or other consolidation of the Employer with another entity.

42.	Section 9.04[A]—Participant loans. The Plan authorizes the Plan Administrator to adopt a written loan policy to permit Participant loans.

(a)	☒ The Plan permits Participant loans subject to the following conditions:

(1)	☒ Minimum loan amount: $1,000.

(2)	☒ Maximum number of outstanding loans: 2.

(3)	☒ Reasons for which a Participant may request a loan:

a.	☒ Any purpose.

b.	☐ Hardship events.

c.	☐ Other: .

(4)	☒ Suspension of loan repayments:

a.	☐ Not permitted.

b.	☐ Permitted for non-military leave of absence.

c.	☒ Permitted for military service leave of absence.

(5)	☒ The Participant must be a party in interest.

(b)	☐ The Plan does not permit Participant loans.

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24

Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

43.	Section 11.01—Life insurance. The Plan with Employer approval authorizes the Trustee to acquire life insurance.

(a)	☒ The Plan will not invest in life insurance contracts.

(b)	☐ The Plan will not invest in life insurance contracts with the following exceptions: .

44.	Surety bond company: . Surety bond amount: $ .

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Nonstandardized 401(k) Profit Sharing Plan: The Columbia Bank 401(k) Plan & Trust

Addendum to the Adoption Agreement for the

The Columbia Bank 401(k) Plan & Trust

Section 3.06(E) Suspension of Allocation Conditions Under a Nonstandardized Plan.

The suspension of allocation conditions under Section 3.06(E) of the Plan will be applied after the Plan fails in a Plan Year to satisfy coverage under either the Ratio Percentage Test or the Average Benefit Percentage Test described in Code Section 410(b)(2).

© Copyright 2001 DailyAccess.Com, Inc.

26

EGTRRA—DailyAccess.Com, Inc. Sponsor Amendment

EGTRRA

AMENDMENT TO THE

DAILYACCESS.COM, INC.

STANDARDIZED AND NONSTANDARDIZED

PROTOTYPE PLANS

© 2001—DAC

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EGTRRA—DailyAccess.Com, Inc. Sponsor Amendment

ARTICLE I

PREAMBLE

1.1	Adoption and effective date of amendment. This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

1.2	Adoption by prototype sponsor. Except as otherwise provided herein, pursuant to Section 5.01 of Revenue Procedure 2000-20 (or pursuant to the corresponding provision in Revenue Procedure 89-9 or Revenue Procedure 89-13), the sponsor hereby adopts this amendment on behalf of all adopting employers.

1.3	Supersession of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

ARTICLE II

SPONSOR ELECTIONS

2.1	Vesting Schedule for Matching Contributions

If there are matching contributions subject to a vesting schedule that does not satisfy EGTRRA, for participants who complete an hour of service in a plan year beginning after December 31, 2001, the following vesting schedule will apply to all matching contributions subject to a vesting schedule:

If the plan has a graded vesting schedule (i.e., the vesting schedule includes a vested percentage that is more than 0% and less than 100%) the following will apply:

Years of vesting service	Nonforfeitable percentage
2	20%
3	40%
4	60%
5	80%
6	100%

If the plan does not have a graded vesting schedule, then matching contributions will be nonforfeitable upon the completion of 3 years of vesting service. The vesting schedule set forth herein will only apply to matching contributions made in plan years beginning after December 31, 2001 (the prior vesting schedule will apply to matching contributions made in prior plan years).

2.2	Exclusion of Rollovers in Application of Involuntary Cash-out Provisions (for profit sharing and 401(k) plans only). If the plan is not subject to the qualified joint and survivor annuity rules and includes involuntary cash-out provisions, rollover contributions will be excluded in determining the value of the participant’s nonforfeitable account balance for purposes of the plan’s involuntary cash-out rules.

2.3	Suspension period of hardship distributions. If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv), then, the suspension period following a hardship distribution shall only apply to hardship distributions made after December 31, 2001.

2.4	Catch-up contributions (for 401(k) profit sharing plans only): The plan permits catch-up contributions (Article VI).

2.5	For target benefit plans only: The increased compensation limit ($200,000 limit) shall apply to years prior to 2002.

ARTICLE III

VESTING OF MATCHING CONTRIBUTIONS

3.1	Applicability. This Article shall apply to participants who complete an Hour of Service after December 31, 2001, with respect to accrued benefits derived from employer matching contributions made in plan years beginning after December 31, 2001.

3.2	Vesting schedule. A participant’s accrued benefit derived from employer matching contributions shall vest as provided in Section 2.1 of this amendment.

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EGTRRA—DailyAccess.Com, Inc. Sponsor Amendment

ARTICLE IV

INVOLUNTARY CASH-OUTS

4.1	Applicability and effective date. If the plan provides for involuntary cash-outs of amounts less than $5,000, this Article shall apply for distributions made after December 31, 2001, and shall apply to all participants. However, regardless of the preceding, this Article shall not apply if the plan is subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

4.2	Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of the Sections of the plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant’s nonforfeitable account balance as so determined is $5,000 or less, then the plan shall immediately distribute the participant’s entire nonforfeitable account balance.

ARTICLE V

HARDSHIP DISTRIBUTIONS

5.1	Applicability and effective date. If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv), then this Article shall apply for calendar years beginning after 2001.

5.2	Suspension period following hardship distribution. A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution.

ARTICLE VI

CATCH-UP CONTRIBUTIONS

Catch-up Contributions. All employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

ARTICLE VII

INCREASE IN COMPENSATION LIMIT

Increase in Compensation Limit. The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). If this is a target benefit plan, for purposes of determining benefit accruals in a plan year beginning after December 31, 2001, compensation for any prior determination period shall be limited to $200,000. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

ARTICLE VIII

PLAN LOANS

Plan loans for owner-employees or shareholder-employees. If the plan permits loans to be made to participants, then effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

ARTICLE IX

LIMITATIONS ON CONTRIBUTIONS (IRC SECTION 415 LIMITS)

9.1	Effective date. This Section shall be effective for limitation years beginning after December 31, 2001.

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EGTRRA—DailyAccess.Com, Inc. Sponsor Amendment

9.2	Maximum annual addition. Except to the extent permitted under Article XIV of this amendment and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant’s account under the plan for any limitation year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)	100 percent of the participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

ARTICLE X

MODIFICATION OF TOP-HEAVY RULES

10.1	Effective date. This Article shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Article amends the top-heavy provisions of the plan.

10.2	Determination of top-heavy status.

10.2.1	Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

10.2.2	Determination of present values and amounts. This Section 10.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

a.	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

b.	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

10.3	Minimum benefits.

10.3.1	Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

10.3.2	Contributions under other plans. The employer may provide, in an addendum to this amendment, that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met). The addendum should include the name of the other plan, the minimum benefit that will be provided under such other plan, and the employees who will receive the minimum benefit under such other plan.

ARTICLE XI

DIRECT ROLLOVERS

11.1	Effective date. This Article shall apply to distributions made after December 31, 2001.

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EGTRRA—DailyAccess.Com, Inc. Sponsor Amendment

11.2	Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions of the plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

11.3	Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

11.4	Exclusion of after-tax employee contributions. For purposes of the direct rollover provisions in the plan, a portion of a distribution that consists of after-tax employee contributions which are not includible in gross income shall not be considered an eligible rollover distribution. The plan does not allow the acceptance of rollover contributions consisting of after-tax employee contributions

ARTICLE XII

ROLLOVERS FROM OTHER PLANS

Rollovers from other plans. The employer, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this plan.

ARTICLE XIII

REPEAL OF MULTIPLE USE TEST

Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the plan shall not apply for plan years beginning after December 31, 2001.

ARTICLE XIV

ELECTIVE DEFERRALS

14.1	Elective Deferrals—Contribution Limitation. No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Article VI of this amendment and Section 414(v) of the Code, if applicable. Any maximum limitation imposed on an Employee’s salary reduction agreement by an adoption agreement election is hereby revoked effective January 1, 2002. Participants may defer up to the maximum amount allowed under Sections 402(g) and 415 of the Code subject to any federal or state tax withholding requirements.

14.2	Maximum Salary Reduction Contributions for SIMPLE plans. If this is a SIMPLE 401(k) plan, then except to the extent permitted under Article VI of this amendment and Section 414(v) of the Code, if applicable, the maximum salary reduction contribution that can be made to this plan is the amount determined under Section 408(p)(2)(A)(ii) of the Code for the calendar year.

ARTICLE XV

SAFE HARBOR PLAN PROVISIONS

Modification of Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and the plan shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

ARTICLE XVI

DISTRIBUTION UPON SEVERANCE OF EMPLOYMENT

16.1	Effective date. This Article shall apply for distributions and transactions made after December 31, 2001, regardless of when the severance of employment occurred.

16.2	New distributable event. A participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

© 2001—DAC

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EGTRRA—DailyAccess.Com, Inc. Sponsor Amendment

This amendment is hereby adopted by the prototype sponsor on behalf of all adopting employers on August 1, 2002.

Sponsor Name: DailyAccess.Com, Inc.

By:
Director of Administration & Compliance

© 2001—DAC

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DC—Sponsor Amendment by the DailyAccess Corporation

POST-EGTRRA

AMENDMENT TO THE

DAILYACCESS.COM, INC.

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

DC—Sponsor Amendment by the DailyAccess Corporation

DAILYACCESS.COM, INC.

POST-EGTRRA AMENDMENT

ARTICLE I

PREAMBLE

1.1	Adoption and effective date of amendment. This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the Job Creation and Worker Assistance Act of 2002, IRS Regulations issued pursuant to IRC §401(a)(9), and other IRS guidance. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

1.2	Supersession of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

1.3	Adoption by prototype sponsor. Except as otherwise provided herein, pursuant to Section 5.01 of Revenue Procedure 2000-20, the sponsor hereby adopts this amendment on behalf of all adopting employers.

ARTICLE II

ADOPTION AGREEMENT ELECTIONS

The questions in this Article II only need to be completed in order to override the default provisions set forth below. If all of the default provisions will apply, then these questions should be skipped.

Unless the employer elects otherwise in this Article II, the following defaults apply:

1.	If catch-up contributions are permitted, then the catch-up contributions are treated like any other elective deferrals for purposes of determining matching contributions under the plan.

2.	For plans subject to the qualified joint and survivor annuity rules, rollovers are automatically excluded in determining whether the $5,000 threshold has been exceeded for automatic cash-outs (if the plan provides for automatic cash-outs). This is applied to all participants regardless of when the distributable event occurred.

3.	The minimum distribution requirements are effective for distribution calendar years beginning with the 2002 calendar year. In addition, participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in the plan applies to distributions after the death of a participant who has a designated beneficiary.

4.	Amounts that are “deemed 125 compensation” are not included in the definition of compensation.

2.1	Exclusion of Rollovers in Application of Involuntary Cash-out Provisions. If the plan is subject to the joint and survivor annuity rules and includes involuntary cash-out provisions, then unless one of the options below is elected, effective for distributions made after December 31, 2001, rollover contributions will be excluded in determining the value of a participant’s nonforfeitable account balance for purposes of the plan’s involuntary cash-out rules.

a. [ ]	Rollover contributions will not be excluded.

b. [ ]	Rollover contributions will be excluded only with respect to distributions made after (Enter a date no earlier than December 31, 2001).

c. [ ]	Rollover contributions will only be excluded with respect to participants who separated from service after . (Enter a date. The date may be earlier than December 31, 2001.)

2.2	Catch-up contributions (for 401(k) profit sharing plans only): The plan permits catch-up contributions effective for calendar years beginning after December 31, 2001, (Article V) unless otherwise elected below.

a. [ ]	The plan does not permit catch-up contributions to be made.

b. [ ]	Catch-up contributions are permitted effective as of: (enter a date no earlier than January 1, 2002).

And, catch-up contributions will be taken into account in applying any matching contribution under the Plan unless otherwise elected below.

c. [ ]	Catch-up contributions will not be taken into account in applying any matching contribution under the Plan.

2.3	Amendment for Section 401(a)(9) Final and Temporary Treasury Regulations.

a.	Effective date. Unless a later effective date is specified in below, the provisions of Article VI of this amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

DC—Sponsor Amendment by the DailyAccess Corporation

[ ]	This amendment applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after (leave blank if this amendment does not apply to any minimum distributions for the 2002 distribution calendar year).

b.	Election to not permit Participants or Beneficiaries to Elect 5-Year Rule.

Unless elected below, Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 6.2.2 and 6.4.2 of this amendment applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 6.2.2 of this amendment, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 6.2.2 and 6.4.2 of this amendment and, if applicable, the elections in Section 2.3.c of this amendment below.

[ ]	The provision set forth above in this Section 2.3.b shall not apply. Rather, Sections 6.2.2 and 6.4.2 of this amendment shall apply except as elected in Section 2.3.c of this amendment below.

c.	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.

[ ]	If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in the Plan, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

If the above is elected, then this election will apply to:

1. [    ]    All distributions.

2. [    ]    The following distributions:                                                              .

d.	Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.

[ ] A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003, or the end of the 5-year period.

2.4	Deemed 125 compensation. Article VII of this amendment shall not apply unless otherwise elected below.

[ ] Article VII of this amendment (Deemed 125 Compensation) shall apply effective as of Plan Years and Limitation Years beginning on or after (insert the later of January 1, 1998, or the first day of the first plan year the Plan used this definition).

ARTICLE III

INVOLUNTARY CASH-OUTS

3.1	Applicability and effective date. If the plan is subject to the qualified joint and survivor annuity rules and provides for involuntary cash-outs of amounts less than $5,000, then unless otherwise elected in Section 2.1 of this amendment, this Article shall apply for distributions made after December 31, 2001, and shall apply to all participants.

DC—Sponsor Amendment by the DailyAccess Corporation

3.2	Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of the Sections of the plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant’s nonforfeitable account balance as so determined is $5,000 or less, then the plan shall immediately distribute the participant’s entire nonforfeitable account balance.

ARTICLE IV

HARDSHIP DISTRIBUTIONS

Reduction of Section 402(g) of the Code following hardship distribution. If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv), then effective as of the date the elective deferral suspension period is reduced from 12 months to 6 months pursuant to EGTRRA, there shall be no reduction in the maximum amount of elective deferrals that a Participant may make pursuant to Section 402(g) of the Code solely because of a hardship distribution made by this plan or any other plan of the Employer.

ARTICLE V

CATCH-UP CONTRIBUTIONS

Catch-up Contributions. Unless otherwise elected in Section 2.2 of this amendment, effective for calendar years beginning after December 31, 2001, all employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

If elected in Section 2.2, catch-up contributions shall not be treated as elective deferrals for purposes of applying any Employer matching contributions under the plan.

ARTICLE VI

REQUIRED MINIMUM DISTRIBUTIONS

6.1	GENERAL RULES

6.1.1	Effective Date. Unless a later effective date is specified in Section 2.3.a of this amendment, the provisions of this amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

6.1.2	Coordination with Minimum Distribution Requirements Previously in Effect. If the effective date of this amendment is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this amendment will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this amendment equals or exceeds the required minimum distributions determined under this amendment, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this amendment is less than the amount determined under this amendment, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this amendment.

6.1.3	Precedence. The requirements of this amendment will take precedence over any inconsistent provisions of the Plan.

6.1.4	Requirements of Treasury Regulations Incorporated. All distributions required under this amendment will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

6.1.5	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this amendment, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

DC—Sponsor Amendment by the DailyAccess Corporation

6.2	TIME AND MANNER OF DISTRIBUTION

6.2.1	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

6.2.2	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in Article VI, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in Section 2.3 of this amendment, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.2.2, other than Section 6.2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.2.2 and Section 2.3, unless Section 6.2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 6.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

6.2.3	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.3 and 6.4 of this amendment. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

6.3	REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

6.3.1	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

6.3.2	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

DC—Sponsor Amendment by the DailyAccess Corporation

6.4	REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

6.4.1	Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

6.4.2	Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. Except as provided in Section 2.3, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 6.4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.2.2(a), this Section 6.4.2 will apply as if the surviving spouse were the Participant.

6.5	DEFINITIONS

6.5.1	Designated beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

6.5.2	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

6.5.3	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

6.5.4	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

DC—Sponsor Amendment by the DailyAccess Corporation

6.5.5	Required beginning date. The date specified in the Plan when distributions under Section 401(a)(9) of the Internal Revenue Code are required to begin.

ARTICLE VII

DEEMED 125 COMPENSATION

If elected, this Article shall apply as of the effective date specified in Section 2.4 of this amendment. For purposes of any definition of compensation under this Plan that includes a reference to amounts under Section 125 of the Code, amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Except with respect to any election made by the employer in Article II, this amendment is hereby adopted by the prototype sponsor on behalf of all adopting employers on September 5, 2003.

Sponsor Name: DailyAccess Corporation (fka DailyAccess.Com, Inc.)

By:

NOTE: The employer only needs to execute this amendment if an election has been made in Article II of this amendment.

This amendment has been executed this                      day of                                     ,                         .

Name	of Plan:

Name	of Employer:

By:
For the EMPLOYER

Name of Participating Employer:

By:
For the PARTICIPATING EMPLOYER

DC—Sponsor Amendment by the DailyAccess Corporation

POST-EGTRRA AMENDMENT TO THE

DAILYACCESS.COM, INC.

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

SUMMARY OF MATERIAL MODIFICATIONS

DC—Sponsor Amendment by the DailyAccess Corporation

SUMMARY PLAN DESCRIPTION

MATERIAL MODIFICATIONS

I

INTRODUCTION

We have amended our DailyAccess.Com, Inc. Defined Contribution Prototype Plan and Trust as of the first day of the first plan year beginning after December 31, 2001. This is a summary of the most important changes made to the Plan. It is presented to you as an addition to the Summary Plan Description. A copy of the Plan, including this amendment, is available for your inspection. If there is any discrepancy between the terms of the Plan or the amendment itself and this summary of material modifications, the provisions of the Plan, as amended, will control.

If you have any questions about the amendment, please contact the Plan Administrator’s contact person noted in the plan’s Summary Plan Description.

II

SUMMARY OF CHANGES

Distributions

The Plan generally provides that if your interest in the Plan is $5,000 or less, then a distribution will made regardless of whether you or your spouse consent to the distribution. If your interest in the Plan exceeds $5,000, then your consent (and, if applicable, your spouse’s consent) is generally needed in order to make a distribution. The amendment made to the Plan provides that in determining whether your interest in the Plan exceeds $5,000, any amounts that you rolled over into this Plan will not be taken into account.

Catch-Up Contributions

If you are age 50 or older, then you may elect to defer additional amounts (called “catch-up contributions”) to the plan. The additional amounts may be deferred regardless of any other limitations on the amount that you may defer to the plan. The maximum “catch-up contribution” that you can make in 2003 is $2,000. This amount is increased by $1,000 in each year after 2003 up to 2006, when the maximum is $5,000. After 2006, the maximum may increase for cost-of-living adjustments.

Any “catch-up contributions” that you make will be taken into account in determining any Employer matching contribution made to the Plan.

If I die, when must the last payment be made to my beneficiary?

Your entire death benefit must generally be paid to your beneficiaries within five years after your death (the “5-year rule”). However, if your designated beneficiary is a person (instead of your estate or most trusts), then you or your beneficiary may elect to have distributions begin within one year of your death and be paid over the designated beneficiary’s life expectancy (the “1-year rule”). If your spouse is the beneficiary, then under the “1-year rule” the start of payments may be delayed until the year in which you would have attained age 70 1/2. The election to have death benefits distributed under the “1-year rule” instead of the “5-year rule” must be made no later than the time at which minimum distributions must commence under the “1-year rule” (or, in the case of a surviving spouse, the “5-year rule,” if earlier).

1

The Columbia Bank 401(k) Plan & Trust

AGREEMENT FOR PARTICIPANT DIRECTION OF INVESTMENT

The Plan Administrator of the The Columbia Bank 401(k) Plan & Trust (“Plan”) and the Trustee make this Agreement.

RECITALS

1.	Section 8.06 of the Plan permits the Plan Administrator with the Trustee’s consent to establish written procedures relating to Participant direction of investment.

2.	The Plan Administrator has determined it is advisable and in the best interests of the Plan participants and their beneficiaries to permit participant direction of investment by all Plan participants and their beneficiaries with respect to their account balances.

3.	The Plan Administrator and the Trustee execute this Agreement for the purpose of establishing a participant direction investment feature of the Plan that will satisfy the requirement of DOL Reg.§2550.404c-1.

4.	The Plan Administrator intends the Plan to be an ERISA §404(c) plan.

TERMS OF AGREEMENT

The Plan Administrator and the Trustee agree as follows:

1.	RESPONSIBILITIES OF PLAN ADMINISTRATOR.

(a)	To prepare the notice to participants required by DOL Reg. §2550-404c-1, informing participants of the 404(c) plan.

(b)	To distribute as soon as administratively feasible a copy of the notice to each participant and to each beneficiary entitled to benefits under the Plan.

(c)	To distribute a copy of the notice to each new participant who enters the Plan.

(d)	To prepare forms (or other media including, but not limited to, voice response units (VRU) and Internet websites) enabling participants to elect the investment alternatives they choose.

(e)	To update the participant notice and the election forms or other media from time to time as it deems appropriate or necessary.

(f)	To maintain a directed investment account for each participant to the extent each participant directs or is allowed to direct investments of his account.

(g)	To follow the investment directions of each participant according to the participant’s written or electronic directions. Notwithstanding this paragraph (b), the Plan Administrator will not execute any participant direction which the Plan Administrator or Trustee determine would result in a prohibited transaction, would violate the terms of the Plan or would jeopardize the qualified status of the Plan, would generate taxable income for the Plan or would cause the trustee to maintain indicia of ownership of any Plan assets outside the United States.

(h)	To obtain, as needed, the services of a third-party administrator or record-keeper to perform any or all of the responsibilities noted above.

2.	CONSENTS OF TRUSTEE.

(a)	To permit each Participant to direct the investment and re-investment of the assets comprising the Participant’s individual account.

(b)	To permit the establishment of written procedures by the Plan Administrator relating to Participant direction of investments including procedures and conditions for electronic transfers and for changes in investments by Participants.

3.	OTHER AGREEMENTS

(a)	The Plan Administrator and the Trustee intend that the Plan fiduciaries will not be liable for any loss a participant incurs as a direct and necessary consequence of the participant’s exercise of investment direction.

(b)	The Plan Administrator and the Trustee may amend this Agreement from time to time in writing.

The Plan Administrator and the Trustee execute this Agreement, this                          day of                      20                .

The Columbia Bank 401(k) Plan & Trust

By:
Plan Administrator

By:
Trustee

AMENDMENT TO THE

DAILYACCESS.COM, INC.

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

MANDATORY DISTRIBUTION AMENDMENT

(Code Section 401(a)(31)(B))

ARTICLE I

APPLICATION OF AMENDMENT

1.1	Effective Date. The provisions of this Amendment will apply with respect to distributions made on or after March 28, 2005.

1.2	Precedence. This Amendment supersedes any inconsistent provision of the Plan.

1.3	Adoption by Prototype Sponsor. Except as otherwise provided herein, pursuant to Section 5.01 of Revenue Procedure 2000-20, the sponsor hereby adopts this amendment on behalf of all adopting employers.

ARTICLE II

DEFAULT PROVISION: AUTOMATIC ROLLOVER

OF AMOUNTS OVER $1,000

The provisions of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, are modified, as follows:

Reduction of $5,000 threshold to $1,000. The $5,000 threshold in such provisions is reduced to $1,000 and the value of the Participant’s interest in the Plan for such purpose shall include any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

This amendment is hereby adopted by the prototype sponsor on behalf of all adopting employers on March 7, 2005.

Prototype Sponsor Name: DailyAccess Corporation (f/k/a DailyAccess.Com, Inc.)

By:
Director of Compliance